AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 7, 2006

     Registration  Statement  No.  333-131778

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              _____________________

                     POST EFFECTIVE AMENDMENT NO. 1
                                  FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              _____________________

                                 SPACEDEV, INC.
             (Exact name of registrant as specified in its charter)

     COLORADO                         3761                      84-1374613

(State  or  other       (Primary  standard  Industrial      (I.R.S.  Employer
jurisdiction  of         Classification  Code  Number)   Identification  Number)
incorporation  or
organization)
                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
                                 (858) 375-2000

               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                              _____________________
                               RICHARD B. SLANSKY
                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 SPACEDEV, INC.
                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
                                 (858) 375-2030
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              _____________________


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM  TIME  TO  TIME  AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
DETERMINED  BY  MARKET  CONDITIONS  AND  OTHER  FACTORS.

IF  ANY  OF  THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective of such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION
STATEMENT    AMENDMENT  FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, Dated ________, 2006

                                 SPACEDEV, INC.

                                   PROSPECTUS

                        12,140,280 shares of common stock

This prospectus relates to the sale of up to 12,140,280 shares of our common stock by the selling shareholders identified in this prospectus. The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

Our common stock is traded on the OTC Bulletin Board under the trading symbol "SPDV.OB," and the closing price of our common stock on May 31,2006 was $1.26 .

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF THESE RISKS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is June 7, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus  Summary                                                           5
Risk  Factors                                                                 7
Forward-Looking  Statements                                                  20
Use  of  Proceeds                                                            20
Acquisition  of  Securities  by  Selling  Shareholders                       21
Selling  Shareholders                                                        23
Management's  Discussion and Analysis of Financial Results of Operations     28
Information  Regarding  Business  of  SpaceDev                               45
Information  Regarding  Business  of  Starsys                                55
Management                                                                   59
Principal  Shareholders  and  Security  Ownership  of  Management            70
Description  of  Securities                                                  72
Legal  Matters                                                               77
Experts                                                                      77
Where  You  Can  Find  More  Information                                     78
Unaudited  Pro  Forma  Combined  Consolidated  Statements                    79
Index  to  Consolidated  Financial  Statements                              F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and are seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock. In this prospectus, "SpaceDev," "we," "us" and "our" refer to SpaceDev, Inc., a Colorado corporation, unless the context otherwise requires and references to the "combined company" refer to SpaceDev and Starsys Research Corporation, following the merger of the two companies which occurred on January 31, 2006.

                               PROSPECTUS SUMMARY
                               ------------------

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE BUYING SHARES IN THIS OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS BEFORE MAKING AN INVESTMENT DECISION ABOUT OUR COMPANY.

GENERAL

     SpaceDev is engaged in the conception, design, development, manufacture, integration and operation of space technology systems, products and services. SpaceDev is currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space, launch and human flight vehicles as well as associated engineering and technical services, which are provided primarily to government agencies, and specifically the Department of Defense. SpaceDev's products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nano-satellites, hybrid rocket-based launch vehicles, maneuvering and orbital transfer vehicles and safe sub-orbital and orbital hybrid rocket-based propulsion systems. Although SpaceDev believes there will be a commercial market for its microsatellite and nanosatellite products and services in the future, virtually all of its current work is for branches of the United States military. SpaceDev is also developing commercial hybrid rocket motors for use in small launch vehicles, targets and sounding rockets, and small, high-performance space vehicles and subsystems for commercial customers.

       Starsys Research Corporation was acquired by SpaceDev on January 31, 2006 in a tax-free forward triangular merger, renamed Starsys, Inc., and is now a wholly-owned subsidiary of SpaceDev. Starsys is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraining, deploying and actuating moving spacecraft components. Starsys manufactures a wide range of products that include bi-axis gimbals, flat plate gimbals, solar array pointing mechanisms, deployable booms, separation systems, thermal louvers, actuators, restraint devices and cover systems. Starsys' products are sold both as "off-the-shelf" catalog products, which represent previously qualified devices with spaceflight history, and as custom systems that are developed for specific applications. Starsys' products are typically sold directly to spacecraft manufacturers. Starsys' customer base is segregated into three major segments:
(1) domestic and international commercial spacecraft (communication and imaging satellites), (2) civil spacecraft (NASA) that are primarily scientific in nature and (3) defense spacecraft that support the United States' military capability. Starsys also offers products to non-space customers, including aerospace, maritime, and industrial customers.

     Our common stock trades on the OTC Bulletin Board under the trading symbol "SPDV.OB."

PRINCIPAL  EXECUTIVE  OFFICES

     SpaceDev's principal executive office is located at 13855 Stowe Drive, Poway, California 92064. SpaceDev's website can be accessed at http://www.spacedev.com. The information on SpaceDev's website is not a part of this prospectus.

                                  THE OFFERING

     This  prospectus  relates  to  the  following  shares:

OCTOBER  2005  PRIVATE  PLACEMENT

- 2,032,520 shares of common stock we sold to The Laurus Master Fund, Ltd. ("Laurus") at $1.23 per share pursuant to a securities purchase agreement we entered into in October 2005, which we refer to as the 2005 purchase agreement;

- 450,000 shares of common stock issued or issuable to Laurus and its assigns upon the exercise of warrants at an exercise price of $1.93 per share granted pursuant to the 2005 purchase agreement; JANUARY 2006 PRIVATE PLACEMENT

- 4,523,652 shares of common stock issued or issuable to a small syndicate of institutional investors or their assigns upon the conversion or redemption of shares of our Series D-1 Preferred Stock that we sold to the investors pursuant to a securities purchase agreement we entered into in January 2006, which we refer to as the 2006 purchase agreement;

-   1,475,678   shares   of   common   stock   issued   or   issuable   to   the
institutional investors and their assigns upon the exercise of warrants at an exercise price of $1.51 per share granted pursuant to the 2006 purchase agreement;

- 1,756,757 shares of common stock issued or issuable to the institutional investors and their assigns upon conversion or redemption
of  shares  of  Series   D-1 Preferred Stock which may be issued upon the
exercise of preferred stock unit warrants issued to the investors and their assigns that were granted pursuant to the 2006 purchase agreement.
Alternatively, such shares of common stock may be issued pursuant to our exercise of an additional investment option set forth in the 2006 purchase agreement;

- 573,078 shares of common stock issuable to the institutional investors and their assigns upon exercise of warrants which may be issued upon exercise of preferred stock unit warrants issued to the investors and their assigns that were granted pursuant to the 2006 purchase agreement;

- 1,192,886 shares of common stock that may be issued as dividends to the holders of the Series D-1 Preferred Stock for a period of three years from January 2006; and,

- 135,709 shares of common stock that may be issued by us upon conversion or redemption of shares of Series D-1 Preferred Stock that may be issued as liquidated damages for specified breaches of the registration rights agreement entered into among us and the investors, which we refer to as the registration rights agreement.

Each of the January 2006 private placement share amounts listed above have been increased by 30%, as required by the registration rights agreement.

                                  RISK FACTORS

     You should consider the following factors and other information in this prospectus relating to our business and prospects before deciding to invest in the securities. This investment involves a high degree of risk, and you should purchase the securities only if you can afford to lose the entire sum invested in these securities. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties, including those that are not yet identified or that we currently believe are immaterial, may also adversely affect our business, financial condition or operating results. You should also refer to the other information in this prospectus, including our consolidated financial statements and the related notes.

     The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.

RISKS  RELATED  TO  OUR  COMPANY

     SPACEDEV   AND  STARSYS  HAVE  EXPERIENCED  LOSSES  FROM  OPERATIONS  IN
PRIOR PERIODS AND HAVE BEEN REQUIRED TO SEEK ADDITIONAL FINANCING TO SUPPORT THEIR BUSINESSES.

     In prior years, both SpaceDev and Starsys have experienced operating losses and, in some periods, revenues from operations have not been sufficient to fund their respective operations. On a pro forma basis, the combined company would have had a net loss from operations of approximately $5.0 million for the year ended December 31, 2004 and $2.9 million for the year ended December 31, 2005, assuming the merger had occurred on January 1, 2004. The success of the combined company's business depends upon our ability to generate revenue from existing contracts, to execute programs cost-effectively, to attract and complete successfully additional government and commercial contracts, and additional financing. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with developing businesses, those historically encountered  by  us,  and  the  competitive  environment  in  which  we operate.

     IF WE ARE UNABLE TO RAISE CAPITAL, WE MAY BE UNABLE TO FUND OPERATING CASH SHORTFALLS AND FUTURE GROWTH OPPORTUNITIES.

     Our future capital requirements will depend upon many factors, including but not limited to sales and marketing efforts, the development of new products and services, the successful completion of existing projects, possible future strategic acquisitions, the progress of our research and development efforts, and the status of competitive products and services. As of March 31, 2006 and 2005, we had a working capital of $2,646,002, and $5,126,732, respectively, and an accumulated deficit of $14,710,427 and $14,846,800, respectively. As of those dates, we had $1,142,595 and $5,412,949, respectively, in cash and cash equivalents and $5,769,883 and $620,048, respectively, of accounts receivable, net of allowance for doubtful accounts.

     In the past, both SpaceDev and Starsys have relied upon cash from financing activities to fund part of the cash requirements of their respective businesses. We may need additional financing to fund our projected operations. Additional financing may not be available to us on acceptable terms, or at all. Any financing may cause additional dilution to existing shareholders. Any debt financing or other issuance of securities senior to common stock likely will include financial and other covenants that will restrict our operating flexibility and our ability to pay dividends to shareholders. SpaceDev has not paid dividends on its common stock in the past and does not anticipate paying dividends on its common stock in the foreseeable future.


     SOME OF OUR GOVERNMENT CONTRACTS ARE STAGED AND WE CANNOT GUARANTEE THAT ALL STAGES OF THE CONTRACTS WILL BE AWARDED TO US.

     Some of our government contracts are phased contracts in which the customer may determine to terminate the contract between phases for any reason. Accordingly, the entire contract amount may not be realized by us. In the event that subsequent phases of some of our government contracts, including but not limited to the Missile Defense Agency contract, are not awarded to us, it could have a material adverse effect on our financial position and results of operations.

     WE PROVIDE OUR PRODUCTS AND SERVICES PRIMARILY THROUGH FIXED-PRICE AND COST PLUS FIXED FEE CONTRACTS. STARSYS HAS EXPERIENCED SIGNIFICANT LOSSES ON FIXED-PRICE CONTRACTS. COST OVERRUNS MAY RESULT IN FURTHER LOSSES AND, IF SIGNIFICANT, COULD IMPAIR OUR LIQUIDITY POSITION.

     Under fixed-price contracts, our customers pay us for work performed and products shipped without adjustment for the costs we incur in the process. Therefore, we generally bear all or a significant portion of the risk of losses as a result of increased costs on these contracts. Starsys has experienced significant cost overruns on development projects under its fixed-price contracts, resulting in estimated losses on uncompleted contracts of $2.7 million for Starsys' fiscal 2004, and an additional $2.5 million for the twelve months ended December 31, 2005. As of December 31, 2005, based on a formal evaluation process, Starsys reserved approximately $1.5 million for potential risks on these remaining development projects. Fixed-price contracts may provide for sharing of unexpected costs incurred or savings realized within specified limits and may provide for adjustments in price depending on actual contract performance other than costs. We bear the entire risk of cost overruns in excess of the negotiated maximum amount of unexpected costs to be shared. Any significant overruns in the future could materially impair our liquidity and operations.

     Under cost plus fixed fee contracts, we are reimbursed for allowable incurred costs plus a fee, which may be fixed or variable. There is no guarantee as to the amount of fee we will be awarded under a cost plus fixed fee contract with a variable fee. The price on a cost plus fixed fee reimbursable contract is based on allowable costs incurred, but generally is subject to contract funding limitations. Therefore, we could bear the amount of costs in excess of the funding limitation specified in the contract, and we may not be able to recover those cost overruns.

     IF WE FAIL TO INTEGRATE OUR OPERATIONS EFFECTIVELY, THE COMBINATION OF SPACEDEV AND STARSYS WILL NOT REALIZE ALL THE POTENTIAL BENEFITS OF THE MERGER AND MAY BE COUNTER PRODUCTIVE.

     The integration of SpaceDev and Starsys is ongoing and may be time consuming and expensive and may disrupt the combined company's operations if it is not completed in a timely and efficient manner. If this integration effort is not successful, the combined company's results of operations could be harmed. In addition, the combined company may not achieve anticipated synergies or other benefits of the merger. The combined company may encounter difficulties, costs and delays involved in integrating their operations, including but not limited to the following:

- failure to successfully manage relationships with customers and other important relationships;

- failure of customers to accept new services or to continue using the products and services of the combined company;

- difficulties in successfully integrating the management teams and employees of the two companies;

-    potential  incompatibility  of  business  cultures;

- challenges encountered in managing larger, more geographically dispersed operations;

-    the  loss  of  key  employees;

- diversion of the attention of management from other ongoing business concerns;

-    potential  incompatibilities  of  processes, technologies and systems; and,

- potential difficulties integrating and harmonizing financial reporting systems.

     If the combined company's operations do not meet the expectations of existing customers of either company, these customers may reduce the amount of business or cease doing business with the combined company altogether, which would harm the results of operations and financial condition of the combined company.

     If the anticipated benefits of the merger are not realized or do not meet the expectations of financial or industry analysts, the market price of SpaceDev common stock may decline. This could occur if, among other reasons:

-    the  integration  of  the  two  companies  is  unsuccessful;

- the combined company does not achieve the expected benefits of the merger as quickly as anticipated or the costs of or operational difficulties arising from the merger are greater than anticipated;

-    the  combined  company's  financial  results  after  the   merger  are  not
     consistent with the expectations of management or financial or industry analysts;

- the anticipated operating and product synergies of the merger are not realized; or

- the combined company experiences the loss of significant customers or employees as a result of the merger.

     IF WE FAIL TO INTEGRATE STARSYS, INC., OUR NEW WHOLLY OWNED SUBSIDIARY, OUR CASH FLOW AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

     We recently acquired Starsys, Inc., as a subsidiary of SpaceDev. Starsys which was insolvent at the time of the merger and we have begun making post-acquisition cash investments into Starsys. As stated previously, SpaceDev and Starsys have experienced losses from operations in prior periods, requiring that we seek additional financing to support our businesses. Our operating plans assume revenue and cash growth from SpaceDev and Starsys. If we are unable to effectively integrate our new subsidiary, or if we are unable to create positive cash flow within SpaceDev or Starsys, our cash flow and operating results could be adversely affected.

     A SUBSTANTIAL PORTION OF OUR NET SALES ARE GENERATED FROM GOVERNMENT CONTRACTS, WHICH MAKES US SUSCEPTIBLE TO THE UNCERTAINTIES INHERENT IN THE GOVERNMENT BUDGETING PROCESS. IN ADDITION, MANY OF OUR CONTRACTS CAN BE TERMINATED BY THE CUSTOMER.

     Our concentration of government work makes us susceptible to government budget cuts and policy changes, which may impact the award of new contracts or future phases of existing contracts. Government budgets (both in general and as to space and defense projects) are subject to the prevailing political climate, which is subject to change at any time. Additionally, awarded contracts could be altered or terminated prior to the time we recognize our projected revenue. Many contracts are awarded in phases where future phases are not guaranteed to us. In addition, obtaining contracts and subcontracts from government agencies is challenging, and contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

- include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

- be subject to purchasing decisions of agencies that are subject to political influence;

-     contain  onerous  procurement  procedures;  and

-     be  subject  to  cancellation  if  government funding becomes unavailable.

     Securing government contracts can be a protracted process involving competitive bidding. In many cases, unsuccessful bidders may challenge contract awards, which can lead to increased costs, delays and possible loss of the contract for the winning bidder.

     SPACEDEV COMMON SHAREHOLDERS WILL EXPERIENCE DILUTION IF OUR PREFERRED STOCK IS CONVERTED OR OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED.

     As of May 1, 2006, SpaceDev is obligated to issue 9,776,177 shares of SpaceDev common stock if all of SpaceDev's outstanding warrants are exercised and shares of preferred stock converted. In addition, as of May 1, 2006, SpaceDev has outstanding stock options to purchase an aggregate of 11,012,142 shares of SpaceDev common stock, of which 10,312,142 are currently vested. The total number of shares, issuable upon the exercise or conversion of currently vested warrants, options and preferred stock (20,088,319 shares) represents approximately 70% of SpaceDev's issued and outstanding shares of common stock as of May 1, 2006.

     OUR  HISTORIC  SPACEDEV BUSINESS' LIMITED OPERATING HISTORY AND LACK
OF EXPERIENCE IN OUR NEW OR PROPOSED LINES OF BUSINESS MAKES IT DIFFICULT TO PREDICT OUR FUTURE PROSPECTS.

     We have a limited operating history and, as a result, our historical financial information is of limited value in projecting our future success in these markets. We launched our first microsatellite, CHIPSat, in January 2003 and, in June, September and October, 2004, our hybrid rocket technology was first utilized in connection with SpaceShipOne. We hope to sell an increasing percentage of our products and services in commercial markets, but virtually all of our historical work has been from government contracts and government-related work. We recently announced our intention to enter the launch services market by providing a microsat bus, integration services, and a launch vehicle as a package. We will be dependent on the performance of Space Exploration Technologies, a small company with limited operating history which has not yet had a successful launch, for our first launch vehicle. Our microsatellites, nanosatellites and launch services may not achieve market acceptance, and our future prospects are therefore difficult to evaluate.

     WE  MAY  NOT  SUCCESSFULLY  OR  TIMELY  DEVELOP  PRODUCTS.

     Many of our products and technologies are currently under various stages of development. Further development and testing of our products and technologies will be required to prove additional performance capability beyond current levels and to confirm commercial viability. Additionally, the final cost of development cannot be determined until development is complete. Our ongoing and future product development will depend, in part, on the ability to timely complete our projects within estimated cost parameters and ultimately deploy the product in a cost-effective manner. In addition, Starsys has contracted to execute development programs under fixed price contracts. Under these contracts, even if our costs begin to exceed the amount to be paid by the customer under the contract, we are required to complete the contract without receiving any additional payments from the customer. It is difficult to predict accurately the total cost of executing these programs. If the costs to complete these programs significantly exceed the payments from the customers under the contracts, our results of operations will be harmed.


     THE  MARKETPLACE  FOR  OUR  TECHNOLOGY  AND  PRODUCTS  IS  UNCERTAIN.

     The demand for our technology, products and services is uncertain and we may not obtain a sufficient market share to sustain our business or to increase profitability. Our business plan assumes that near-term revenues will be generated largely from government contracts for microsatellites and electromechanical systems for spacecraft with a long-term commercial market developing for private manned and unmanned space exploration. Microsatellites and commercial space exploration are still relatively new concepts, and it is difficult to predict accurately the ultimate size of the market. In addition, we are developing new product areas such as large deployable structures, solar array drives, slip rings and precision scanning assemblies for spacecraft. Many of our products and services are new and unproven, and the true level of customer demand is uncertain. Lack of significant market acceptance of our products and services, delays in such acceptance, or failure of our markets to develop or grow could negatively affect our business, financial condition, and results of operations.

       OUR OPERATING RESULTS COULD FLUCTUATE ON A QUARTERLY AND ANNUAL BASIS, WHICH COULD CAUSE OUR STOCK PRICE TO FLUCTUATE OR DECLINE.

     Our operating results may fluctuate from quarter-to-quarter and year-to-year for a variety of reasons, many of which are beyond our control. Factors that could affect our quarterly and annual operating results include those listed below as well as others listed in this "Risk Factors" section:

-     we  may  not  be  awarded  all  stages  of  existing  or future contracts;

- the timing of new technological advances and product announcements or introductions by us and our competitors;

-     changes  in  the  terms  of  our arrangements with customers or suppliers;

- our current reliance on a few customers for a significant portion of our net sales;

-     the  failure  of  our  key  suppliers  to  perform  as  expected;

- general political conditions that could affect spending for the products that we offer;

- delays or failures to satisfy our obligations under our contracts on a timely basis;

-     the  failure  of  our  products  to  successfully  launch  or  operate;

-     the  uncertain  market  for  our  technology  and  products;

- the availability and cost of raw materials and components for our products; and

-     the  potential  loss  of  key  personnel.

     As a result of these factors, period-to-period comparisons of our operating results may not be meaningful, and you should not rely on them as an indication of our future performance. In addition, our operating results may fall below the expectations of public market analysts or investors. In this event, our stock price could decline significantly.

     WE FACE SIGNIFICANT COMPETITION AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN WE DO.

     We face significant competition for our government and commercial contracts. Many of our competitors have greater resources than we do and may be able to devote greater resources than us to research and development and marketing. Given the sophistication inherent in our operations, larger competitors may have a significant advantage and may be able to more efficiently
adapt  and  implement  technological   advances.  In  addition,  larger   and
financially stronger corporations have advantages over us in obtaining space and defense contracts due to their superior marketing (lobbying) resources and the perception that they may be a better choice than smaller companies for mission-critical projects because of the higher likelihood that they will be able to continue in business for the necessary future period. Furthermore, it is possible that other domestic or foreign companies or governments, some with greater experience in the space industry and many with greater financial resources than we possess, could seek to produce products or services that compete with our products or services, including new mechanisms and electromechanical subsystems using new technology which could render our products less viable. Some of our foreign competitors currently benefit from, and others may benefit in the future from, subsidies from or other protective measures implemented by their home countries.

     OUR  PRODUCTS  AND  SERVICES  MAY  NOT  FUNCTION  WELL UNDER CERTAIN
CONDITIONS.

     Most of our products are technologically advanced and tested, but sometimes are not space qualified for performance under demanding operating conditions. Our products may not be successfully launched or operated, or perform as intended. Like most organizations that have launched satellite programs, we have experienced and in the future will likely experience some product and service failures, cost overruns, schedule delays, and other problems in connection with our products. Our products and services are and will continue to be subject to significant technological change and innovation. Our success will generally depend on our ability to continue to conceive, design, manufacture and market new products and services on a cost-effective and timely basis. We anticipate that we will incur significant expenses in the design and initial manufacture and marketing of new products and services.

     LAUNCH  FAILURES  COULD  HAVE  SERIOUS  ADVERSE  EFFECTS  ON  OUR BUSINESS.

     Launch failures or delays of our microsatellites could have serious adverse effects on our business. Microsatellite launches are subject to significant risks, the realization of which can cause disabling damage to or total loss of a microsatellite as well as damage to our reputation among actual and potential customers. Delays in the launch could also adversely affect our net sales. Delays could be caused by a number of factors, including:

- designing, constructing, integrating, or testing the microsatellite, microsatellite components, or related ground systems;

- delays in receiving the license necessary to operate the microsatellite systems;

-     delays  in  obtaining  the  customer's  payload;

-     delays  related  to  the  launch  vehicle;

-     weather;  and

-     other  events  beyond  our  control.

     Delays and the perception of potential delay could negatively affect our marketing efforts and limit our ability to obtain new contracts and projects.


     OUR U.S. GOVERNMENT CONTRACTS ARE SUBJECT TO AUDITS THAT COULD RESULT IN A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS IF A MATERIAL ADJUSTMENT IS REQUIRED.

     The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by the Defense Contract Audit Agency, by other agencies of the U.S. government or prime contractors. These entities have the right to audit our cost estimates and/or allowable cost allocations with respect to certain contracts. From time to time we may in the future be required to make adjustments and reimbursements as a result of these audits. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management attention. Also, an adverse finding in any such audit, inquiry or investigation could involve contract termination, suspension, fines, injunctions or other sanctions.

     OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN OUR KEY PERSONNEL. THE JANUARY 2006 IMPLEMENTATION OF FAS 123(R) AND THE RELATED DECEMBER 2005 ACCELERATION OF VESTING ALL OUTSTANDING STOCK OPTIONS REDUCED THE EFFECTIVENESS OF THE STOCK OPTIONS AS A RETENTION DEVICE.

     Our success will be dependent upon the efforts of key members of our management and engineering team, including our chairman and chief technology officer, James W. Benson, our chief executive officer and vice-chairman, Mark N. Sirangelo, our president and chief financial officer, Richard B. Slansky, our vice president of engineering, Frank Macklin, our vice president of programs and new business development, Randall K. Simpson, the managing director of SpaceDev, Scott Tibbitts, the president of Starsys, Inc. Robert
Vacek, and certain other SpaceDev personnel. The loss of any of these persons, or other key employees, including personnel with security clearances required for classified work and highly skilled technicians and engineers, could have a material adverse effect on us. Our future success is likely to depend substantially on our continued ability to attract and retain highly qualified personnel. The competition for such personnel is intense, and our inability to attract and retain such personnel could have a material adverse effect on us. At this time we do not maintain key man life insurance on any of our key personnel.

     One device we have historically used to enhance our ability to retain and incentivize key personnel is the grant of stock options which are subject to vesting. If the employee leaves us before the vesting period has been completed, he must forfeit a portion of the stock options. In December 2005, in order to avoid adverse financial reporting effects in future years under FAS 123(R), a new accounting standard, we eliminated all future vesting requirements on all of our 8,031,036 stock options then outstanding in the hands of employees, officers, and directors.

     OUR GROWTH MAY NOT BE MANAGEABLE AND OUR BUSINESS COULD SUFFER AS A RESULT.

     Even if we are successful in obtaining new business, failure to manage the growth could adversely affect our operations. We may experience extended periods of very rapid growth, which could place a significant strain on our management, operating, financial and other resources. Our future performance will depend in part on our ability to manage growth effectively. We must develop management information systems, including operating, financial, and accounting systems, improve project management systems and processes and expand, train, and manage our workforce to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

     WE MAY NOT ADDRESS SUCCESSFULLY THE PROBLEMS ENCOUNTERED IN CONNECTION WITH ANY POTENTIAL FUTURE ACQUISITIONS.

     We expect to consider opportunities to acquire or make investments in other technologies, products and businesses that could enhance our capabilities, complement our current products or expand the breadth of our markets or customer base. We have limited experience in acquiring other businesses and technologies; the Starsys acquisition was our first major acquisition. Potential and completed acquisitions and strategic investments involve numerous risks, including:

- problems assimilating the purchased technologies, products or business operations;

-     problems maintaining uniform standards, procedures, controls and policies;

-     unanticipated  costs  associated  with  the  acquisition;

-     diversion  of  management's  attention  from  our  core  business;

- adverse effects on existing business relationships with suppliers and customers;

- risks associated with entering new markets in which we have no or limited prior experience;

-     potential  loss  of  key  employees  of  acquired  businesses;  and

- increased legal and accounting costs as a result of the newly adopted rules and regulations related to the Sarbanes-Oxley Act of 2002.

     IF  OUR  KEY  SUPPLIERS  FAIL TO PERFORM AS EXPECTED, OUR REPUTATION MAY BE
DAMAGED. WE MAY EXPERIENCE DELAYS, LOSE CUSTOMERS AND EXPERIENCE DECLINES IN REVENUES, PROFITABILITY, AND CASH FLOW.

     We purchase a significant percentage of our product components and subassemblies from third parties . If our subcontractors fail to perform as expected or encounter financial difficulties, we may have difficulty replacing them or identifying qualified replacements in a timely or cost effective manner. As a result, we may experience performance delays that could result in additional program costs, contract termination for default or damage to our customer relationships which may cause our revenues, profitability and cash flow to decline. In addition, negative publicity from any failure of one of our products or sub-systems as a result of a supplier failure could damage our reputation and prevent us from winning new contracts.

     OUR  LIMITED  INSURANCE MAY NOT COVER ALL RISKS INHERENT IN OUR OPERATIONS.

     We may find it difficult to insure certain risks involved in our operations, including our launch vehicle and satellite operations, accidental damage to high value customer hardware during the manufacturing process and damages to customer spacecraft caused by our products not working to specification. Insurance market conditions or factors outside of our control at the time insurance is purchased could cause premiums to be significantly higher than current estimates. Additionally, the U.S. Department of State has published regulations which could significantly affect the ability of brokers and underwriters to place insurance for certain launches. These factors could cause other terms to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. Furthermore, proceeds from insurance may not be sufficient to cover losses.

     SEVERAL YEARS OF LOW DEMAND AND OVERCAPACITY IN THE COMMERCIAL SATELLITE MARKET HAVE RESULTED IN SLOW GROWTH IN DEMAND FOR SPACE PRODUCTS.

     The commercial satellite market has experienced pricing pressures due to excess capacity in the telecommunications industry and weakened demand over the past several years. Satellite demand, and thus subsystem and component orders, have also been impacted by the business difficulties encountered by the commercial satellite services industry. This has resulted in a reduction in the total market size in the near term. While the market appears to be making a recovery, growth in the demand for our products may be limited.

     OUR COMPETITIVE POSITION WILL BE SERIOUSLY DAMAGED IF WE CANNOT PROTECT INTELLECTUAL PROPERTY RIGHTS IN OUR TECHNOLOGY.

     Our success, in part, depends on our ability to obtain and enforce intellectual property protection for our technology. We rely on a combination of patents, trade secrets and contracts to establish and protect our proprietary rights in our technology. However, we may not be able to prevent misappropriation of our intellectual property, and the agreements we enter into may not be enforceable. In addition, effective intellectual property protection may be unavailable or limited in some foreign countries.

     There is no guarantee any patent will be issued on any patent application that we have filed or may file. Further, any patent that we may obtain will expire, and it is possible that it may be challenged, invalidated or circumvented. If we do not secure and maintain patent protection for our technology and products, our competitive position will be significantly harmed because it will be much easier for competitors to sell products similar to ours. Alternatively, a competitor may independently develop or patent technologies that are substantially equivalent to or superior to our technology. In addition, it is possible that any patent that we may obtain may not provide adequate protection and our competitive position could be significantly harmed.

     As we expand our product line or develop new uses for our products, these products or uses may be outside the scope of our current patent applications, issued patents, and other intellectual property rights. In addition, if we develop new products or enhancements to existing products, there is no guarantee that we will be able to obtain patents to protect them. Even if we do receive patents for our existing or new products, these patents may not provide meaningful protection. In some countries outside of the United States, effective patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for violations of patents. As a result, protecting intellectual property in these countries is difficult and our competitors may successfully sell products in those countries that have functions and features that infringe on our intellectual property.

     We may initiate claims or litigation against third parties in the future for infringement of our proprietary rights or to determine the scope and validity of our proprietary rights or the proprietary rights of competitors. These claims could result in costly litigation and divert the efforts of our technical and management personnel. As a result, our operating results could suffer and our financial condition could be harmed, regardless of the outcome of the case.

     CLAIMS BY OTHER COMPANIES THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY OR THAT PATENTS ON WHICH WE RELY ARE INVALID COULD ADVERSELY AFFECT OUR BUSINESS.

     From time to time, companies may assert patent, copyright and other intellectual proprietary rights against our products or products using our technologies or other technologies used in our industry. These claims may result in our involvement in litigation. We may not prevail in such litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If any of our products were found to infringe on another company's intellectual property rights, we could be required to redesign our products or license such rights and/or pay damages or other compensation to such other company. If we were unable to redesign our products or license such intellectual property rights used in our products, we could be prohibited from making and selling such products.

     Other companies or entities also may commence actions seeking to establish the invalidity of our patents. In the event that one or more of our patents are challenged, a court may invalidate the patent or determine that the patent is not enforceable, which could harm our competitive position. If any of our key patents are invalidated, or if the scope of the claims in any of these patents is limited by court decision, we could be prevented from licensing the invalidated or limited portion of such patents. Even if such a patent challenge is not successful, it could be expensive and time consuming to address, divert management attention from our business and harm our reputation.

     WE  ARE  SUBJECT  TO  SUBSTANTIAL REGULATION, SOME OF WHICH PROHIBITS US
FROM  SELLIING  INTERNATIONALLY.  ANY   FAILURE   TO  COMPLY  WITH  EXISTING
REGULATIONS, OR INCREASED LEVELS OF REGULATION, COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Our  business  activities  are subject to substantial regulation by various agencies and departments of the United States government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the U.S. Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information complies with the Export Administration Regulations and the International Traffic in Arms Regulations or, "ITAR." Exports of our products, services and technical information require either Technical Assistance Agreements, manufacturing license agreements or licenses from the U.S. Department of State depending on the level of technology being transferred. This includes recently published regulations restricting the ability of U.S.-based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce.
Failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation.

     In addition, the space industry has specific regulations with which we must comply. Command and telemetry frequency assignments for space missions are regulated internationally by the International Telecommunications Union, which we refer to as the ITU. In the United States, the Federal Communications Commission, which we refer to as the FCC, and the National Telecommunications Information Agency, which we refer to as NTIA, regulate command and telemetry frequency assignments. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the U.S. Air Force. In addition, all commercial space launches that we would perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the FCC and NTIA obtain these approvals from the ITU. These regulations have been in place for a number of years to cover the large number of non-government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that we would perform would be subject to these regulations.

     We are also subject to laws and regulations regulating the formation, administration and performance of, and accounting for, U.S. government contracts. With respect to such contracts, any failure to comply with applicable laws could result in contract termination, price or fee reductions, penalties, suspension or debarment from contracting with the U.S. government. We are also required to obtain permits, licenses, and other authorizations under federal, state, local and foreign laws and regulations relating to the environment. Our failure to comply with applicable law or government regulations, including any of the above-mentioned regulations, could have serious adverse effects on our business.

     SPACEDEV'S STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR
COMMON  STOCK.

     The market prices of securities of technology-based companies like ours particularly in industries (also like ours) where substantial value is ascribed to a hope for future increase in the size of the total market, are often highly volatile. The market price of SpaceDev common stock has fluctuated significantly in the past. Our market price may continue to exhibit significant fluctuations in response to a variety of factors, many of which are beyond our control, including:

-     deviations  in  our  results  of  operations  from  estimates;

-     changes  in  estimates  of  our  financial  performance;

- changes in our markets, including decreased government spending or the entry of new competitors;

- our inability to obtain financing necessary to operate our business and consummate the merger;

-    changes  in  technology;

-    potential  loss  of  key  personnel;

-    short  selling;

-    changes  in market valuations of similar companies and stock market price;

-    the  Starsys merger;  and

- volume fluctuations generally, including re-sales by former Starsys stockholders or by Laurus .

     OUR NET OPERATING LOSS CARRYFORWARDS MAY BE SUBJECT TO AN ANNUAL LIMITATION ON THEIR UTILIZATION, WHICH MAY INCREASE OUR TAXES AND DECREASE NET INCOME AND CASH FLOWS.

     We had a net deferred tax asset of approximately $2,484,000 and $2,075,000 at March 31, 2006 and 2005, respectively, which consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of deferred gain on sale of building and research and development credits. Deferred income taxes represent temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased from $2,075,000 at March 31, 2005 to $2,484,000 at March 31, 2006.

     We had federal and state tax net operating loss and capital loss carryforwards of approximately $4,214,000 and $2,316,000 at March 31, 2006 and 2005, respectively. The federal tax loss carryforwards will expire in 2023 and the state tax loss carryforwards will expire in 2013, unless previously utilized.

     CHANGES IN STOCK OPTION ACCOUNTING RULES MAY ADVERSELY AFFECT OUR REPORTED OPERATING RESULTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OUR STOCK PRICE AND OUR EFFORTS IN RECRUITING ADDITIONAL EMPLOYEES.

     Technology companies, in general, and our company in particular, depend upon and use broad based employee stock option programs to hire, incent and retain employees in a competitive marketplace. Through fiscal 2005, we did not recognize compensation expense for stock options issued to employees or directors, except in limited cases involving modifications of stock options, and we instead disclosed in the notes to our financial statements information about what such charges would be if they were expensed. An accounting standard setting body has adopted a new accounting standard that will require us to record equity-based compensation expense for stock options and employee stock purchase plan rights granted to employees based on the fair value of the equity instrument at the time of grant. We are now recording these expenses beginning with the first quarter of 2006. The change in accounting rules will lead to a decrease in reported earnings, if we have earnings, or an increased loss, if we do not have earnings. This may negatively impact our future stock price. In addition, this change in accounting rules could impact our ability to utilize broad based employee stock plans to reward employees and could result in a competitive disadvantage to us in the employee marketplace.

     THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK GIVES A FEW INDIVIDUALS SIGNIFICANT CONTROL OVER IMPORTANT POLICY DECISIONS AND COULD DELAY OR PREVENT CHANGES IN CONTROL.

     As of May 1, 2006, our executive officers and directors together beneficially owned approximately 50.27% of the issued and outstanding shares of our common stock. As a result, these persons could have the ability to exert significant influence over matters concerning us, including the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving us. In addition, through control of the board of directors and voting power, our officers and directors may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our shareholders. A perception in the investment community of an anti-takeover environment at our company could cause investors to value our stock lower than in the absence of such a perception.

     WE HAVE NOT PAID DIVIDENDS ON OUR COMMON STOCK IN THE PAST AND DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

     We have not paid common stock dividends since our inception and do not anticipate paying dividends in the foreseeable future. Our current business plan provides for the reinvestment of earnings in an effort to complete development of our technologies and products, with the goal of increasing sales and long-term profitability and value. In addition, the revolving credit facility with Laurus Master Fund Ltd. and the terms of our preferred stock currently restrict, and any other credit or borrowing arrangements that we may enter into may in the future restrict or limit, our ability to pay common stock dividends to our shareholders.

  OUR EXPANSION INTO OTHER NEW LINES OF BUSINESS MAY DIVERT MANAGEMENT'S ATTENTION FROM OUR EXISTING OPERATIONS AND PROVE TO BE TOO COSTLY.

     Our current business plan contemplates the migration of SpaceDev's technology from projects into products for microsatellites and hybrid rocket motors over the next several years. In the meantime, we are investigating other applications of our technology and other markets for our technologies and prospective products. Our expansion into new lines of business may be difficult for us to manage because they may involve different disciplines and require different expertise than our core business. Consequently, this expansion may divert management's time and attention away from our core business, and we may need to incur significant expenses in order to develop the expertise, and reputation we desire. Any revenues generated by new lines of business may not be significant enough to offset the expenditures required to enter such business, or provide the anticipated return on investment.

     SPACEDEV COMMON SHAREHOLDERS WILL EXPERIENCE DILUTION IF OUR PREFERRED STOCK IS CONVERTED OR OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED.

     As of May 1, 2006, SpaceDev is obligated to issue 9,776,177 shares of SpaceDev common stock if all of SpaceDev's outstanding warrants are exercised and shares of preferred stock converted. In addition, as of May 1, 2006, SpaceDev has outstanding stock options to purchase an aggregate of

11,012,142 shares of SpaceDev common stock, of which 10,312,142 are currently vested . The total number of shares, issuable upon the exercise of currently vested warrants, options and preferred stock (20,088,319 shares) represents approximately 70% of SpaceDev's issued and outstanding shares of common stock as of May 1, 2006.

     FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS THE PRICE OF THE COMMON STOCK.

     Sales by SpaceDev's current and future shareholders of a substantial number of shares, including sales by the Starsys shareholders following the merger, or the expectation that such sales may occur, could significantly reduce the market price of our common stock. As described in the immediately preceding risk factor, SpaceDev has a significant number of shares that are issuable upon exercise of options and warrants or upon conversion of shares of preferred stock. All of these shares are either registered with the SEC and may be sold without restriction (except for volume limitations applicable to our officers, directors and significant shareholders with respect to their option shares, and contractual lockup restrictions obtained from some of the Starsys shareholders) or have registration rights requiring us to register these shares with the SEC. In the future, we may issue additional shares of common stock, convertible securities, options and warrants.

     CHANGES IN STOCK OPTION ACCOUNTING RULES MAY ADVERSELY AFFECT OUR REPORTED OPERATING RESULTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OUR STOCK PRICE AND OUR EFFORTS IN RECRUITING ADDITIONAL EMPLOYEES.

     Technology companies, in general, and our company in particular, depend upon and use broad based employee stock option programs to hire, incentivize and retain employees in a competitive marketplace. Currently, we do not recognize compensation expense for stock options issued to employees or directors, except in limited cases involving modifications of stock options, and we instead disclose in the notes to our financial statements information about what such charges would be if they were expensed. An accounting standard setting body has recently adopted a new accounting standard that will require us to record equity-based compensation expense for stock options and employee stock purchase plan rights granted to employees based on the fair value of the equity instrument at the time of grant. We are required to record these expenses beginning with the first quarter of the year ending December 31, 2006. The change in accounting rules will lead to a decrease in reported earnings, if we have earnings, or an increased loss, if we do not have earnings. This may negatively impact our future stock price. In addition, this change in accounting rules could impact our ability to utilize broad based employee stock plans to reward employees and could result in a competitive disadvantage to us in the employee marketplace.

     WE ARE SUBJECT TO NEW CORPORATE GOVERNANCE AND INTERNAL CONTROL REPORTING REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS COULD ADVERSELY AFFECT OUR BUSINESS.

     We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC, the Public Company Accounting Oversight Board and and any stock exchange on which our stock may be listed in the future . These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. In particular, we will be required to include management and independent registered public accounting firm reports on internal controls as part of our annual report for the year ending December 31, 2007 pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of evaluating our control structure and processes to help ensure that we will be able to comply with Section 404 of the Sarbanes-Oxley Act. We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

     THE  TERMS  OF  OUR  OUTSTANDING  SHARES OF PREFERRED STOCK, AND ANY
SHARES OF PREFERRED STOCK ISSUED IN THE FUTURE, MAY REDUCE THE VALUE OF YOUR COMMON STOCK.

  We are is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. We currently have 248,460 outstanding shares of its Series C Convertible Preferred Stock and 5,150 shares of its Series D-1 Preferred Stock. Our board of directors may determine the terms of future preferred stock offerings without further action by our shareholders. If we issue additional preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. Our Series C Preferred Stock and Series
D-1 Preferred Stock rank senior to our common stock with respect to dividends and liquidation and have other important preferred rights .

     BECAUSE SPACEDEV COMMON STOCK IS SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN SPACEDEV SECURITIES MAY BE ADVERSELY AFFECTED.

     Transactions in SpaceDev common stock are currently subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend SpaceDev securities to persons other than institutional accredited investors must:

-     make  a  special  written  suitability  determination  for  the purchaser;

-     receive  the purchaser's written agreement to a transaction prior to sale;

- provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

- obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

     As a result of these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in SpaceDev securities may be adversely affected. As a result, the market price of SpaceDev securities may be depressed, and you may find it more difficult to sell our securities.


RISKS  RELATED  TO  THE  MERGER  WITH  STARSYS  RESEARCH  CORPORATION

     IF SPACEDEV AND STARSYS FAIL TO INTEGRATE THEIR OPERATIONS EFFECTIVELY, THE COMBINED COMPANY WILL NOT REALIZE ALL THE POTENTIAL BENEFITS OF THE MERGER.

     The integration of SpaceDev and Starsys is ongoing and may be time consuming and expensive and may disrupt the combined company's operations if it is not completed in a timely and efficient manner. If this integration effort is not successful, the combined company's results of operations could be harmed, employee morale could decline, key employees could leave, customers could cancel existing orders or choose not to place new ones and the combined company could have difficulty entering into new contracts with customers and complying with regulatory requirements. In addition, the combined company may not achieve anticipated synergies or other benefits of the merger. The combined company may encounter difficulties, costs and delays involved in integrating their operations, including the following:

- failure to successfully manage relationships with customers and other important relationships;

- failure of customers to accept new services or to continue using the products and services of the combined company;

-     difficulties  in  successfully  integrating  the   management   teams  and
employees  of  the  two  companies;

- challenges encountered in managing larger, more geographically dispersed operations;

-     the  loss  of  key  employees;

- diversion of the attention of management from other ongoing business concerns;

-     potential  incompatibilities  of  technologies  and  systems;

- potential difficulties integrating and harmonizing financial reporting systems; and

-     potential  incompatibility  of  business  cultures.

     If the combined company's operations do not meet the expectations of existing customers of either company, these customers may reduce the amount of business or cease doing business with the combined company altogether, which would harm the results of operations and financial condition of the combined company.

     If the anticipated benefits of the merger are not realized or do not meet the expectations of financial or industry analysts, the market price of SpaceDev common stock may decline. This could occur if, among other reasons:

-     the  integration  of  the  two  companies  is  unsuccessful;

- the combined company does not achieve the expected benefits of the merger as quickly as anticipated or the costs of or operational difficulties arising from the merger are greater than anticipated;

- the combined company's financial results after the merger are not consistent with the expectations of management or financial or industry analysts;

- the anticipated operating and product synergies of the merger are not realized; or

- the combined company experiences the loss of significant customers or employees as a result of the merger.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," or "should" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" and other sections of this prospectus, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling shareholders. We will pay the costs of registering those shares. We will receive no proceeds from the sale of shares of common stock in this offering, although we may receive up to an additional $4.45 million in gross cash proceeds upon the exercise of the warrants, the preferred stock warrants, and the warrants included as part of the units to be issued upon the exercise of the preferred stock warrants or the additional investment option, as described in this prospectus. Any such proceeds we may receive are not allocated for a specific purpose, and will be used for general corporate and working capital purposes.

                ACQUISITION OF SECURITIES BY SELLING SHAREHOLDERS

OCTOBER  2005  PRIVATE  PLACEMENT

     On October 31, 2005, we entered into a Securities Purchase Agreement, which we refer to as the 2005 purchase agreement, with Laurus Master Fund, Ltd. pursuant to which we issued and sold 2,032,520 shares of our common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. The price per share represented 80% of the 20-day volume weighted average price of our common stock through October 28, 2005. We also issued to Laurus a warrant to purchase up to 450,000 shares at $1.93 per share. The warrant is exercisable from October 31, 2005 until October 31, 2010.

JANUARY  2006  PRIVATE  PLACEMENT

     On January 11, 2006, we entered into a Securities Purchase Agreement, which we refer to as the 2006 purchase agreement, with a limited number of institutional accredited investors, led by Omicron Capital and also including Laurus. On January 13, 2006, we issued and sold to these investors 5,150 shares of our Series D-1 Amortizing Convertible Perpetual Preferred Stock, par value $0.0001 per share, which we refer to as Series D-1 Preferred Stock, under the 2006 purchase agreement for an aggregate purchase price of $5,150,000, or $1,000 per share. We also issued various warrants to these investors under the 2006 purchase agreement, as described below.

     Series D-1 Preferred Stock. The 2006 purchase agreement contemplates the authorization and issuance by SpaceDev of numerous series of preferred stock, all of which are substantially similar to the Series D-1 Preferred Stock. We refer to each series individually as Series D-X Preferred Stock, where X represents a sequential number, and generically as Series D Preferred Stock. The relative rights, preferences, limitations and other terms of the series of Series D-1 Preferred Stock are described below under the caption "Description of Capital Stock - Series D-1 Preferred Stock" below.

     Additional Investment Option. Under the 2006 purchase agreement, from February 15, 2006, which we refer to as the effective date, until the one-year anniversary of that date, if (1) on any trading day during such period the volume weighted average price of our common stock for each of the 20 trading days immediately prior to such date exceeds $1.63 and (2) the average daily trading volume of our common stock exceeds $100,000 on each of those days, then we have the option, subject to a number of additional conditions, to sell to the investors up to 2,000 "units" for an aggregate purchase price of up to $2,000,000 (or a lesser amount to the extent the preferred stock warrants issued at the initial closing of the financing, which are described below, have been exercised to purchase these units). Each "unit" consists of one share of Series D Preferred Stock and a common stock warrant, which common stock warrants entitle the holders to purchase up to an aggregate of 440,829 shares of our common stock at an exercise price of $1.51 and otherwise have the same terms as the warrants described in the following paragraph. We refer to this option as the additional investment option.

     Common Stock Warrants. Certain warrants that we issued to the investors at the closing entitle the investors to purchase up to an aggregate of 1,135,138 shares of our common stock at an exercise price of $1.51 per share. The warrants are exercisable for five years following the date of grant. The warrants feature a net exercise provision, which enables the holder to choose to exercise the warrant without paying cash by surrendering shares subject to the warrant with a market value equal to the exercise price. However, this right is available only if a registration statement or prospectus covering the shares subject to the warrant is not available at any time after one year from the date of grant. The warrants also have anti-dilution provisions reducing the warrant exercise price if we issue equity securities (other than in specified exempt transactions) at an effective price below the warrant exercise price to such lower exercise price. We refer to these warrants as the common stock warrants.

     Preferred Stock Unit Warrants. We also issued certain other warrants to the investors at the closing, which we refer to as the preferred stock unit warrants. These warrants entitle the holder to purchase an aggregate number of 2,000 "units," which are identical to the "units" described above, at an exercise price of $1,000 per unit. The preferred stock unit warrants are exercisable from the effective date until the one-year anniversary of that date. If any units subject to the preferred stock unit warrants remain unsold after (1) their expiration date and (2) the exercise of the additional investment option described in the preceding paragraph, if applicable, and any holder of a preferred stock unit warrant issued in the financing has exercised the warrant in full, then the preferred stock unit warrant grants that holder the right to purchase a proportionate share of the unsold units.

     Prior Relationships with Investors. Laurus Master Fund, Ltd. is the investor under the 2005 purchase agreement and is one of the investors participating in the January 2006 private placement. We issued and sold to Laurus 2,032,520 shares of our common stock and a warrant to purchase an additional 450,000 shares of our common stock on October 31, 2005, as described above under the caption "October 2005 Private Placement." In addition, we have also entered into the following transactions with Laurus:

- On August 25, 2004, we issued and sold to Laurus 250,000 shares of our Series C Cumulative Convertible Preferred Stock, par value $0.001, which we refer to as the Series C Preferred Stock, and a warrant to purchase up to 487,000 shares of common stock, as described in the Form 8-K filed with the SEC on August 30, 2004.

- On June 3, 2003, we entered into a secured revolving credit facility with Laurus and issued warrants to Laurus to purchase up to an aggregate of 200,000 shares of our common stock, as described in the Form 8-K filed with the SEC on July 18, 2003. The facility will expire on June 3, 2006.

- In June 2004, we issued warrants to acquire 50,000 shares of our common stock to Laurus in connection with the revolving credit facility. These warrants were exercised in April 2005 at an exercise price of approximately $1.06 per share.

- In August 2004, we issued warrants to acquire an additional 50,000 shares of common stock to Laurus at an exercise price per share equal to $1.93 per share in connection with the revolving credit facility. In connection with the January 2006 private placement, Laurus consented to and waived certain preemptive and other rights under the SpaceDev Series C Preferred Stock, the aforementioned agreements and certain related agreements in respect of the authorization and issuance of one or more series of Series D Preferred Stock and the other transactions described herein, and certain other transactions. SpaceDev paid Laurus Capital Management, L.L.C., the manager of Laurus, $87,000 in connection with Laurus' delivery of the consent and $1,000 to Laurus' counsel for their related fees.

                              SELLING SHAREHOLDERS

     The term "selling shareholder" includes the shareholders listed below and their transferees, pledges, donees or other successors.

     We are registering for resale certain shares of our common stock. The following table presents information regarding the selling shareholders as of May 31, 2006, on which date 28,815,109 shares of common stock were outstanding. This information is based upon information provided by the selling shareholders. The selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date as of which they provided the information. Except as described above under "Acquisition of Shares by Selling Shareholders" or as provided below, none of the selling shareholders nor any of its affiliates, if any, has held a position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. None of the selling shareholders is, or is affiliated with, a registered broker-dealer.


                              Maximum Shares Offered Hereby
                                         Number
                                       12,140,280


-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                      Total Shares of Common
Name Of                            Maximum Shares    Stock Beneficially Owned      Total Shares of Common Stock
Selling                            Offered Hereby      Before Offering (1)       Beneficially Owned After Offering
Shareholder                          Number           Number       Percentage      Number            Percentage
------------------------      ---  --------------    -------------------------   ---------------------------------

Laurus Master Fund, Ltd.      (2)    7,920,868        3,152,749 (3)   9.99% (3)       1,813,136          4.99% (3)


Omicron Master Trust          (4)    1,875,293        1,244,087       4.19%                   -              *

The Tail Wind Fund, Ltd.      (5)    1,125,177          746,453       2.56%                   -              *

Bristol Investment Fund Ltd.  (6)      750,119          497,636       1.72%                   -              *

Nite Capital, LP              (7)      468,823          311,022       1.08%                   -              *
------------------------      ---  --------------    -------------------------   ---------------------------------
Total                               12,140,280        5,951,947                    1,813,136
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------



(1) Beneficial ownership calculations exclude an amount equal to 30% of each of the shares numbers set forth in the column entitled "Maximum Shares Offered Hereby" that are underlying the Series D-1 Preferred Stock and warrants issued in the January 2006 private placement or may otherwise be issued pursuant to the agreements and instruments executed in connection with the January 2006 private placement. As discussed in the following footnotes, the number of shares set forth in the column "Maximum Shares Offered Hereby" that are underlying shares of Series D-1 Preferred Stock and warrants issued in the January 2006 private placement have been increased by 30% as required under the 2006 registration rights agreement.

(2) Laurus Master Fund, Ltd. is managed by Laurus Capital Management, LLC. Eugene Grin and David Grin, through other entities, are the controlling principals of Laurus Capital Management, LLC and share sole voting and investment power over the securities owned by Laurus Master Fund, Ltd. The shares set forth in the first column include (A) 2,032,520 shares of common stock issued in the October 2005 private placement, (B) 450,000 shares of common stock underlying warrants issued in the October 2005 private placement, (C) 1,959,460 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (D) 639,203 shares of common stock issued or issuable upon exercise of warrants; (E) 760,955 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock that may be issued upon exercise of preferred stock warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (F) 248,234 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (G) 516,709 shares of common stock issued or issuable as dividends on shares of our outstanding Series D-1 Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D-1 Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D-1 Preferred
Stock that may be issued pursuant to the exercise of preferred stock unit warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (H) 58,784 shares of common stock issued or issuable upon conversion of shares of Series D-1 Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement

(representing 56.3% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (C) through (H) above has been increased by 30%.

(3) Under the terms of the certificate of designations for the Series D-1 Preferred Stock and the warrants issued in the January 2006 private placement, holders of such Series D-1 Preferred Stock and warrants may not convert their Series D-1 Preferred Stock into common stock, or exercise such warrants, to the extent that, after giving effect to any such conversion or exercise, the holder would beneficially own more than 4.99% (or for holders of greater than 4.99%, the limitation is set at 9.99%) of our outstanding common stock. In addition, the terms of the certificate of designations for the Series C Preferred Stock and other warrants held by Laurus similarly limit conversions and exercises to the extent that, after giving effect to any such conversion or exercise, Laurus would beneficially own more than 4.99% of our outstanding common stock.

(4) Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock.
Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of February 9th, 2006, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester. The shares set forth in the first column include (A) 675,676 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred
Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (B) 220,415 shares of common stock issued or issuable upon exercise of warrants; (C) 262,398 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock that may be issued upon exercise of preferred stock unit warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (D) 85,598 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (E) 178,176 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D-1 Preferred
Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D-1 Preferred Stock that may be issued pursuant to the exercise of preferred stock unit warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (F) 20,270 shares of common stock issued or issuable upon conversion of shares of Series D-1 Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 19.4% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

(5) Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain ("TWAM"), is the investment manager for The Tail Wind Fund Ltd., and David Crook is the chief executive officer and controlling shareholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by The Tail Wind Fund Ltd. The shares set forth in the first column include (A) 405,406 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred
Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (B)

132,249 shares of common stock issued or issuable upon exercise of warrants; (C) 157,439 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock that may be issued upon exercise of  preferred  stock  unit warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 (D) 51,359 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock unit warrants; (E) 106,905 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D-1 Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D-1 Preferred Stock that may be issued pursuant to the exercise of preferred stock warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share;
(F) 12,162 shares of common stock issued or issuable upon conversion of shares of Series D-1 Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 11.7% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

(6) Bristol Capital Advisors, LLC ("BCA") is the investment advisor to Bristol Investment Fund, Ltd. ("Bristol"). Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities. The shares set forth in the first column include (A) 270,271 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share;
(B)  88,167 shares of common stock issued or issuable upon exercise of warrants;
(C) 104,959 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock that may be issued upon exercise of preferred stock unit warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (D) 34,239 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (E) 71,270 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D-1 Preferred
Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D-1 Preferred Stock that may be issued pursuant to the exercise of preferred stock unit warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (F) 8,108 shares of common stock issued or issuable upon conversion of shares of Series D-1 Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 7.8% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

(7) Keith Goodman, Manager of Nite Capital, LLC, the General Partner of Nite Capital, LP, has voting and investment power of the shares held by Nite Capital, LP. Mr. Goodman disclaims beneficial ownership of the shares held by Nite Capital, LP. The shares set forth in the first column include (A) 168,919 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (B) 55,104 shares of common stock issued or issuable upon exercise of warrants; (C) 65,600 shares of common stock issued or issuable upon conversion or redemption of shares of Series D-1 Preferred Stock that may be issued upon exercise of preferred stock unit warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (D) 21,399 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock unit warrants; (E) 44,544 shares of common stock issued or issuable as dividends on shares of our outstanding Series D-1 Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D-1 Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D Preferred Stock that may be issued pursuant to the exercise of preferred stock unit warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (F) 5,068 shares of common stock issued or issuable upon conversion of shares of Series D-1 Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 4.9% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

*  Less  than  one  percent.


                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board ("OTCBB") or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-     privately  negotiated  transactions;

- settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

-     a  combination  of  any  such  methods  of  sale;

-     through  the   writing   or  settlement   of   options  or  other  hedging
transactions,  whether  through  an  options  exchange  or  otherwise;  or

-     any  other  method  permitted  pursuant  to  applicable  law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     We are required to pay certain fees and expenses incident to the registration of the shares of common stock listed offered in this prospectus. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that it has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares of common stock included in the registration statement in which this prospectus is included, which we refer to as the resale shares, may be resold by the selling shareholders without registration and without regard to any volume restrictions pursuant to Rule 144(k) under the Securities Act or (ii) all of the resale shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                      MARKET PRICE AND DIVIDEND INFORMATION

MARKET  INFORMATION

     SpaceDev common stock has been traded on the Over-the-Counter Bulletin Board ("OTCBB") since August 1998 under the symbol "SPDV" or "SPDV.OB." The following table sets forth the trading history of SpaceDev common stock on the OTCBB for each quarter from the first quarter of fiscal 2004 through March
31,   2006   as   reported   by    Yahoo!    Finance    Historical    Prices
(www.finance.yahoo.com). The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                        QUARTER    QUARTERLY  QUARTERLY
                           ENDING        HIGH       LOW
                         ----------     -----      -----
                          3/31/2004     $1.85      $0.92
                          6/30/2004     $2.38      $1.04
                          9/30/2004     $2.46      $1.43
                         12/31/2004     $2.42      $1.51
                          3/14/2005     $1.97      $1.55
                          6/30/2005     $1.75      $1.51
                          9/30/2005     $1.70      $1.43
                         12/31/2005     $1.65      $1.36
                          3/31/2006     $1.52      $1.10
                         ----------     -----      -----
                         ----------     -----      -----

HOLDERS  OF  RECORD

     As of May 1 , 2006, there were approximately 600 holders of record of SpaceDev common stock.

DIVIDENDS

     We  have  never  paid  a  cash  dividend on our common stock.
Payment of common stock dividends is at the discretion of the board of directors. The board of directors plans to retain earnings, if any, for operations and does not intend to pay common stock dividends in the foreseeable future.

     We accrued dividends on our Series C Cumulative Convertible Preferred
Stock from August 25, 2004 through December 31, 2004 of approximately $61,000 and approximately $171,000 for the year ended December 31, 2005. The original accrued dividends of $61,000 became payable in January 2005 and were converted into shares of SpaceDev common stock at a conversion rate of $1.54 per share. Approximately $114,000 of the 2005 accrued dividends were satisfied by the issuance of our common stock during the twelve months ended December
31, 2005. We also paid dividends of approximately $98,900 on our Series C Cumulative Convertible Preferred Stock on April 1, 2006 . Payment of future
dividends  on  SpaceDev's  Series  C    Preferred Stock may be in cash or
shares of common stock, provided that the payment of cash dividends on the Series C Preferred Stock is prohibited in the event of our noncompliance with our obligations under the certificate of designations for any series of Series D Preferred Stock.

     We first issued shares of Series D-1 Preferred Stock on January 13, 2006. We paid our first dividends of approximately $98,700 for the Series D-1 Preferred Stock on March 31, 2006.


MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The following discussion should be read in conjunction with the Company's consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this document. Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation our fiscal year 2005 Form 10-KSB and quarterly 10-QSB filings.

     In addition to historical information, the following discussion and other parts of this document may contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict,"
"potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any of the forward-looking statements after the date of this report to conform such statements to actual results or to changes in our expectations.

     Actual results could differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those identified in the "Risk Factors" subsection below.

OVERVIEW

Historic  SpaceDev  Business

     We are engaged in the conception, design, development, manufacture, integration and operation of space technology systems, products and services. Our historic SpaceDev operations are currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space, launch and human flight vehicles as well as associated engineering and technical services which are provided primarily to government agencies, and specifically the Department of Defense. Our products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nanosatellites, hybrid rocket-based launch vehicles, maneuvering and orbital transfer vehicles and safe sub-orbital and orbital hybrid rocket-based propulsion systems. Although we believe there will be a commercial market for our microsatellite and nanosatellite products and services in the future, virtually all of our current work is for branches of the United States military. We are also developing commercial hybrid rocket motors for use in small launch vehicles, targets and sounding rockets, and small, high-performance space vehicles and subsystems for commercial customers.

     We acquired Starsys Research Corporation on January 31, 2006 in a tax-free forward triangular merger, renamed the company Starsys, Inc., and now hold it as a wholly-owned subsidiary of SpaceDev. Starsys is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraining, deploying and actuating moving spacecraft components. Starsys manufactures a wide range of products that include bi-axis gimbals, flat plate gimbals, solar array pointing mechanisms, deployable booms, separation systems, thermal louvers, actuators, restraint devices and cover systems. Starsys' products are sold both as "off-the-shelf" catalog products, which represent previously qualified devices with spaceflight history, and as custom systems that are developed for specific applications. Starsys' products are typically sold directly to spacecraft manufacturers. Starsys' customer base is segregated into three major segments:

(1) domestic and international commercial spacecraft (communication and imaging satellites), (2) civil spacecraft (NASA) that are primarily scientific in nature and (3) defense spacecraft that support the United States' military capability. Starsys also offers products to non-space customers, including aerospace, maritime, and industrial customers.

     Starsys' engineering and manufacturing capabilities position the company to provide both mechanical and electromechanical subsystems for spacecraft. Starsys' strategy is to identify opportunities to develop products from custom mechanical and electromechanical subsystems. To extend the product life cycle, Starsys has developed and expanded a "product platforms" business model. Product platforms are subsystems for which non-recurring and development engineering have been completed and for which there is continued customer demand. Starsys' product offerings currently include High Output Paraffin ("HOP") actuators, hinges, battery bypass switches, thermal louvers, bi-axial gimbals and solar array drives, among others. The product life cycle for this type of product within the space industry is approximately 15 years.

     The acquisition of Starsys fundamentally changed our profile. Starsys is a mature operating company with 2005 revenues of approximately $18 million and 2005 losses of approximately $3.4 million. We believe there are numerous potential synergies between the historic SpaceDev business, and Starsys'
business, including but not limited to providing SpaceDev with a production capability as its technologies migrate from advanced systems to products, access to quality facilities and a strong market of aerospace engineers, a diversification of customers and revenues, and the ability to bid on larger and more vertically integrated programs and projects.

     Our historic SpaceDev business approach is to provide smaller spacecraft - generally 250 kg (550 pounds) mass and less - and cleaner, safer hybrid propulsion systems to commercial, government, university and limited international customers. We are developing smaller spacecraft and miniaturized subsystems using proven, lower cost, high-quality off-the-shelf components. Our space products are modular and reproducible, which allows us to create affordable space solutions for our customers. By utilizing our innovative technology and experience, and space-qualifying commercial industry-standard hardware, software and interfaces, we provide increased reliability with reduced costs and risks.

     We have been awarded, have successfully concluded or are successfully concluding contracts from such esteemed government, university and commercial customers as the Air Force Research Laboratory, Boeing, the California Space Authority, the Defense Advanced Research Projects Agency, NASA's Jet Propulsion Laboratory, Lockheed Martin, Lunar Enterprise Corporation, Malin Space Science Systems, the Missile Defense Agency (formerly the "Ballistic Missile Defense Organization"), the National Reconnaissance Office, Scaled Composites and the University of California at Berkeley via NASA.

     During the first three months of 2006, 85% of our net sales were generated from direct government contracts, 7% was generated from government-related work through subcontracts with others, and 8% was generated from commercial contracts. For the same three month period in 2005, approximately 95% of our net sales were generated by government or government-related work. We will continue to seek both government and commercial business and anticipate that net sales from government sources will continue to represent in excess of 80% of our net sales for the next several years. Currently, we are focusing on the domestic United States government market, which we believe is only about one-half of the global government market for our technology, products and services. Although we are interested in exploring increased international revenue and contract opportunities, we are restricted by export control regulations, including International Traffic in Arms Regulations, which may limit our ability to develop market opportunities outside the United States on some of our products.

     At this time, over 70% of our forecasted sales for 2006 are under contract or near contract award. We may not be able to win enough new business to achieve our targeted growth projection or to maintain a positive cash flow position. During the first three months of 2006 we submitted approximately twenty-five bids for government or commercial programs ranging from $25,000 to $350 million and continued our work with the United States Congress to identify directed funding for our programs.

     In order to perform the Missile Defense Agency contract (described below) on schedule and successfully execute other existing and new business opportunities, we must substantially increase our staff and hire new engineers or subcontract the work to third parties. We are actively seeking to hire spacecraft and propulsion engineers, and we are investigating various partnership arrangements to increase resource availability.

SELECTION  OF  SIGNIFICANT  CONTRACTS

     On July 18, 2005, we were awarded a subcontract to provide scientific, engineering, development and programmatic support to the development and demonstration of innovative SSA (space situational awareness) nanosatellite
(<15kg) spacecraft. SSA is the ability to search, identify and monitor spacecrafts for the purpose of obtaining space superiority. The subcontract covers the conceptual/preliminary phase of development and includes all aspects of potential systems from the platforms and associated payloads to the links and nodes and ground support. The cost plus fixed fee subcontract resulted in revenues of approximately $120,000. We completed this subcontract in December 2005. In January 2006, we submitted a proposal for the next-phase subcontract and, in March 2006, we were awarded the subcontract in the amount of approximately $1.2 million, and began work on this phase.

     On February 28, 2006, we were awarded two important Boom Technology contracts for advance research and development of a self-deployed articulated boom for approximately $950,000 and a jack screw deployed boom for approximately $1.5 million by the Air Force Research Laboratory. AFRL placed these contracts with Starsys which will leverage the significant technical talent and advances Starsys engineers have already made in this critical space technology.

     On April 1, 2006, we were awarded the third task order on a five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract for up to $43,362,271 to conduct a microsatellite distributed sensing experiment in support of the Advanced Systems Deputate of the Missile Defense Agency, which contract was originally awarded on March 31, 2004. The microsatellite distributed sensing experiment is now intended to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites to support national missile defense. The milestone-based, multiyear, multiphase contract had an effective start date of March 1, 2004. This effort is being accomplished in a phased approach. The first phase, or "Task Order," for approximately $1.1 million was completed on September 30, 2004 and resulted in a general mission and microsatellite design. The second Task Order for approximately $8.3 million was awarded in October 2004 and was originally expected to be completed by January 2006 but was extended at the request of the Missile Defense Agency, and subsequently completed on March 31, 2006. The second Task Order resulted in a detailed mission and microsatellite design, as exemplified by a successful Critical Design Review in March 2006. In addition to the three networked microsat under our second Task Order, the $43 million contract also envisioned an option for a second three microsats using laser communication technology. We were informed in 2005 that the Missile Defense Agency had re-routed the laser communications experiment to another program and that they would not be exercising their option for the additional microsats at this time; however, the contract vehicle remained at $43 million and left open the opportunity for some other purchase to take its place. We estimate that the second cluster would have represented approximately $10 million of the $43 million contract, and have reduced our current backorder accordingly. We believe the remaining unbilled contract backlog amount of approximately $25 million to be secure. The third Task Order was awarded on April 1, 2006 for a total of $1,547,266 and will run through May 31, 2006. We expect either a modification to the third Task Order or a fourth Task Order to be awarded by the Missile Defense Agency before the end of May 2006, which is expected to fund the program through the end of the government fiscal year. We expect continued modifications to the current phase throughout 2006 and 2007.

RESULTS  OF  OPERATIONS

     Please refer to the consolidated financial statements, which are a part of this report, for further information regarding the results of operations. Due to our January 2006 acquisition of Starsys, all 2006 -vs.- 2005 comparisons are of limited meaningfulness and usefulness.

  THREE-MONTHS ENDING MARCH 31, 2006 -VS.- THREE-MONTHS ENDING MARCH  31, 2005

     During the three-months ending March 31, 2006, we had net sales of approximately $7,175,000 as compared to net sales of approximately $1,807,000 for the same period in 2005. Sales increased primarily due to our acquisition of Starsys on January 31, 2006 which has generated revenues of approximately $4.3 million, as well as the further work on our existing government contracts of approximately $2.9 million, particularly our contract with the Missile Defense Agency which generated revenues in excess of approximately $2.4 million. For the three months ended March 31, 2006, revenue from government and government related work was approximately $6,489,000 and revenue from commercial customers was approximately $686,000. Our government customers include but are not limited to the Missile Defense Agency, the Air Force Research Laboratory, NASA, and the U.S. Army. Our government related work customers include but are not limited to General Dynamics, Northrop Grumman and Raytheon. Commercial customers include, Lockheed Martin and Sumitomo. Revenue for the three-months ended March 31, 2005 primarily represented $1,444,000 of work on the second Task Order for the Missile Defense Agency contract. Ongoing Small Business Innovation Research contracts with the Air Force Research Laboratory represented sales of approximately $310,000 in the three-months ending March 31, 2005.

     For the three-months ended March 31, 2006, we had costs of sales (direct and allocated costs associated with individual contracts) of approximately
$5,265,000 or 73.5% of net sales, as compared to approximately $1,397,000, or 77.3% of net sales, during the same period in 2005. The increase in cost of sales and the improved gross margin percentage were both due to the higher margin contracts and products sold by Starsys. We continue to focus efforts on managing our growth including but not limited to recruiting new talented engineers, developing and acquiring project management skills and creating or expanding systems to assist in the efficient and effective management of our projects.

     We experienced an increase of approximately $1,612,000 in operating expenses from approximately $344,000, or 19.1% of net sales, for the three-months ending March 31, 2005 to approximately $1,956,000, or 27.3% of net sales, for the three-months ending March 31, 2006. Operating expenses include general and administrative expenses, research and development expenses, marketing and sales expenses, and amortization expense for stock options under FASB 123(R).

- General and administrative expenses increased approximately $949,000 from approximately $191,000, or 10.6% of net sales, for the three-months ending March 31, 2005 to approximately $1,140,000, or 15.9% of net sales, for the same three month period in 2006. This increase is attributed mainly to the assumption of general and administrative costs from Starsys and the addition of our new Chief Executive Officer. We do expect to recognize some cost saving and efficiencies as the companies eliminate redundancies in certain general and administrative functions.

- Research and development expenses increased during the first quarter of 2006, from approximately $8,000, or 0.1% of net sales, for the three-months ending March 31, 2005, to approximately $82,000, or 1.1% of net sales, during the same period in 2006. The total dollar value increased by approximately $74,000, mainly due to a shift in cost categorization, as our Chief Executive Officer became our Chief Technology Officer. We have begun an effort to focus a limited amount of our resources on internal IR&D efforts.

- Marketing and sales expenses increased during the first quarter of 2006, from approximately $145,000, or 8.0% of net sales, for the three-months ending March 31, 2005, to approximately $644,000, or 9.0% of net sales, during the same period in 2006. The total dollar increase of approximately $499,000 was mainly due to our decision to bid on certain large proposals in January and February 2006 as well as absorbing a larger marketing and sales organization as part of the merger with Starsys.

- Our stock option expense is based on a calculation using the minimum value method as prescribed by FAS 123(R), otherwise known as the Black-Scholes method. Under this method, we used a risk-free interest rate at the date of grant, an expected volatility, an expected dividend yield and an expected life of the options to determine the fair value of options granted. The risk-free interest rate was estimated at 4.0%, expected volatility was 86.7%, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three years based on the average vesting period of options granted. The total expense for the three months ended March 31, 2006 was $90,701 as compared to no expense during the same period in 2005, as we adopted FAS 123(R) on January 1, 2006.

     Non-operating expense (income) consisted of interest expense, non-cash debt discount expense and deferred gain on the sale of our building, as well as other loan fees and expenses. Non-operating expenses decreased to the point that we recorded non-operating income beginning in 2005.

     Interest expense for the three-months ending March 31, 2006 and 2005 was insignificant as we incurred no interest expense on our revolving credit facility, which had a zero balance for the three-months ending March 31, 2006 and 2005. We began generating interest income in late 2004, and the first quarters of 2006 and 2005, we recognized approximately $34,000 and $8,000, respectively in interest income due to our cash management practices.

     We recognized approximately $29,000 and $29,000 of the deferred gain on the sale of the building during the three-months ending March 31, 2006 and 2005, respectively, and we will continue to amortize the remaining deferred gain of approximately $801,000 into non-operating income over the remainder of the lease.

     During the three-months ending March 31, 2006, we generated net income of approximately $7,000, or 0.1% of net sales, despite recognizing over $90,000 in non-cash charges related to expensing stock options under FAS 123(R), compared to net income of approximately $101,000, or 5.6% of net sales, for the same three-month period in 2005. During the three-months ending March 31, 2006, we incurred a positive EBITDA (earnings before interest taxes depreciation and amortization) of approximately $192,000, or 2.7% of net sales, compared to a EBITDA of approximately $95,000, or 5.2% of net sales, for the three-months ending March 31, 2005.

     The following table reconciles Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) to net income (loss) for the three-months ending March 31, 2006 and 2005, respectively, and represents our ninth consecutive quarter of positive and growing EBITDA:



FOR THE THREE MONTHS ENDING . . . . .  MARCH 31, 2006    March 31, 2005
                                            (UNAUDITED)       (Unaudited)
NET INCOME. . . . . . . . . . . . . .  $         7,017   $       101,223
-------------------------------------  ----------------  ----------------

Interest Income . . . . . . . . . . .          (33,615)           (7,960)
Interest Expense. . . . . . . . . . .            5,283             1,222
Gain on Building Sale . . . . . . . .          (29,318)          (29,318)
Stock Option Expense . . . . . . . ..           90,701                 -
Provision for income taxes. . . . . .            4,235               400
Depreciation and Amortization . . . .          147,370            29,116
-------------------------------------  ----------------  ----------------
EBITDA* . . . . . . . . . . . . . . .  $       191,673   $        94,683
-------------------------------------  ----------------  ----------------
*  Earnings  Before  Interest,  Taxes,  Depreciation  and  Amortization.


     EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. Beginning in 2003 through the current quarter in 2006, we showed continued progress in total revenue as well as in EBITDA.



                               [GRAPHIC  OMITED]




FOR THE THREE MONTHS ENDING. . . . . . .      3/31/04       6/30/04       9/30/04      12/31/04       3/31/05       6/30/05
    (Unaudited). . . . . . . . . . . . .   (Unaudited)   (Unaudited)   (Unaudited)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
NET INCOME (LOSS). . . . . . . . . . . .  $  (442,549)  $(1,286,866)  $  (602,888)  $  (694,750)  $   101,223   $   110,938
----------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------

Interest Income. . . . . . . . . . . . .            -             -        (5,619)      (13,386)       (7,960)      (36,824)
Interest Expense . . . . . . . . . . . .       19,788        19,736        23,110        (6,707)        1,222           609
Non-Cash Interest exp. (Debt Discount) .      464,000     1,329,313       663,481       797,636             -        28,875
Gain on Building Sale. . . . . . . . . .      (29,318)      (29,318)      (29,318)      (29,318)      (29,318)      (29,318)
 Amortization expense of stock options*.            -             -             -             -             -             -
Provision for income taxes . . . . . . .            -             -             -         1,600           400           400
Depreciation and Amortization. . . . . .       15,954        16,533        22,749        28,250        29,061        35,077
----------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
EBITDA . . . . . . . . . . . . . . . . .  $    27,874   $    49,398   $    71,515   $    83,325   $    94,628   $   109,758
----------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------



CONTINUED:

FOR THE THREE MONTHS ENDING. . . . . . .      9/30/05      12/31/05    3/31/06
    (Unaudited). . . . . . . . . . . . .   (UNAUDITED)   (UNAUDITED) (UNAUDITED)
NET INCOME (LOSS). . . . . . . . . . . .  $   136,251   $   152,851   $  7,017
----------------------------------------  ------------  ------------  ---------

Interest Income. . . . . . . . . . . . .      (24,848)      (36,208)   (33,615)
Interest Expense . . . . . . . . . . . .          452           590      5,283
Non-Cash Interest exp. (Debt Discount) .            -             -          -
Gain on Building Sale. . . . . . . . . .      (29,318)      (29,318)   (29,318)
Stock Option Expense . . . . . . . . . .            -             -     90,701
Provision for income taxes . . . . . . .          400           400      4,235
Depreciation and Amortization. . . . . .       44,078        83,708    147,370
----------------------------------------  ------------  ------------  ---------
EBITDA . . . . . . . . . . . . . . . . .  $   127,015   $   172,023   $191,673
----------------------------------------  ------------  ------------  ---------
----------------------------------------  ------------  ------------  ---------


Year  Ended  December  31,  2005  -vs.-  Year  Ended  December  31,  2004

Net  Sales

     Our net sales increased by 84% to $9,005,000 for the year ended December 31, 2005 compared to net sales of $4,891,000 for the same period in 2004. Net sales increased due to our obtaining and our performance under new and existing government contracts. Net sales in 2005 reflected our continued work on the Missile Defense Agency Task Order 2 contract of $6,767,000 which is part of our March 31, 2004 Missile Defense Agency contract described above. To date, contract revenue from Task Order 2 is $7,341,500. We also recorded net sales on ongoing Small Business Innovation Research contracts with the Air Force Research Laboratory. These contracts are both for Phase II efforts, and are for our Small Launch Vehicle and our micro and nanosatellite bus and subsystem designs work. Net sales for these contracts totaled $750,000 and $616,000 respectively for the year ended December 31, 2005. In addition, we started our Phase I effort with Andrews Space which had revenues for the year ended December 31, 2005 of $393,000 and smaller projects with approximately $479,000 in revenue, which included the lunar lander project, our subcontract support and first Phase SBIR grants.

     Net sales for the year ended December 31, 2004 included $1,400,000 from the Air Force Research Laboratory Phase II contract, $574,500 and $1,140,000 from the Missile Defense Agency Task Order 2 and Task Order 1, respectively, $319,000 also from the Missile Defense Agency Phase 0 contract (which was the precursor to the larger contract with multiple task orders), $686,000 from the SpaceShipOne program and $240,000 from our Defense Advanced Research Projects Agency contract for the study of Novel Satcom Microsat Constellation Deployment.

Cost  of  Sales

     For the year ended December 31, 2005, cost of sales was approximately $6,906,000, or 76.69% of net sales, as compared to approximately $3,821,000, or 78.12% of net sales, during the same period in 2004. Cost of sales consists of direct and allocated costs associated with individual contracts. The increase in cost of sales was directly tied to increases in net sales, and the decrease in cost of sales as a percentage of net sales was due to improved systems and processes for management of our projects and improved labor productivity. Gross margin improvement has been limited due to the cost plus fixed fee nature of our contracts.

Operating  Expenses

     Operating expenses increased from approximately $926,000, or 18.93% of net sales, for the year ended December 31, 2004 to approximately $1,788,000, or 19.85% of net sales, for the same twelve months ended December 31, 2005. Operating expenses include general and administrative expenses, research and development costs and marketing and sales expenses.

- General and administrative expenses increased from approximately $507,000, or 10.37% of net sales, for the year ended December 31, 2004 to approximately $1,114,000, or 12.37% of net sales, for the year ended December 31, 2005. The increase was attributable to the increase in personnel, including a human resources director and a contract administrator, and compliance efforts, including those related to the Sarbanes-Oxley Act of 2002 and FAS No. 123(R).

- We have most of our research and development expenses for new products and services paid for by our government programs and projects.

- Marketing and sales expenses increased from approximately $419,000, or 8.56% of net sales, for the year ended December 31, 2004, to approximately $674,000, or 7.48% of net sales, during the same period in 2005. Although the total percent of sales decreased in 2005 the actual dollar increase was attributable to the allocation of a portion of the personnel costs of our vice president of new business development and our then chief executive officer to marketing and sales expenses as well as costs associated with the preparation and submission of proposals for new projects.

Non-Operating  Expense  (Income)

     Non-operating expense (income) consisted of amortization of deferred gain on the sale of our building, other non-cash loan fees and expenses, and interest expense and interest income. Interest expense did not comprise a significant portion of non-operating expense during the year ended December 31, 2005 or 2004. For the first time, we recorded a net non-operating income for the year ended December 31, 2005.

- We expensed approximately $3,000 and $52,000 in interest for the years ended December 31, 2005 and 2004, respectively. The decrease was due to a reduction in debt with fewer notes payable. We continue to pay interest expense on certain capital leases and settlement notes, although the balances continue to decline.

- We recognized approximately $106,000 and $19,500 in interest income in 2005 and 2004, respectively. The increase is due to an increase in cash balances from various financing activities.

- We recognized approximately $117,000 of amortized deferred gain on the sale of our building during each of the years ended December 31, 2005 and 2004, and we will continue to amortize the remaining deferred gain of approximately $831,000 into non-operating income over the remainder of the lease of the building, which is scheduled to expire in 2013.

- We recorded loan fees related to our revolving credit facility of approximately $29,000 and $3,254,000 of net sales for the years ended December 31, 2005 and 2004, respectively. Although we did not have a balance on our revolving credit facility during 2005, we recorded approximately $29,000 in non-cash loan fees upon Laurus' exercise of warrants to acquire 50,000 shares of our common stock, which were granted in 2004 in connection with the revolving credit facility. Additional non-cash loan fees will be recorded as the warrants granted to Laurus related to the revolving credit facility are exercised. The large non-cash 2004 charge reflected a beneficial debt to equity conversion feature.

Net  Income  and  EBITDA

     Net income was approximately $501,000, or 5.57% of net sales, compared to a net loss of approximately $3,027,000 for the years ended December 31, 2005 and 2004, respectively. During the year ended December 31, 2005, we had earnings before interest, taxes, depreciation and amortization, or EBITDA, of approximately $503,000, or 5.59% of net sales, compared to approximately
$228,000,  or  4.65%  of  net  sales,  for  the  year  ended  December 31, 2004.

The following table reconciles EBITDA to net income (loss) for the years ended December 31, 2005 and 2004:


FOR THE YEAR ENDING. . . . . .  DECEMBER 31, 2005    December 31, 2004

NET INCOME (LOSS). . . . . . .  $          501,264   $       (3,027,054)
------------------------------  -------------------  -------------------

Interest Income. . . . . . . .            (105,840)             (19,497)
Interest Expense . . . . . . .               2,873               52,077
Gain on Building Sale. . . . .            (117,272)            (117,272)
 Loan Fee - Equity Conversion.              28,875            3,254,430
Provision for income taxes . .               1,600                1,600
Depreciation and Amortization.             191,978               83,531
------------------------------  -------------------  -------------------
EBITDA . . . . . . . . . . . .  $          503,578   $          227,815
------------------------------  -------------------  -------------------



EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. Our management regularly evaluates our progress based on EBITDA.

                               [GRAPHIC  OMITED]


                               [GRAPHIC  OMITED]


                               [GRAPHIC  OMITED]




FOR THE THREE MONTHS
              ENDING    12/31/05    9/30/05     6/30/05     3/31/05     12/31/04      9/30/04       6/30/04      3/31/04
    (UNAUDITED)       (UNAUDITED) (UNAUDITED) (UNAUDITED) (Unaudited)  (Unaudited)  (Unaudited)   (Unaudited)  (Unaudited)
-------------------- ------------  ---------   ---------   ---------   ----------   ----------   -----------    ---------
NET INCOME (LOSS)    $   152,851   $ 136,251   $ 110,938   $ 101,223   $ (694,750)  $ (602,888)  $(1,286,866)   $(442,549)
-------------------- ------------  ---------   ---------   ---------   ----------   ----------   -----------    ---------
Interest Income          (36,208)    (24,848)    (36,823)     (7,960)     (13,386)      (5,619)            -            -
Interest Expense             590         452         609       1,222       (6,707)      23,110        19,736       19,788
Non-Cash Interest exp.
       (Debt Discount)         -           -      28,875           -      797,636      663,481     1,329,313      464,000
Gain on Building Sale.   (29,318)    (29,318)    (29,318)    (29,318)     (29,319)     (29,318)      (29,318)     (29,318)
   Loan Fee - Equity
          Conversion           -           -           -           -            -            -             -            -
Provision for income
               taxes         400         400         400         400        1,600            -             -            -
Depreciation and
    Amortization          83,708      44,078      35,077      29,061       28,250       22,749        16,533       15,954
-------------------- ------------  ---------   ---------   ---------   ----------   ----------   -----------    ---------
EBITDA               $   172,023   $ 127,015   $ 109,758   $  94,628   $   83,325   $   71,515   $    49,398    $  27,875
-------------------- ------------  ---------   ---------   ---------   ----------   ----------   -----------    ---------
-------------------- ------------  ---------   ---------   ---------   ----------   ----------   -----------    ---------


LIQUIDITY  AND  CAPITAL  RESOURCES

     CASH POSITION FOR THREE-MONTHS ENDED MARCH 31, 2006 -VS.- THREE-MONTHS ENDED MARCH 31, 2005

     Net decrease in cash during the three-months ending March 31, 2006 was approximately $4,607,000 compared to a cash increase of $344,000 for the same three-month period in 2005, primarily due to the acquisition of Starsys Research Corporation and related debt repayment and transaction costs. These items were partially offset by the sale of our Series D-1 Preferred Stock to a small group of institutional investors in January 2006. Net cash used in operating activities totaled approximately $3,264,000 for the three-months ending March 31, 2006, a decrease of approximately $3,500,000 as compared to approximately $236,000 provided by operating activities during the same three-month period in 2005, primarily due to the increase in accounts receivable which we received upon the acquisition of Starsys as well as the increase in all other operating expenses from the acquired company

     Net cash used in investing activities totaled approximately $1,391,000 for the three-months ending March 31, 2006, compared to approximately $43,000 used in investing activities during the same three-month period in 2005. The increase in cash used in investing activities is primarily due to the need to provide working capital for the operations of Starsys, which was insolvent at the time we acquired it.

     Net cash provided by financing activities totaled approximately $47,000 for the three-months ending March 31, 2006, which is a decrease of approximately $104,000 from the approximately $151,000 provided by financing activities during the same three-months in 2005. This is primarily attributable to the sale of our Series D-1 Preferred Stock in January 2006, which was then used to fund the merger with Starsys, pay off the secured debt, and pay down payables and other accruals on Starsys' books at the end of January 2006.

     At  March  31,  2006,  our  cash,  which  included  cash  reserves and cash available for investment, was approximately $1,143,000, as compared to approximately $5,413,000 at March 31, 2005, a decrease of approximately $4,270,000 mainly due to the use of cash to fund our acquisition of Starsys in January 2006 and to provide working capital for the combined company in the first quarter of 2006.

     As of March 31, 2006, our backlog of funded and non-funded business was approximately $37 million, compared to approximately $45 million as of March 31, 2005. With respect to the Missile Defense Agency program, we expect over $8 million in revenue to be generated in 2006. Although the Missile Defense Agency contract was awarded to us, there can be no assurance that the contract will be continued through all phases, and, if continued, that it will generate the amounts anticipated.

     Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,484,000 and $2,075,000 as of March 31, 2006 and 2005, respectively, consist primarily of the income tax benefits from net operating loss and capital loss carry forwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $645,000 in 2006 from $1,857,000 at December 31, 2005 to $2,484,000 at March 31, 2006. Of this valuation allowance, $2,259,000, at March 31, 2006 is related to net operation losses of the acquired business. The tax benefit of these tax loss carry forwards, if and when realized, will reduce the existing value of goodwill.

     At March 31, 2006, the Company had federal and state tax net operating loss carry forwards of approximately $4,214,000 and $2,316,000, respectively. The federal and state tax loss carry forwards will expire in 2023 and 2012, respectively, unless previously utilized.

     The Company also has acquired federal and Colorado net operating losses in conjunction with the acquisition of Starsys of approximately $5,727,000 and $9,220,000, respectively. These net operating losses will be subject to an annual limitation under internal revenue code section 382.

     The Company also has federal and California research tax credit carry forwards of approximately $68,000 and $47,000, respectively, which begin to expire in 2018.

     Pursuant to Internal Revenue Code Section 382 and 383, the Company's use of its net operating losss and credit carry forwards may be limited as a result of the cumulative changes in the ownership of more than 50% over a three year period.


     CASH POSITION FOR YEAR ENDED DECEMBER 31, 2005 -VS.- YEAR ENDED DECEMBER 31, 2004

     Net increase in cash during the twelve months ended December 31, 2005 was approximately $681,000 compared to a net increase of approximately $4,477,000 for the same twelve-month period in 2004. Net cash provided by operating activities totaled approximately $397,000 for the year ended December 31, 2005, an increase of approximately $507,000 compared to approximately $110,000 used operating activities during 2004. The improvement in cash from operating activities resulted from our obtaining and our performance under new and existing government contracts.

     Net cash used in investing activities totaled approximately $2,716,000 for the year ended December 31, 2005, compared to approximately $225,000 used in investing activities during the same twelve-month period in 2004. The increase in cash used in investing activities was attributable to the $1.2 million bridge loan we entered into with Starsys, our purchase of certain fixed assets related to the construction of our fabrication and test facility for hybrid rocket motors and the purchase of additional computer hardware and software tools.

     Net cash provided by financing activities totaled approximately $3,000,000 for the year ended December 31, 2005, which is a decrease of approximately $1,812,000 from the approximately $4,812,000 provided by financing activities during 2004. The difference is attributable to warrant and option exercises and the receipt of $2.5 million from the sale of preferred stock to Laurus in August 2004. While we did raise capital in exchange for the sale of our common stock in the third quarter of 2005, the funds raised from preferred stock issuances and common stock option exercises in 2004 exceeded the 2005 levels.

     Our  cash,  cash  reserves  and  cash  available  for  investment increased slightly to approximately $5,750,000 at December 31, 2005, compared to approximately $5,069,000 at December 31, 2004. The increase was attributable to cash generated from operations and the capital raised in late 2005 offset by an increase in accounts payable from materials purchased under contract. Cash plus accounts receivable increased from approximately $5.7 million at December 31, 2004 to approximately $7.0 million at December 31, 2005.

     Our backlog of funded and non-funded business was approximately $28.6 million at December 31, 2005, compared to approximately $47 million at December 31, 2004. We were informed in September 2005 that the Missile Defense Agency had re-routed the laser communications experiment to another program and that they would not be exercising their option for a second cluster, at this time; however, the Missile Defense Agency also informed us of several other opportunities that might replace the laser communications experiment and while we cannot be assured of any new business, the Missile Defense Agency was interested in continuing a productive business relationship with us. As a result of this notification, we reduced our backlog by approximately $10 million. The Missile Defense Agency contract is an IDIQ contract, meaning it is an indefinite delivery, indefinite quantity contract which can be re-funded up to the $43 million ceiling with other microsatellites or new business without further signature authority for the five year period of the contract. Although the Missile Defense Agency contract was awarded to us, there can be no assurance that the contract will be continued through all phases, and, if continued, that it will generate the amounts anticipated.

     We had a net deferred tax asset of approximately $2,127,000 and $2,350,000 at December 31, 2005 and 2004, respectively, which consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of deferred gain on sale of building and research and development credits. Deferred income taxes represent temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance decreased from $2,318,000 at December 31, 2004 to $2,075,000 at December 31, 2005.

     We had federal and state tax net operating loss and capital loss carryforwards of approximately $4,214,000 and $1,608,000 at December 31, 2005 respectively. The federal tax loss carryforwards will expire in 2023 and the state tax loss carryforwards will expire in 2013, unless previously utilized.

CASH  POSITION

     Our ability to increase cash generation from operations and thereby continue as a going concern without the need to raise equity capital depends upon our ability to ultimately implement our business plan, which includes (but is not limited to) generating substantial new revenue from the Missile Defense Agency by successfully performing under our $43 million contract and continuing to attract and successfully complete other government and commercial contracts. The Missile Defense Agency contract is staged, and we cannot guarantee that all subsequent phases will be awarded or will be awarded to us. Recent budget cuts may affect government spending on these space-based contracts.

     In order to perform the Missile Defense Agency contract on schedule and to successfully execute other existing and new business opportunities, we must substantially increase our staff and hire new engineers or subcontract the work to third parties. Although we are actively and aggressively seeking to hire spacecraft and propulsion engineers to fulfill existing and new business demand, there can be no assurance that we will be able to attract such engineering resources or if we are able to attract them, that they will be available in the timeframe needed or for a reasonable cost.

     In addition, we need to continue developing project management expertise to profitably execute on new business contracts and effectively and efficiently bid on and win new business. New business opportunities can come from a variety of sources, including state and federal grants and government and commercial customer programs. However, there can be no assurance that we will be able to obtain such new business contracts or, if such contracts are available, that we can obtain then on terms favorable to the Company. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the developing businesses, those historically encountered by us, and the competitive environment in which we operate.

CRITICAL  ACCOUNTING  STANDARDS

     Due to the acquisition of Starsys, our revenues transitioned in 2006 from being primarily cost plus fixed fee contracts, where revenues are recognized as costs are incurred and services are performed, to fixed-price contracts, where revenues are recognized using the percentage-of-completion method of contract accounting based on the ratio of total costs incurred to total estimated costs,. Losses on contracts are recognized when they become known and reasonably estimable (see the Notes to SpaceDev's Consolidated Financial Statements). Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time-and-materials basis, a fixed-price basis or a per-transaction basis. Time-and-materials revenues are recognized as services are performed. Deferred revenue represents amounts collected from customers for services to be provided at a future date. Research and development costs are expensed as incurred.

     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. We adopted SFAS No. 123 in 1997. Through December 31, 2005 we have elected to measure compensation expense for our stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees and have provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 has been utilized. (See Note 4 to SpaceDev's Consolidated Financial Statements.) We have valued our stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

     SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123, Accounting for Stock-Based Compensation, was published by the Financial Accounting Standards Board on December 31, 2002. The effective date of FASB No. 148 is December 15, 2002. SFAS No. 123 prescribes a "fair value" methodology to measure the cost of stock options and other equity awards. Companies may elect either to recognize fair value stock-based compensation costs in their financial statements or to disclose the pro forma impact of those costs in the footnotes. Through December 31, 2005, we had chosen the latter approach.


     In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R), which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. In addition, the adoption of SFAS No. 123R requires additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. SFAS No. 123R is effective January 1, 2006 for calendar year companies. Accordingly, we implemented the revised standard in the first quarter of 2006. [See Note 4 to our consolidated financial statements for additional information.]

     On December 20, 2005, in response to SFAS No. 123R, our Board of Directors approved accelerating the vesting of all unvested stock options held by current employees, including executive officers, and members of the Board of Directors. The accelerated vesting was effective as of December 20, 2005.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, Exchanges of Nonmonetary Assets- An Amendment of APB Opinion No.
29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application was permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have any effect on our financial position or results of operations.

     In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R). FAS No. 123R revised SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statement (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award.

     In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (SAB No. 107), Share-Based Payment, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123R, and the disclosures in MD&A subsequent to the adoption. In April 2005, the Securities and Exchange Commission adopted a rule which delayed the compliance date for small business issuers to the start of the first fiscal year beginning after December 15, 2005. We will provide SAB No. 107 required disclosures upon adoption of SFAS No. 123R in January 2006 and are currently evaluating the impact the adoption of the standard will have on our financial condition and results of operations.

     In June 2005, FASB issued SFAS No. 154, Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20 and FAS No. 3. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impractical. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No.154 is not expected to have any effect on our financial position or results of operations.

     In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140 (FAS No. 155). This statement resolves issues addressed in FAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interest in Securitized Financial Assets. FAS No. 155 (a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; (b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of FAS No. 133; (c) establishes a requirement to evaluate beneficial interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and (e) eliminates restrictions on a qualifying special-purpose entity's ability to hold passive derivative financial instruments that pertain to beneficial interests that are or contain a derivative financial instrument. FAS No. 155 also requires presentation within the financial statements that identifies those hybrid financial instruments for which the fair value election has been applied and information on the income statement impact of the changes in fair value of those instruments. We are required to apply FAS No. 155 to all financial instruments acquired, issued or subject to a remeasurement event beginning January 1, 2007. We do not expect the adoption of FAS No. 155 to have a material impact on our financial statements.


                   INFORMATION REGARDING BUSINESS OF SPACEDEV

OVERVIEW

     we are  engaged  in  the  conception,   design,   development,
manufacture, integration and operations of space technology subsystems, systems, products and services. We are currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space and launch vehicles, as well as the associated engineering technical services to government, aerospace and other commercial enterprises. Our products and solutions are sold directly to these customers and include sophisticated micro- and nanosatellites, hybrid rocket-based launch vehicles, orbital Maneuvering and orbital Transfer Vehicles as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems.

We are also developing commercial hybrid rocket motors for possible use in small launch vehicles, targets and sounding rockets, and small high performance space vehicles and subsystems.

     Our  approach  is  to  provide smaller spacecraft - generally 250 kg
(550 pounds) mass and less - and cleaner, safer hybrid propulsion systems to commercial, government, university and limited international customers. We are developing smaller spacecraft and miniaturized subsystems using proven, lower cost, high-quality off-the-shelf components. Our space products are modular and reproducible, which allows us to create affordable space solutions for our customers. By utilizing our innovative technology and experience, and space-qualifying commercial industry-standard hardware, software and interfaces, we provide increased reliability with reduced costs and risks.

     We   have    been    awarded,    have successfully    concluded   or
are successfully concluding contracts from such esteemed government, university and commercial customers as the Air Force Research Laboratory, Boeing, the California Space Authority, the Defense Advanced Research Projects Agency, NASA's Jet Propulsion Laboratory, Lockheed Martin, Lunar Enterprise Corporation, Malin Space Science Systems, the Missile Defense Agency (formerly the "Ballistic Missile Defense Organization"), the National Reconnaissance Office, Scaled Composites and the University of California at Berkeley via NASA.

     We were incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $0.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SpaceDev, Inc. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. SpaceDev became a publicly traded company in October 1997 and is currently trading on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB") under the symbol of "SPDV."

     In  February  1998, we acquired Integrated Space Systems, located in
San Diego. Integrated Space Systems was fully integrated into SpaceDev. Most of the Integrated Space Systems' employees were former commercial Atlas launch vehicle engineers and managers who worked for General Dynamics in San Diego. As our employees, they primarily develop systems and products based on hybrid rocket motor technology and launch vehicle systems. Integrated Space Systems was dissolved in 2003.

     In August 1998, we acquired a license to the patents and intellectual property produced by the American Rocket Company, which we refer to as AMROC. The acquisition provided us access to a large cache of hybrid rocket documents, designs and test results. AMROC specialized in the design, development and testing of hybrid rocket technology (solid fuel plus liquid oxidizer) for small sounding rockets and launch vehicles.

     In  late  1998,  we bid  and won a government-sponsored research and
development  contract,  which  was   directly  related  to  our strategic
commercial space interests. We competed with seven other industry teams and was one of five firms selected by NASA's Jet Propulsion Laboratory to perform a mission and spacecraft feasibility assessment study for the proposed 200-kg Mars MicroMissions. The final report was delivered to the Jet Propulsion Laboratory in March 1999 and, as a result, we now offer lunar and Mars commercial deep-space missions based on this and subsequent innovative space system designs.

     In mid-1999, we won an R&D contract from the National Reconnaissance Office to study small hybrid-based "micro" kick-motors for small-satellite
orbital  transfer  applications.  During  the   contract,  we successfully
developed three Secondary Payload Orbital Transfer Vehicle design concepts. we subsequently created a prototype, which led to the development of our capability  to  apply  the  Secondary Payload Orbital Transfer Vehicle
concept  to  our subsequent   Maneuvering   and   orbit  Transfer  Vehicle
development  programs.

     In November 1999, we won a $4.9 million mission contract by the Space Sciences Laboratory at the University of California at Berkeley. We were competitively selected to design, build, integrate, test and operate, for one year, a small NASA-sponsored scientific, Earth-orbiting spacecraft called CHIPSat. CHIPSat is the first and, to SpaceDev's knowledge, only successful mission of NASA's low-cost University-Class Explorer series to date. Due to additional NASA and customer reviews, additional work, schedule extensions and a fee for one year of satellite operations, the CHIPSat contract award was increased by approximately $2.5 million in 2001 and 2002, bringing the total contract value for design, build, launch and operations to approximately $7.4 million. CHIPSat launched as a secondary payload on a Delta-II rocket on January 12, 2003. CHIPSat is the world's first orbiting Internet node. The satellite achieved 3-axis stabilization with all individual components and systems successfully operating and continues to work well in orbit. After more than two years. The CHIPSat program generated approximately $2.1 million, $3.2 million, $1.7 million, $0.4 million and $0.1 million of revenue in 2000, 2001, 2002, 2003 and 2004, respectively.

     On March 22, 2000, the California Spaceport Authority and the California Space and Technology Alliance awarded us a grant of approximately $100,000 to be used for test firing our hybrid rocket motors. California's Western Commercial Space Center also awarded us approximately $200,000 to help build and equip its satellite and space vehicle manufacturing facilities. These capabilities were used to expand our project and technology base.

     In July 2000, the National Reconnaissance Office granted us two separate follow-on competitive awards of approximately $400,000 each for further hybrid rocket engine design, test, evaluation, and development. Our work for the National Reconnaissance Office has helped fund two innovative hybrid rocket motor potential products:

- a family of small versatile orbital Maneuver and orbit Transfer Vehicles using clean, safe hybrid rocket propulsion technology; and

-     a  protoflight  hybrid propulsion module for a 50-kg class microsatellite.

     Both  of  those  contracts  were  successfully  completed.

     In September 2001, Scaled Composites awarded us a contract for a proprietary hybrid propulsion development program for Scaled's "SpaceShipOne," valued in excess of $1 million. The entire contract, awarded upon the submitted designs, was valued at approximately $2.2 million. The contract was indicative of an increased demand for our hybrid motor technology and expertise in the space industry. Work on this project generated approximately $1.2 million and $397,000 of revenue in 2002 and 2003, respectively. In September of 2003, we were selected by Scaled Composites as the sole supplier of hybrid propulsions systems, and was awarded the follow-on SpaceShipOne propulsion contract. We generated approximately $115,000 of revenue in 2003 and $686,000 of revenue in 2004 from this contract and related engineering change orders, with approximately $180,000 from engineering change orders and approximately  $506,000  from  the  contract.

-     On December 17, 2003, which corresponded with the 100th anniversary of the
Wright  Brothers  flight,  our hybrid  propulsion   system,   which  we
believe  is  the  world's  largest  of  its   kind,   aboard   SpaceShipOne,
successfully powered a pilot toward space on its historic first powered supersonic flight. After being released by the White Knight, a carrier aircraft, the SpaceShipOne Test Pilot flew the ship to a stable, 0.55 mach gliding flight condition, started a pull-up, and fired our hybrid rocket motor. Nine seconds later, SpaceShipOne broke the sound barrier and continued its steep powered ascent. The climb was very aggressive, accelerating forward at more than 3-g while pulling upward at more than 2.5-g. At motor shutdown, 15 seconds after ignition, SpaceShipOne was climbing at a 60-degree angle and flying near 1.2 Mach (930 mph). The test pilot then continued the maneuver to a vertical climb, achieving zero speed at an altitude of 68,000 feet.

- On June 21, 2004, our proprietary hybrid rocket motor technology successfully powered SpaceShipOne on its fourth and most important history-making flight to space. At approximately 7:45 AM PDT on Monday, June 21st, we powered SpaceShipOne well beyond the 50 mile altitude required to be considered a space flight, and created the world's first private sector astronaut. After being released by the White Knight, SpaceShipOne's test pilot, Mike Melvill, fired the rocket motor at the planned altitude and the rocket motor then propelled SpaceShipOne to over 328,000 feet in approximately 80 seconds, flying near Mach 5.0.

- On September 29, 2004 and October 4, 2004, our hybrid propulsion technology helped propel Scaled Composites/Paul Allen's SpaceShipOne into space flight history as the craft garnered the $10 Million Ansari X Prize, a contest created to stimulate the development of the private sector human space flight industry. We provided several critical components and the hybrid rocket technology for the craft's motor, including igniter, injector and main operating valve, which successfully performed as expected and powered SpaceShipOne on its historic manned flight. SpaceShipOne exceeded the altitude requirement on both scheduled flights as required by the Ansari X Prize competition. The hybrid propulsion system burned full duration and pilot Brian Binnie steered SpaceShipOne high above the Mojave, California desert to a height of 367,442 feet altitude (69.5 miles), which far exceeded the required 328,000 feet altitude - the goal required by the X Prize Foundation of St. Louis, Missouri. The altitude is generally considered to be the threshold of space.

     Although we were not the recipient of the Ansari X Prize, it was a contest designed to jumpstart the space tourism industry through competition among the most talented entrepreneurs and rocket experts in the world. SpaceShipOne was built and launched with private funds from Paul Allen. The craft was able to carry equivalent weight of three people to 100 kilometers (62.5 miles) and return safely to earth. The competition followed in the footsteps of more than 100 aviation incentive prizes offered between 1905 and 1935 credited with spawning today's multibillion-dollar air transport industry. By helping SpaceShipOne succeed, we were instrumental in moving the private space community closer to realizing its vision of creating safe, affordable, commercial human space flight.

     On April 4, 2002, SpaceDev, Inc., an Oklahoma corporation, was formed for the purpose of investigating and developing commercial space products in the state of Oklahoma. We currently has no plans to develop this business in Oklahoma and our subsidiary there remains dormant.

     On April 30, 2002, we were awarded Phase I of a contract to develop a Shuttle-compatible propulsion module for the Air Force Research Laboratory. We received an award for Phase II of the contract on March 28, 2003.
We are using  the  project  to  further expand our Maneuvering and
Orbital Transfer Vehicle technology and product line to satisfy government space transportation requirements. The first two phases of the contract have an estimated value of approximately $2.5 million, of which $100,000 was awarded for Phase I. Phase II of the contract is cost-plus fixed fee. In order to complete Phase II, we requested and were granted approximately four months of additional time and approximately $240,000 of additional funding, memorialized by a contract amendment executed on July 7, 2004. In addition to the Phase I and Phase II awards, there was an option worth approximately $800,000, which was initiated on May 3, 2004. The additional funding to complete AFRL Phase II came in part from the original $1 million option; thereby reducing the option to approximately $800,000. An additional effort to develop a miniaturized Shuttle-compatible propulsion module has been added to this contract and was worth approximately $150,000.

     On  July  9, 2003, we were awarded a contract by the Missile Defense
Agency to explore the use of microsatellites in national missile defense. It was a precursor contract to the $43 million contract mentioned below. Our microsatellites are operated over the Internet and are capable of pointing and tracking targets in space or on the ground. This study explored fast response microsatellite launch and commissioning; small, low-power passive sensors; target acquisition and tracking; formation flying and local area networking within a cluster of microsatellites; and an extension of our proven use of the Internet for on-orbit command, control and data handling. The contract was successfully concluded on February 27, 2004. The total contract value was $800,000. This contract was considered an investigatory phase by MDA.

     Also, on July 9, 2003, we were awarded a Phase I Small Business Innovation Research contract by Air Force Research Lab to design and effectively begin the development of our small launch vehicle. Our Small Launch
Vehicle will be designed to lift up to 1,000 pounds to Low Earth Orbit responsively and affordably. Our Small Launch Vehicle concept is based on a proprietary combination of technologies to increase the performance of hybrid rocket motor technology. Hybrid rocket motors are a combination of solid fuel and liquid oxidizer, and can be relatively safe, clean, non-explosive, and storable, and can be throttled, shut down and restarted. This contract was valued at approximately $100,000, and was a fixed price, milestone-based agreement, which was completed in about one year. The Phase II of this SBIR was awarded on September 29, 2004 and was worth approximately $1,557,000. The contract outlined the development and test firing of our large Common Core
Booster  for  our  Small   Launch   Vehicle.   Congress awarded us
approximately $3.0 million in additional funding for this project, which became available in late 2005 . We believe that there is additional interest by Congress in providing further funding to expand and accelerate the scope of the work; however, there can be no assurance that such work will be awarded to us.

     Also, on July 9, 2003, we were awarded a Phase I contract to develop micro and nanosatellite bus and subsystem designs. This Air Force Research Laboratory Small Business Innovation Research contract, valued at approximately $100,000, has enabled us to explore the further miniaturization of our unique  and  innovative microsatellite subsystems. It has also enabled we were to explore ways to reduce the time and cost to build small satellites through further standardization in order to help define de facto standards for payload hardware and software interfaces. The contract was fixed price, milestone-based and was completed in about one year. On August 23, 2004, we were awarded the Phase II of this Small Business
Innovation Research grant, which was later amended on September 8, 2004 to shorten the length of the overall contract, worth approximately $739,000 for carry-forward work.

     On July 24, 2003, we were awarded a contract by Lunar Enterprise of California for a first phase project to begin developing a conceptual mission and spacecraft design for a lunar lander program. The unmanned mission is being designed to put a small dish antenna near the south pole of the Moon. From that location it will be in near-constant sunlight for solar power generation, and should be able to perform multi-wavelength astronomy while communicating with ground stations on Earth. The contract value was $100,000 and was completed by November 2003. We were awarded a follow-on phase to further analyze launch opportunities, spacecraft design, trajectory possibilities, potential landing areas, available technologies for a small radio astronomy system, and communications and data handling requirements on July 20, 2004 in the amount of $150,000. The contract has been completed.

     On December 18, 2003, we were awarded a contract by the Defense Advanced Research Projects Agency for the study of Novel Satcom Microsat
Constellation Deployment. The contract was a milestone-based, fixed price contract with total consideration of approximately $200,000. On August 6, 2004, an additional $39,849 was added to the contract for increased scope, bringing the total contract value on this fixed price effort to approximately $240,000. The contract has been completed.

     On March 31, 2004, we were awarded a five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract for up to $43,362,271 to conduct a microsatellite distributed sensing experiment, an option for a laser communications experiment, and other microsatellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. This effort will be accomplished in a phased approach, with the first Task Order for approximately $1.1 million awarded on April 1, 2004 and completed by September 30, 2004. The second Task Order for approximately $8.3 million was awarded on October 20, 2004. The principal place of performance will be Poway, California. We expect to complete the work under the contract before March
2009. Government contract funds will not expire at the end of the current government fiscal year. The microsatellite distributed sensing experiment is intended to design and build up to six responsive, affordable, high performance microsatellites to support national missile defense. The milestone-based, multiyear, multiphase contract had an effective start date of March 1, 2004. Approximately $1.14 million of revenue was generated under the first phase of this contract. The first phase or "Task Order," resulted in a detailed mission and microsatellite design. The second phase or "Task Order," was signed on October 20, 2004 with an effective date of October 1, 2004. The second Task Order originally expected to be completed by January 2006, was extended at the request of the Missile Defense Agency, and was completed in March 2006 . The overall contract calls for us to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation flying microsatellites to be networked on-orbit with high speed laser communications technology. The third phase began April 1, 2006 .

BUSINESS  STRATEGY

     Our strategy is based on the belief that innovative advancements in technology and the application of standard business processes and practices will make access to space much more practical and affordable. We believe these factors will cause growth in certain areas of space commerce and will create new
space  markets  and   increased   demand  for  our proprietary   products.
Our business  strategy  for  historical  SpaceDev  operations is to:

-     Introduce  commercial  business  practices  into  the  space  arena,   use
off-the-shelf technology in innovative ways and standardize hardware and software to reduce costs and to increase reliability and profits;

-     Start  with  small,  practical  and  profitable  projects,   and  leverage
credibility and profits into larger and ever more bold initiatives, utilizing partnerships where appropriate;

- Bid, win and leverage government programs to fund SpaceDev's research and development and product development efforts;

- Integrate our smaller, low cost commercial spacecraft and hybrid space transportation systems to provide one-stop turnkey payload and/or data delivery services to target customers;

- Apply our low cost space products to new applications and to create new users, new markets and new revenue streams;

- Produce and fly commercial missions, in conjunction with partners and investors, throughout the inner solar system in the commercial beyond earth orbit "space";

- Join or establish a team to build a safe, affordable sub-orbital, passenger space plane to help initiate the space tourism business; and

- Establish a team to build a safe, affordable orbital passenger vehicle as a potential shuttle replacement.

     We believe that our business model emphasizing smaller satellites, commercial approaches, technological simplicity, architectural and interface standardization and horizontal integration (i.e., "whole product"), provides the following competitive advantages:

-     Enables  small-space  customers   to  contract   for   end-to-end  mission
solutions, reducing the need for and complexity of finding other contractors for different project tasks;

- Decreases schedule time and lowers total project costs, thereby providing greater value and increases return on investment for SpaceDev and its customers; and

-     Tends to create  barriers  to  entry   by   and   competition  from
competitors.

PRODUCTS  AND  SERVICES;  MARKET

     We currently have three primary lines of space products and services on which we believe a sound foundation and profitable, cash generating business can be built:

- Spacecraft Products and Services - Microsatellites & Nanosatellites, BD-II Spacecraft Buses, and Maneuvering and orbital Transfer Vehicles;

- Propulsion Products and Services - Hybrid Propulsion and Launch Vehicle Systems; and,

- Mechanical and electro-mechanical systems - actuators, gimbals, and arrays.

     These products and services are being marketed and sold directly into primarily domestic government, university, military and commercial markets. we consider ourselves a project company rather than a product company today, although products are generated from projects. Our long term goal and vision is to migrate from a project company to a product company. Our business is not seasonal to any significant extent; however, our business follows normal industry trends such as increased demand during bullish economic periods, or slow-downs in demand during periods of recession.

     In addition, we are working with partners to create new markets that can generate new space-related service, media, tourism and commercial revenue streams. While we believe that certain space market opportunities are still several years away, we are currently working with industry-leading partners to develop unique enabling technology for the potentially very large sub-orbital manned space plane tourism market; and creating a new unmanned Beyond Earth Orbit commercial market with spacecraft derived from our NASA
JPL  Mars  MicroMission  and  Boeing  Lunar  Orbiter  mission  design contracts.

SPACEDEV'S  SPACECRAFT  PRODUCTS  AND  SERVICES

     Microsatellites & Nanosatellites - We design and build small, light, high-performance, reliable and affordable micro- and nanosatellites. The primary benefit of micro- and nanosatellites is lower cost and weight. Since we can dramatically reduce manufacturing costs and the costs to launch the satellites to earth-orbit and deep space, we can pass those cost savings on to our customers. Small, inexpensive satellites were once the exclusive domain of scientific and amateur groups; however, smaller satellites are now a viable alternative to larger, more expensive ones, as they provide cost-effective solutions to traditional problems. We design and build low cost, high-performance space-mission solutions involving microsatellites (generally less than 100 kg) and even smaller satellites (less than 50 kg). Our approach is to provide smaller spacecraft and compatible low cost, safe hybrid propulsion space systems to a growing market of commercial, government and potentially international customers.

     BD-II (Boeing Delta-II compatible) spacecraft buses - We have a qualified microsatellite bus available to sell as a standard, fixed-price product to government and commercial customers needing an affordable satellite for small payloads. We began developing this product in 1999, when we were selected as the mission designer, spacecraft bus provider, integrator and mission operator of the University of California at Berkeley Space Sciences Laboratory's Cosmic Hot Interstellar Plasma Spectrometer ("CHIPS") mission. CHIPSat was launched at 4:45 PM PST on January 12, 2003 from

Vandenberg  Air  Force  Base  in  California.   The  satellite  achieved  3-axis
stabilization with all individual components and systems successfully operating and continues to work well in orbit.

     Maneuvering and orbital Transfer Vehicle - Our Maneuvering and orbital Transfer Vehicle system is a family of small, affordable, elegantly simple, throttleable, and restartable propulsion and integrated satellite products. Our Maneuvering and orbital Transfer Vehicle can be used as a standard propulsion module to transport a customer's payload to different orbits. The Maneuvering and orbital Transfer Vehicle provides the change in velocity and maneuvering capabilities to support a wide variety of applications for on-orbit maneuvering, proximity operations, rendezvous, inspection, docking, surveillance, protection, inclination changes and orbital transfers.

     Spacecraft  and  Subsystem  Design  -  We  also  provide   reliable,
affordable access to space through innovative solutions currently lacking in the marketplace. Our approach is to provide smaller spacecraft - generally 250 kg mass and less - and compatible hybrid propulsion space systems to commercial, university and government customers. The small spacecraft market is supported by the evolution and enabling of microelectronics, common hardware & software interface standards, and smaller launch vehicles. Reduction of the size and mass of traditional spacecraft electronics has reduced the overall spacecraft size, mass, and volume over the past 10 to 15 years. For example, our miniature flight computer is only 24 cubic inches and provides 300 million instructions per second of processing power versus a competitor's more "traditional" solution that requires about 63 cubic inches and only provides 10 MIPS.

     Microsatellite & Nanosatellite Launches - To support the growth in customer demand within the small satellite market, we work with launch providers to identify and market affordable launch opportunities and to provide customers with a complete on-orbit data delivery service that combines our spacecraft and hybrid propulsion products. These innovative, low-cost, turnkey launch solutions will allow us to provide one-stop shopping for launch services, spacecraft, payload accommodation, total flight system integration and test and mission operations. The customer only needs to provide the payload, and we have the capacity to perform all the tasks required for the customer to get to orbit and to begin collecting their data. In November 2005, we signed a contract with SpaceX of El Segundo, CA to purchase specified launch services on a Falcon I launch vehicle. The launch vehicle is planned for multiple primary microsatellite payloads and multiple secondary nanosatellite payloads produced by us or other suppliers. We have tentatively scheduled the first launch for May 2008, with additional optional launches to follow. We plan to launch a combination of microsatellites and nanosats on each Falcon launch. We consider the Falcon I launch vehicle, which is capable of delivering more than 600kg (1200 pounds) to low earth orbit, to be one of the most cost-effective domestic launch vehicles currently available.

     Mission Control and Operations - Our mission control and operations center, located in our headquarters building near San Diego, coupled with our mission control and operations package, is uniquely Internet-based and allows for the operation and control of missions from anywhere in the world that has access to the Internet. CHIPSat was the first U.S. mission to use end-to-end satellite operations with TCP/IP and FTP. While this concept has been analyzed and demonstrated by the NASA OMNI team, CHIPSat is the first to implement the concept as the only means of satellite communication. A formation flying cluster or constellation of TCP/IP-based microsatellites, similar to the cluster of microsats we are developing for the Missile Defense Agency, can be designed to communicate directly with each other, as in a wide area network in space. Provided any one satellite/node in this network is in line-of-sight with any ground station at any given time, the entire constellation could always maintain ground station connectivity, thus creating a network on-orbit and on the web, a direct extension of CHIPSat's elegantly simple TCP/IP mission operations architecture.

SPACEDEV'S  PROPULSION  PRODUCTS  AND  SERVICES

     Hybrid Rocket Propulsion and Launch Vehicle Systems - We provide a wide variety of safe, clean, simple, reliable, cost-effective hybrid propulsion systems to safely and inexpensively enable satellites and on-orbit delivery systems to rendezvous and maneuver on-orbit and deliver payloads to sub-orbital altitudes. Hybrid rocket propulsion is a safe and low-cost technology that has tremendous benefits for current and future space missions. Our hybrid rocket propulsion technology features a simple design, is restartable, is throttleable and is easy to transport, handle and store.

     Hybrid Orbital Vehicle - We have begun designing a reuseable, piloted, sub-orbital space ship that could be scaled to safely and economically transport passengers to and from low earth orbit, including the International Space Station. The name of the vehicle is the SpaceDev Dream Chaser(TM). We signed a non-binding Space Act Memorandum of Understanding with NASA Ames Research Center, which confirms our intention to explore novel, hybrid propulsion based hypersonic test beds for routine human space access. We will explore with NASA collaborative partnerships to investigate the potential of using our proven hybrid propulsion and other technologies, and a low cost, private space program development approach, to establish and design new piloted small launch vehicles and flight test platforms to enable near-term, low-cost routine space access for NASA and the United States. One possibility for collaboration is our SpaceDev Dream Chaser(TM) project, which is currently being discussed with NASA Ames. Unlike the more complex SpaceShipOne, for which we provided critical proprietary hybrid rocket motor propulsion technologies and components, the SpaceDev Dream Chaser(TM) would be crewed and launch vertically, like most launch vehicles, and would glide back for a normal horizontal runway landing. The sub-orbital SpaceDev Dream Chaser(TM) will have an altitude goal of approximately 160 km (about 100 miles) and will be powered by a single, high performance hybrid rocket motor, under parallel development by us for the SpaceDev Streaker(TM), a family of small, expendable launch vehicles, designed to deliver affordably small satellites to low earth orbit.

     The SpaceDev Dream Chaser(TM) will use motor technology being developed for the SpaceDev Streaker(TM) booster stage, the most powerful motor in the Streaker family. The SpaceDev Dream Chaser(TM) motor will produce approximately 100,000 pounds of thrust, about six times the thrust of the SpaceShipOne motor, but less than one-half the thrust of the 250,000 pounds of thrust produced by hybrid rocket motors developed several years ago by the American Rocket Company. our non-explosive hybrid rocket motors use synthetic rubber as the fuel, and nitrous oxide for the oxidizer to make the rubber burn. Traditional rocket motors use two liquids, or a solid propellant that combines the fuel and oxidizer, but both types of rocket motors are explosive, and all solid motors produce copious quantities of toxic exhaust. our hybrid rocket motors are non-toxic and do not detonate like solid or liquid rocket motors. Mission Analysis and Design - we can provide end-to-end mission design and analysis, including the design of the mission and its science, commerce or technology demonstration goals, the design of an appropriate space vehicle (satellite or spacecraft), prototype development, construction and testing of the spacecraft, integration of one or more payloads (instruments, experiments or technologies) into the spacecraft, integration of the spacecraft onto the launch vehicle (rocket), the launch and the mission control and operations during the life of the mission. Many of our products and services are now qualified or are nearing qualification to assist with missions that orbit the earth, travel to another planetary body, or cruise through space taking measurements and transmitting valuable data back to Earth.

COMPONENTS  AND  RAW  MATERIALS

     Although the historic SpaceDev business may experience a shortage of certain parts and components related to its products, we have many alternative suppliers and distributors and is not dependent on any individual supplier or distributor. Furthermore, we have not experienced difficulty in our ability to obtain parts or component materials, nor do we expect this to be a problem in the future.

COMPETITION

     We compete for sales of our products and services based on price, performance, technical features, contracting approach, reliability, availability, customization, and, in some situations, geography. Our primary competition for low-cost propulsion systems using clean, safe, commercially available hybrid rocket motor technology comes from Cesaroni Technology Incorporated in Canada and their affiliates. While Lockheed Martin has demonstrated large-scale hybrid rocket capability, and there are a number of smaller enterprises, especially academic-based organizations, in the domestic market currently investigating various aspects of hybrid rocket technology, to date we have seen limited competitive pressures arising from these organizations.

     The primary domestic competition for unmanned earth-orbiting microsatellites, unmanned deep space micro-spacecraft and microsatellite subsystems as well as software systems comes from other small companies such as AeroAstro, Orbital Sciences and Spectrum Astro. The most established international competitors are Surrey Satellite Technology Limited in the United Kingdom, OHB Systems in Germany, an OHB Technology AG Company, and EADS Astrium with locations throughout Western Europe. Swedish Space Corporation is also able to compete in the small-satellite arena, particularly in the European market. In addition to private companies, there are a limited number of universities in the United States that have the capability to produce reasonably simple microsatellites; these include, Weber State in Ogden, Utah and Colorado University in Boulder, Colorado.

     While  we  believe  that  our product and service offerings provide a wide  breadth  of  solutions  for our customers and prospective customers, some  of its competitors compete across many of our product lines. Several
of  SpaceDev's  current  and  potential  competitors  have  greater   resources,
including technical and engineering resources. We are not aware of any established large companies (e.g., Northrop Grumman, Lockheed Martin, Boeing),
which  have  expressed  corporate  goals  to   design   and   build  inexpensive
micro-spacecraft  for  a  mission,  which would be our direct competition.

     We also  compete  with  each   of   our competitors   for   qualified
engineers.  There  are  a  limited  number  of  individuals  with   all  of  the
requirements that we seek and there can be no assurance that we can locate and recruit these individuals in a timely and cost-effective manner. Many of our competitors have greater resources than we do and can offer higher salaries or better incentives to attract these individuals.

REGULATION

     Our business  activities  are  regulated  by  various   agencies  and
departments of the U.S. government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the United States Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information complies with the Export Administration Regulations and the International Traffic in Arms Regulations ("ITAR"). Exports of our products, services and technical data require either Technical Assistance Agreements or licenses from the United States Department of State, depending on the level of technology being transferred. This includes recently published regulations restricting the ability of United States-based companies to complete offshore launches, or to export certain satellite  components  and  technical  data  to  any  country outside the United
States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government is very strict with respect to compliance and has served notice that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation. Our failure to comply with any of the foregoing regulations
could  have  serious  adverse   effects.    Also,  our ability   to
successfully market and sell into international markets may be severely hampered due to ITAR regulation requirements. Our conservative position is to consider any material beyond standard marketing material to be regulated by ITAR.

     In addition to the standard local, state and national government regulations that all businesses must adhere to, the space industry has specific regulations. In the United States, command and telemetry frequency assignments for space missions are primarily regulated by the Federal Communications Commission for our domestic commercial products. Our products geared
toward  domestic  government   customers   are   regulated   by   the   National
Telecommunications  Information  Agency  and  any  of  our products   sold
internationally, if any, are regulated by the International Telecommunications Union. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the United States Air Force. In addition, all commercial space launches that we might perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the Federal Communications Commission and National Telecommunications and Information Administration obtain these approvals from the International Telecommunication Union.

     We are  also  required  to   obtain  permits,  licenses,  and  other
authorizations under federal, state, local and foreign statutes, laws or regulations or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof. Presently, we do not have a requirement to obtain any special environmental licenses or permits.

     We may need to utilize the Deep Space Network on some of its missions. The Deep Space Network is a United States funded network of large antennas that supports interplanetary spacecraft missions and radio and radar astronomy observations for the exploration of the solar system and the universe. The network also supports selected Earth-orbiting missions. The network is a facility of NASA, and is managed and operated for NASA by the Jet Propulsion Laboratory. The Telecommunications and Mission Operations Directorate manages the program within the Jet Propulsion Laboratory. Coordination for the use of this facility is arranged with the Telecommunications and Mission Operations Command.

     Also,  as  some  of  our projects  with   the   Department of Defense
proceed,  we may  need  special  clearances  to  continue   working on and
advancing  our projects.  Classified  programs generally will require that we comply with various Executive Orders, Federal laws and regulations and customer security requirements that may include specialized facilities and restrictions on how we develop, store, protect and share information. Laboratories, manufacturing and assembly areas, meeting spaces, office areas, storage areas, computers systems and networks and telecommunications systems may require modification or replacement in order to comply with customer requirements. Classified programs may require our employees to obtain government clearances and restrict our ability to have key employees work on these programs until these clearances are received from the appropriate United States government agencies. In order to staff these programs, we may need to recruit personnel with the appropriate professional training, experience and security clearances. There are a very limited number of individuals with all of the requirements that we seek. There is no assurance that we can locate  and  recruit  these  individuals  in a timely and cost-effective manner.
We may be required to modify existing facilities and to develop new facilities and capabilities that will only be utilized by these classified programs. We may be required to install computer networks, communications systems and monitoring systems that are dedicated to these classified programs. Some or all of these requirements may entail substantial additional expense. It is uncertain whether we will be able to recover any of the costs of these
systems  from  our customers.   Many  of  these  classified  programs  are
regulated by Executive Orders, various Federal laws and regulations and customer requirements. Our failure to comply with any of the foregoing Executive Orders, Federal laws and regulations and customer requirements could have serious adverse effects. Also, our ability to successfully market and sell into the Department of Defense markets may be severely hampered if we are unable to meet classified program requirements. There is no assurance that we will be able to pass successfully the criteria required in order to win a classified program or to maintain current contracts, such as our Missile Defense Agency contract (which may become classified), and there is no assurance that we will maintain that status once it has been obtained. This year we began an active program to complete the steps required in order to win preliminary certification for classified programs. A number of our employees have received preliminary and permanent security clearances.
We received preliminary certification for classified computer system processing in early 2005, which was subsequently renewed in early 2006 .

EMPLOYEES

     At    May  1,  2006, we employed approximately 200 persons, full and part-time, most of whom are spacecraft, propulsion, systems, mechanical and electrical engineers, certified assembly, integration and test technicians and other support personnel. We expect to hire other personnel as necessary for completion of projects, product development, quality assurance, sales and marketing, finance and administration. In addition, due to the nature of our business, it may become necessary to lay off employees whose work is no longer required to maintain operations in order to prevent cost overruns. We do not have any collective bargaining agreements with our employees and believe our relations with employees are good.

INTELLECTUAL  PROPERTY

     We rely, in part, on patents, trade secrets and know-how to develop and maintain its competitive position and technological advantage. We have protected and intend to continue to protect our intellectual property through a combination of patents, license agreements, trademarks, service marks, copyrights, trade secrets and other methods of restricting disclosure and transferring title. We have filed patent applications relating to our hybrid propulsion and satellite technology. There can be no assurance that these applications will be granted. We have and intend to continue to enter into confidentiality agreements with our employees, consultants and vendors, to enter into license agreements with third parties and generally to seek to control access to and distribution of our intellectual property.

     In  August  1998,  we acquired   rights   to   intellectual  property
(including three patents and trade secrets) from an individual who had acquired them from the former American Rocket Company, which specialized in hybrid rocket technology. We are obligated to issue warrants to this individual to purchase  a  minimum  of 100,000 and a maximum of 3,000,000 shares of our common stock over ten years beginning at the inception of the agreement, depending on our annual revenues directly related to sales of hybrid technology-based products from the original technology acquisition. To date, we  have  issued  warrants  to  purchase  a  total  of  100,000 shares of our common stock under the agreement, of which, none of the warrants have been  exercised  and 25,000 warrants expired unexercised. We acquired some of  its  expertise  in  hybrid  propulsion  technology  from the American Rocket
Company;  however,  we  are  using  our own  technology  to  develop   the
responsive, affordable SpaceDev Streaker(TM) small launch vehicle under an Air Force contract.

PROPERTIES

     In January 2003, we entered into a sale and leaseback of its 25,000 square foot headquarters facility in Poway, California. We originally purchased the facility in December 1998. The rent is approximately $26,000 per month with a 3.5% increase annually. We are responsible for property tax and liability insurance on the facility. We were required to make an advance payment in the form of a security deposit of approximately $25,700. James W. Benson, SpaceDev's Chairman and Chief Technology Officer, provided a guarantee for the lease. The lease is scheduled to expire in 2013.

     The facility includes a small Spacecraft Assembly and Test facility with an 1,800 square foot Class 100,000 clean room, avionics development lab, machine shop with rocket motor casting capability, mechanical assembly lab, and mission control and operations center. Key uses of the facility are program and project conferences and meetings, engineering design, engineering analysis, spacecraft assembly, avionics labs and software labs and media outreach. We also have an Internet-based Mission Control and Operations Center within the facility.

     Upon the acquisition of Starsys, we acquired manufacturing facilities in Boulder, Colorado and Durham, North Carolina, which facilities include:

-     Computer  Aided  Design  (CAD)  software  and  systems;

-     45,000  square  foot  of  floor space in facilities in Boulder and Durham;

-     9,000  square  foot  class  300,000  clean  room  manufacturing  area;

-     Three  class  10,000  clean  rooms  manufacturing  area;

-     One  class  1,000  clean  room  manufacturing  area;

-     Class  100  flow  benches;

-     Electrostatic  discharge  (ESD)  manufacturing  areas;

-     Multiple  thermal  and  thermal  vacuum  chambers;

-     Multiple,  coordinate  measurement machines (CMM) for part inspection; and

-     In-house,  computer  numerically  controlled  (CNC)  machine  shop.

LITIGATION

     We are currently not aware of any legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                    INFORMATION REGARDING BUSINESS OF STARSYS

OVERVIEW

     Starsys  Research  Corporation was acquired by us on January 31, 2006 in  a  tax-free  forward  triangular  merge, renamed Starsys, Inc., and is now a wholly-owned subsidiary of SpaceDev. Starsys is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraining, deploying and actuating of moving spacecraft components. Starsys manufactures a wide range of products that include bi-axis gimbals, flat plate gimbals, solar array pointing mechanisms, deployable booms, separation systems, thermal louvers, actuators, restraint devices and cover systems. Starsys' products are sold both as "off-the-shelf" catalog products which represent previously qualified devices with spaceflight history, and as custom systems that are developed for specific applications. Starsys' products are typically sold directly to spacecraft manufacturers. Starsys' customer base is segregated into three major segments: (1) domestic and international commercial spacecraft (communication and imaging satellites), (2) civil spacecraft (NASA) that are primarily scientific in nature and (3) defense spacecraft that support the United States' military capability. Starsys also offers products to non-space customers, including aerospace, maritime, and industrial customers.

     Starsys' engineering and manufacturing capabilities position the company to provide both mechanical and electromechanical subsystems for spacecraft. Starsys' strategy is to identify opportunities to develop products from custom mechanical and electromechanical subsystems. To extend the product life cycle, Starsys has developed and expanded this "product platforms" business model.
Product platforms are subsystems for which non-recurring and development engineering has been retired and for which there is continued customer demand. Starsys' product offerings currently include High Output Paraffin ("HOP") actuators, hinges, battery bypass switches, thermal louvers, bi-axial gimbals and solar array drives, among others. The product life cycle for this type of product within the space industry is approximately 15 years.

HISTORY  AND  RECENT  EVENTS

     Starsys incorporated under the laws of Colorado in April 1988 as Helicon Research Corporation. In May 1988, the company changed its name to Starsys Research Corporation.

     Starsys was founded as a provider of non-explosive HOP actuators for spacecraft that replaced explosive actuators traditionally used for spacecraft deployables. Through the early 1990's, Starsys became a supplier of mechanisms based on this non-explosive, re-settable actuator technology and also expanded from HOP actuator products to mechanical and electromechanical components.

     In 2000, Starsys acquired the assets of American Technologies Consortium, referred to as ATC, to meet the growing demand for electromechanical systems in the spacecraft industry. This acquisition expanded Starsys' range of electromechanical components, added a new line of electromechanical subsystems, and enabled Starsys to develop additional high value products, including bi-axial gimbals, "quiet drive" (QuAD) electronics controllers, and solar array drives.

STARSYS  PRODUCT  MIX

     Starsys targets two distinct markets, mechanical subsystems and electromechanical subsystems. The mechanical subsystems market includes hinges, latches, release mechanisms, and deployable structures and systems for spacecraft and payloads. The electromechanical subsystems market includes antenna pointing mechanisms, gimbals, solar array deployment actuators, instrument mechanisms and actuators, and deployment and aperture mechanisms for spacecraft and payloads. For 2005, Starsys' product mix was 72% mechanical and 28% electromechanical by program count and approximately 32% mechanical and approximately 68% electromechanical by program value.

COMPETITION

     Starsys' competition varies by business segment and product areas. The following summarizes principal organizations that compete with Starsys.

     Mechanical subsystems range from customized hinges and latching devices to cover systems and integrated structures for payloads, typically not requiring customized, or Starsys-supplied, electromagnetic devices. Competition includes:
Alliance Spacesystems Inc. and Swales Aerospace. Starsys provides clamp band systems for small satellite separations and deployable structures. Starsys believes its primary competitor in the small satellite separations market is Planetary Systems Inc. Starsys believes that the primary competitors in the deployable structures market are ATK Space Systems (formerly AEC Able Engineering), NGST Astro (formerly SPAR Astro Aerospace) and Harris Corporation. Electromechanical subsystems range from motors and actuators (typically motors with transmissions and various ancillary elements) to sophisticated systems that incorporate control electronics for applications such as antenna and solar array pointing, and instruments that sweep a pattern or actively track. We believe that the competition for motors and actuators are MPC Products Corporation, CDA Astro, Aeroflex (a subsidiary of UMTC), Moog Inc. and ATK Satellite Systems. As these products become more specialized the competition may include Aeroflex, MOOG and the Ball Aerospace & Technologies Corp.

Some  competitors  of  Starsys  are  also  customers  of  SpaceDev.

     Starsys believes the alternatives for its restraint and release products are pyrotechnic devices built by Hi-Shear and Pacific Scientific and non-pyrotechnic products, supplied by NEA, TiNi Aerospace, and G&H Technologies.

     Many of Starsys' competitors are larger and have substantially greater resources than it does. Furthermore, it is possible that other domestic or foreign companies or governments, some with greater experience in the space and defense industry and many with greater financial resources than Starsys possesses, will seek to provide products or services that compete with its products or services. Any such foreign competitor could benefit from subsidies from or other protective measures by its home country.

ENGINEERING  AND  DESIGN

     In addition to its manufacturing operations, Starsys has a team of experienced engineers focused on advanced engineering of mechanical and electromechanical subsystems. The engineering group includes mechanical and aerospace engineers, engineering technicians and designers. Areas of expertise include mechanical and electromechanical subsystem design, analysis, test, and program management.

QUALITY  ASSURANCE  AND  TESTING

     Starsys is ISO-9001 certified and AS9100 compliant. Starsys is currently engaged in AS9100 certification.

     Starsys utilizes test equipment that is calibrated and traceable to NBS standards. Starsys also maintains access to certified suppliers for vibration, shock and electromagnetic interference (EMI) testing.

RESEARCH  AND  DEVELOPMENT


     Starsys invests in product-related research and development to conceive and develop new products and to enhance existing products. Starsys' research and development expenses totaled approximately $11,782,000 in the year ended December 31, 2005, and $10,525,000 in the year ended December 31, 2004. In addition, a large portion of Starsys' total new product development and enhancement programs is funded under customer contracts.

PATENTS

     Starsys relies, in part, on patents, trade secrets and know-how to develop and maintain its competitive position and technological advantage, particularly with respect to its launch vehicle and satellite products. Starsys holds U.S. and foreign patents relating to release devices, deployable truss structures and battery cell shorting mechanisms. The majority of Starsys' U.S. patents relating to the noted technologies expire between 2019 and 2022.

COMPONENTS  AND  RAW  MATERIALS

     Starsys purchases a significant percentage of its product components, structural assemblies and certain key satellite components and instruments from third parties. Starsys also occasionally obtains from the U.S. government parts and equipment that are used in the production of its products or in the provision of its services. Generally, Starsys has not experienced material difficulty in obtaining product components or necessary parts and equipment, and believes that alternatives to its existing sources of supply are available, although increased costs and possible delays could be incurred in securing alternative sources of supply. Starsys relies upon sole source suppliers for potentiometers, slip ring assemblies, specialized impellers, specialized heaters and paraffin material. While alternative sources would be available, the inability of any such supplier to provide Starsys with these items to qualified specifications would result in an adverse effect on Starsys' ability to manufacture its products.

CUSTOMERS

     Starsys' business is focused on mechanical and electro-mechanical systems, sub-systems and components that support assembly of spacecraft by our customers. Those customers, primarily the Prime Contractors in the aerospace market, support the government and commercial end users by integrating our products into higher level assemblies and spacecraft. Lockheed Martin Companies, Boeing Company, Northrop Grumman Space Technologies, ITT Industries, and Swales Aerospace are prime contract customer, which have each accounted for 10% or more of our consolidated revenues. Starsys has multiple contracts with each of these customers and we do not believe any single customer contract is material to

Starsys. The remainder of Starsys' business is with multiple customers that support the Department of Defense through the prime contractors, and the commercial spacecraft market, the civil spacecraft market, and NASA, including through Small Business Innovative Research (SBIR) grants and Long Term Agreements (LTA's) with the prime contractors.

     Starsys' business development process is generally competitive bid in response to a request for proposal (RFP) that is generated by Starsys' potential customers. These proposals have various bases, including firm fixed price, cost plus fixed fee, and time and materials. Starsys typically prepares between ten and twenty proposals in a given month and it usually has one to three weeks to respond to the request.

     These proposals are managed by product area. Starsys defines three specific product areas for its business: electromechanical systems, which includes motors, control, and logic, mechanical systems, which includes spring and paraffin driven mechanisms as well as deployable structures, and catalog products, which includes our release mechanisms, hinges and thermal control devices. Starsys also executes on long term build to print contracts with some of the prime contractors.

     Starsys averages between 55 and 70 active programs at any time and the average duration of its programs is 11 months, with programs as short as 60 days and as long as 3 years. Currently this mix is approximately 70% in support of governmental work, both open and classified, 20% commercial, and 10% with NASA, but this mix changes frequently with new contract awards.

U.S.  GOVERNMENT  CONTRACTS

     During 2005 and 2004, approximately 78% and 82%, respectively of Starsys' total annual revenues were derived from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government prime contractors.

     Major  contracts  with   the  U.S.  government  primarily   fall  into  two
categories:   cost-reimbursable   contracts   and  fixed-price   contracts.
Approximately 9% of revenues from U.S. government contracts in 2005 were derived from cost-reimbursable contracts and 91% of revenues from U.S. government contracts were derived from fixed-price contracts. Under a cost-reimbursable contract, Starsys recovers its actual allowable costs incurred, allocable overhead costs and a fee consisting of a base amount that is fixed at the inception of the contract and/or an award amount that is based on the customer's evaluation of its performance in terms of the criteria stated in the contract. Starsys' fixed-price contracts include fixed-price and fixed-price incentive fee contracts. Under firm fixed-price contracts, work performed and products shipped are paid for at a fixed price without adjustment for actual costs incurred in connection with the contract. Therefore, Starsys bears the risk of loss due to increased cost, although some of this risk may be passed on to subcontractors. Fixed-price incentive fee contracts provide for sharing by Starsys and the customer of unexpected costs incurred or savings realized within specified limits, and may provide for adjustments in price depending on actual contract performance other than costs. Costs in excess of the negotiated maximum (ceiling) price and the risk of loss by reason of such excess costs are borne by Starsys, although some of this risk may be passed on to subcontractors.

     All of Starsys' U.S. government contracts and, in general, its subcontracts with other U.S. government prime contractors provide that such contracts may be terminated for convenience by the U.S. government or the prime contractor, respectively.  Furthermore,  any  of  these  contracts  may  become subject to a government-issued stop work order under which Starsys would be required to suspend production. In the event of a termination for convenience, contractors generally are entitled to receive the purchase price for delivered items, reimbursement for allowable costs for work in process and an allowance for reasonable profit thereon or adjustment for loss if completion of performance would have resulted in a loss. For a more detailed description of risks relating to the U.S. government contract industry, see the "Risk Factors" section beginning on page 7. Starsys derives a significant portion of its revenues from U.S. government contracts.

REGULATION

     Starsys' ability to pursue its business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Starsys' classified programs require that it and certain employees maintain appropriate security clearances. Starsys also requires licenses from the U.S. Department of State and the U.S. Department of Commerce with respect to work Starsys does for foreign customers or with foreign subcontractors.

BACKLOG

   Starsys' firm backlog was approximately $13.7 million at December 31, 2005 and approximately $10.6 million at December 31, 2004.

     Starsys' firm backlog as of December 31, 2005 consisted entirely of contracts with the U.S. government and its agencies or from subcontracts with prime contractors of the U.S. government. Most of Starsys' government contracts are funded incrementally on a year-to-year basis. Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies could materially adversely affect the financial condition and results of operations of Starsys.

     Furthermore, contracts with the U.S. government may be terminated or suspended by the U.S. government at any time, with or without cause. Such contract suspensions or terminations could result in unreimbursable expenses or charges or otherwise adversely affect the business of Starsys.


                                   MANAGEMENT

INFORMATION  REGARDING  SPACEDEV'S  DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following are our current directors and executive officers of SpaceDev and their background and ages as of May 1, 2006.



NAME. . . . . . . . . . . . . . . . . . . .  AGE  TITLE
-------------------------------------------  ---  --------------------------------------------------------------------
James W. Benson . . . . . . . . . . . . . .   61  Chairman of the Board and Chief Technology Officer
Mark N. Sirangelo . . . . . . . . . . . . .   45  Vice Chairman of the Board and Chief Executive Officer
Richard B. Slansky. . . . . . . . . . . . .   49  President, Chief Financial Officer, Corporate Secretary and Director
Scott Tibbitts. . . . . . . . . . . . . . .   48  Managing Director and Director
Robert Vacek. . . . . . . . . . . . . . . .   44  President of Starsys, Inc.
Frank Macklin . . . . . . . . . . . . . . .   49  Vice President, Engineering
Randall K. Simpson. . . . . . . . . . . . .   59  Vice President, New Business Development & Project Management
Stuart Schaffer . . . . . . . . . . . . . .   46  Director
Wesley T. Huntress. . . . . . . . . . . . .   64  Director
Curt Dean Blake . . . . . . . . . . . . . .   48  Director
General Howell M. Estes, III (USAF Retired)   64  Director
Robert S. Walker. . . . . . . . . . . . . .   63  Director
Scott McClendon . . . . . . . . . . . . . .   66  Director
Susan Benson. . . . . . . . . . . . . . . .   60  Director


     James W. Benson is our founder and has served as our Chairman of the Board since October 1997. Mr. Benson also served as our chief executive officer from October 1997 until December 2005, at which time he was succeeded by Mark N. Sirangelo in such position and became our chief technology officer. In 1984, Mr. Benson founded Compusearch Corporation (later renamed Compusearch Software Systems) in McLean, Virginia, which was engaged in the development of software algorithms and applications for personal computers and networked servers to create full text indexes of government procurement regulations and to provide instant full text searches for any word or phrase. In 1989, Mr. Benson started the award-winning ImageFast Software Systems, which later merged with Compusearch. In 1995, Mr. Benson sold Compusearch and ImageFast, and retired at age fifty. Mr. Benson started SpaceDev, Inc., a Nevada corporation, which was acquired by Pegasus Development Corp, a Colorado corporation, in October of 1997. Mr. Benson acquired a controlling ownership in Pegasus and later changed its name to SpaceDev, Inc. Mr. Benson holds a Bachelor of Science degree in Geology from the University of Missouri. He founded the non-profit Space Development Institute, and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also vice-chairman and private sector representative on NASA's national Space Grant Review Panel, and is a member of the American Society of Civil Engineers subcommittee on Near
Earth Object Impact Prevention and Mitigation. Mr. Benson and Susan Benson are married but separated.

     Mark  N.  Sirangelo  was  a  member  of QS Advisors, LLC, and also a member of The QuanStar Group LLC, business advisors to SpaceDev until he was appointed as our Vice Chairman and chief executive officer in December
2005. Mr. Sirangelo's roles were as a managing member from December 2003 and chief executive officer of the QuanStar Group, LLC from December 2003 until November 2005 and the managing member of QS Advisors, LLC from February 1998 to December 2005. QS Advisors, and The QuanStar Group are strategic and business advisors to SpaceDev. Mr. Sirangelo actively participated in the development in a number of early-stage companies in aerospace, technical, scientific and other industries. His work at Quanstar also included hands-on involvement with technology commercialization transfer for university and government laboratories. From 2001 until 2003, Mr. Sirangelo also served as a senior officer of Natexis Bleichroeder, Inc., an international investment banking firm. Prior to Natexis, he was the principal founder of Production Group International, Inc., an advanced communications company. Mr. Sirangelo served as Production Group International's chairman and chief executive officer from December 1989 until December 1997. Mr. Sirangelo has a bachelor's degree in science, a master's degree in business and juris doctorate, all from Seton Hall University. Mr. Sirangelo is currently on the board of directors of two privately held corporations: Advanced Cerametics, Inc. and Adam Aircraft Industries, Inc. He is also a director for the National Center for Missing and Exploited Children in addition to serving as a director and treasurer of the International Center for Missing and Exploited Children.

     Richard B. Slansky is currently our president, chief financial officer, director and corporate secretary. He joined us on February 10,
2003 as chief financial officer and corporate secretary. In November 2004, Mr. Slansky was appointed as president and director. Mr. Slansky served as interim chief executive officer, interim chief financial officer, and director for Quick Strike Resources, Inc., an IT training, services and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as chief financial officer, vice president of finance, administration and operations and corporate secretary for Path 1 Network Technologies, Inc., a public company focused on merging broadcast and cable quality video transport with IP networks. From January 1999 to May 2000, Mr. Slansky served as president, chief financial officer and member of the Board of Directors of Nautronix, Inc., a marine electronics/engineering services company. From August 1995 to January 1999, Mr. Slansky served as chief financial officer of Alexis Corporation, an international pharmaceutical research products technology company. He also served as President and chief financial officer of C-N Biosciences, formerly Calbiochem, from July 1989 to July 1995. Mr. Slansky is currently serving on the Board of Directors of two privately held high technology companies, including Sicommnet, Inc., one private real estate company and the Girl Scouts of San Diego and Imperial Counties. Mr. Slansky earned a bachelor's degree in economics and science from the University of Pennsylvania's Wharton School of Business and a master's degree in business administration in finance and accounting from the University of Arizona.

     Frank Macklin was appointed as our vice president of Engineering in 2004. Mr. Macklin has been our chief engineer of hybrid propulsion systems and the technical leader for our National Reconnaissance Office-funded
SPOTV Hybrid System Definition study, and is acting chief engineer for our Maneuvering and Orbital Transfer Vehicle Hybrid Technology Development and X-Motor Development. Mr. Macklin was a founder of Integrated Space Systems, Inc., which was acquired by SpaceDev in 1998. From January 1987 to December 1994, Mr. Macklin worked at the General Dynamics Space Systems Division in San Diego, California. From March 1984 to December 1986, Mr. Macklin served as a member of the Peacekeeper developmental launch team at Vandenberg Air Force Base. Mr. Macklin is a California State registered professional electrical engineer with more than 20 years of experience with launch vehicles, ground launch control systems, launch sites and launch teams. Mr. Macklin received his B.S.E.E. degree from San Diego State University and is a California Board Certified Professional Engineer.

     Randall K. Simpson is our vice president of new  business development and  project management, having joined us in January 2004. Mr. Simpson has over 30 years of diversified experience in business development, product definition, engineering development and support for aerospace, commercial and international customers. From October 2000 to January 2004, Mr. Simpson served as assistant vice president of program management for Alvarion, Inc., a high technology commercial communications firm. From March 1997 to September 2000, Mr. Simpson was vice president of engineering for Cubic Defense Systems, an engineering and production company providing military training ranges, laser instrumentation products, space avionics and battlefield communications equipment. From November 1992 to February 1997, Mr. Simpson was program director for advanced test systems and engineering director for GDE Systems, which develops, integrates and produces test equipment for advanced electronic aircraft, munitions, space launch, satellite and telecommunications systems. Mr. Simpson began his career at General Dynamics/Convair where he held various positions. Mr. Simpson received both his B.S.E.E. degree and M.S.E.E. from San Diego State University.

     Stuart Schaffer was appointed to our Board of Directors in  May 2002.
Mr. Schaffer is currently the president of vendor affairs for Sicommnet, Inc., an internet marketplace company, where both Messrs. McClendon and Slansky are members of the Sicommnet Board of Directors. From August 2003 to January 2005, Mr. Schaffer was the vice president of marketing for Overture Performance Marketing -- a business unit of Overture Services, which is a subsidiary of Yahoo! From May 2002 to August 2003, Mr. Schaffer was our vice president of product development/marketing. From 1998 to 2001, Mr. Schaffer acted as vice president of marketing for Infocus Corporation. From 1985 to 1998, Mr. Schaffer worked for the Hewlett-Packard Company, where he held various positions in Business Development, Marketing and Business Planning. Mr. Schaffer has worked with the Leukemia & Lymphoma Society, on a volunteer basis, as an assistant coach and mentor. Mr. Schaffer has an M.B.A. degree from Harvard and a B.S.
degree  in  physics  from  Harvey  Mudd  College.

     Wesley T. Huntress was elected to our Board of Directors as an independent director in June 1999, and is a member of our Audit Committee and Nominating/Corporate Governance Committee. Dr. Huntress is currently director of the Geophysical Laboratory at the Carnegie Institution of Washington in Washington, DC, where he leads an interdisciplinary group of scientists in the fields of high-pressure science, astrobiology, petrology and biogeochemistry. From October 1993 to September 1998, Dr. Huntress served as the associate administrator for Space Science at NASA where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. Dr. Huntress also served as a director of NASA's Solar System Exploration Division from 1990 to 1993, and as special assistant to NASA's director of the Earth Science and Applications from 1988 to 1990. Dr. Huntress came to NASA Headquarters from Caltech's Jet Propulsion Laboratory, or JPL. Dr. Huntress joined JPL as a National Research Council resident associate after receiving is B.S. degree in Chemistry from Brown University in 1964 and his Ph.D. in Chemical Physics from Stanford in 1968. He became a permanent research scientist at JPL in 1969. At JPL Dr. Huntress served as co-investigator for the ion mass spectrometer experiment in the Giotto Halley's Comet mission, and as an interdisciplinary scientist for the Upper Atmosphere Research Satellite and Cassini missions. He also assumed a number of line and research program management assignments while at JPL, and spent a year as a visiting professor in the Department of Planetary Science and Geophysics at Caltech.

     Curt  Dean  Blake  was  appointed   to  our Board  of Directors as an
independent director in September 2000. He serves as chairman of our Audit Committee and is a member of our Compensation Committee. Mr. Blake is the chief executive officer of GotVoice, Inc., a startup company in the voicemail consolidation and messaging business. From 1999 to 2002, Mr. Blake provided consulting services to various technology companies, including Apex Digital, Inc. and SceneIt.com. Mr. Blake acted as the chief operating officer of the Starwave Corporation from 1993 until 1999, where he managed business development, finance, legal and business affairs. From 1992 to 1993, Mr. Blake worked at Corbis, where he led the acquisitions and licensing effort to create a taxonomic database of digital images. Mr. Blake acted as general counsel to Aldus Corporation, a public company, from 1989 to 1992, where he was responsible for all legal matters. Prior to that, Mr. Blake was an attorney at Shidler, McBroom, Gates & Lucas in Washington State, during which time he was assigned as onsite counsel to the Microsoft Corporation, where he was primarily responsible for the domestic OEM/Product Support and Systems Software divisions. Mr. Blake has an M.B.A. degree and J.D. degree from the University of Washington.

     General  Howell  M.  Estes,  III (USAF Retired) was appointed to our
Board  of  Directors  as  an  independent director in April 2001, is chairman of
our Nominating/Corporate  Governance  Committee  and   is   a   member  of
our Compensation  Committee.  General Estes retired from the United States
Air Force in 1998 after serving for 33 years. At that time he was the Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command, and the Commander of the Air Force Space Command headquartered at Peterson Air Force Base, Colorado. In addition to a bachelor of science degree from the Air Force Academy, he holds a master of arts degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's J.F.K. School of Government. Gen. Estes is the president of Howell Estes & Associates, Inc., a consulting firm to chief executive officers, presidents and general managers of aerospace and telecommunications companies worldwide. He serves as vice chairman of the Board of Trustees at The Aerospace Corporation. He served as a consultant to the Defense Science Board Task Force on SPACE SUPERIORITY and more recently as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization, also known as the Rumsfeld Commission.

     Robert  S.  Walker  was  appointed  to  our Board of Directors  as an independent director April 2001. He is currently a member of our Nominating/ Corporate Governance Committee. Mr. Walker has acted as chairman of Wexler & Walker Public Policy Associates in Washington, D.C. since January 1997. Mr. Walker was a member of the U.S. House of Representatives from 1977-1997, during which time he served as chairman of the House Science Committee, vice chairman of the Budget Committee, and participated in House Republican leadership activities. Mr. Walker was the first sitting member of the U.S. House of Representatives to be awarded NASA's highest honor, the Distinguished Service Medal. Mr. Walker was on the board of directors of Aerospace Corporation, from March 1997 to November 2005. Mr. Walker is currently on the board of directors of the Zero Gravity Company, and will become chairman of the board of the Space Foundation in January 2006.

     Scott McClendon was appointed to our Board of Directors as an independent director in July 2002. He is currently a member of our Audit Committee and Chairman of our Compensation Committee. Mr. McClendon currently sits on the Board of Directors for Overland Storage, Inc., a public company, where he is the chairman of the Board. He became the chairman of the Board after serving as president and chief executive officer from October 1991 to March 2001. Prior to joining Overland Storage, Inc., Mr. McClendon was employed by Hewlett-Packard Company for over 32 years in various positions of engineering, manufacturing, sales and marketing. In addition to SpaceDev and Overland Storage, Mr. McClendon is currently serving on the Board of Directors of Procera Networks, Inc., a public company, and Sicommnet, Inc., a privately-held high technology company. Mr. McClendon received a bachelor of science degree in electrical engineering in June 1960, and a master of science degree in electrical engineering in June 1962 from Stanford University School of Engineering.

     Susan  C.  Benson  was  appointed  to our Board of Directors in April
2005.  Ms.  Benson joined us in 1997, serving as corporate secretary until
2003.  From approximately 1998 to 2004, Ms. Benson was, in part, responsible for
our investor  relations  and   public   relations   activities,   managing
our strategic  messaging  to  build  industry  and  media   awareness  and
strengthen shareholder relations. From 1986 to 1995, Ms. Benson was the customer support manager for Compusearch Software Systems in McLean, Virginia. Ms. Benson also served as secretary and treasurer of the Compusearch Software Systems Board of Directors. Ms. Benson currently sits on the Board of Directors of Space Development Institute, a non-profit organization founded by James W. Benson and Ms. Benson. Ms. Benson and James W. Benson are married but separated.

     Scott Tibbitts was appointed as our Managing Director and a member of our Board of Directors at the closing of the Starsys merger on January
31, 2006. Mr. Tibbitts co-founded Starsys Research Corporation in 1988 and has served as president, chief executive officer and a member of the Board of Directors from 1988 until May 2005; and since May 2005 has served as chief executive officer and a member of the Board of Directors. From 1986 to 1988, Mr. Tibbitts served as the Engineering Manager for Maus Technologies, Inc., a developer of high technology domestic water heaters and thermal actuator technologies. Mr. Tibbitts has a B.S. in Chemical Engineering from the University of Wisconsin.

     Robert  Vacek   was   appointed   president   of   Starsys,   Inc.,  our
subsidiary, at the closing of the Starsys merger on January 31, 2006. Mr. Vacek previously served as president and general manager of Starsys since June 2005. From November 2004 to June 2005, Mr. Vacek served as Vice President of Programs of Starsys. From 1996 until joining Starsys, Mr. Vacek held a variety of management positions at Ball Aerospace and Technologies Corp., a provider of advanced imaging, communications and information solutions to the aerospace market, including director of Defense Systems. Mr. Vacek holds a B.S. in electrical engineering from the University of Minnesota and an MBA from the University of New Mexico.


EXECUTIVE  OFFICER  COMPENSATION

     Total compensation paid to our "named executive officers" for the past three fiscal years is set forth below. The named executive officers consist of each person who was our CEO at any time in 2005 and our four most highly compensated officers other than the CEO(s) who were serving as executive officers on December 31, 2005.


                           SUMMARY COMPENSATION TABLE


                                                      OTHER ANNUAL   SECURITIES    ALL OTHER
NAME AND                  FISCAL   SALARY     BONUS   COMPENSATION   UNDERLYING    COMPENSATION
PRINCIPAL POSITION         YEAR     ($)        ($)         ($)       OPTIONS (#)        ($)
-----------------------    ----    -------   ------    -----------   -----------   ------------
Mark N. Sirangelo          2005      1,038        -              -     1,900,000              -
Chief Executive Officer    2004          -        -              -             -              -
                           2003          -        -              -             -              -
-----------------------    ----    -------   ------    -----------   -----------   ------------
James W. Benson            2005    180,000    2,587              -     1,100,000          1,400
Chief Technology Officer   2004    177,923   40,000          3,894             -            285
and formerly our           2003    150,000        -              -             -              -
Chief Executive Officer
-----------------------    ----    -------   ------    -----------   -----------   ------------
Richard B. Slansky         2005    150,000    2,448              -     1,400,000        111,254
President and              2004    150,000        -              -       395,000         27,672
Chief Financial Officer    2003     94,625        -              -       355,000          2,482
-----------------------    ----    -------   ------    -----------   -----------   ------------
Randall K. Simpson         2005    131,923    1,797              -        42,400          1,255
Vice President             2004    114,231        -              -       250,000            600
New Business Development   2003          -        -              -             -              -
-----------------------    ----    -------   ------    -----------   -----------   ------------
Frank Macklin              2005    124,231    1,667              -        40,000          1,400
Vice President             2004    109,110    4,067              -        50,000            100
Engineering                2003          -        -              -             -              -
-----------------------    ----    -------   ------    -----------   -----------   ------------
David J. Streich (1)       2005    106,154    1,088              -        55,000              -
Vice President             2004          -        -              -       240,000              -
Human Resources            2003          -        -              -             -              -
-----------------------    ----    -------   ------    -----------   -----------   ------------
-----------------------    ----    -------   ------    -----------   -----------   ------------

(1) The Board of Directors has determined that Mr. Streich is not a Section 16 officer; however we are providing compensation information regarding Mr. Streich in the interest of full disclosure.



     The  following  table  shows  all  stock options granted during 2005 to our
executive  officers  named  in  the  Summary   Compensation   Table.   No  stock
appreciation  rights  were  granted  during  fiscal  year  2005.

OPTION  GRANTS  IN  LAST  FISCAL  YEAR
Individual  Grants


                                             Percent of Total
                      Number of Securities   Options Granted to     Exercise
                      Underlying Options     Employees in Fiscal    Price         Expiration
Name                  Granted (#)            Year                   ($/Share)     Date
------------------    --------------------   -------------------    ---------     -----------
Mark N. Sirangelo               1,900,000             30%               1.40       12/20/2010
James W. Benson                 1,100,000             17%               1.40       12/20/2010
Richard B. Slansky              1,400,000             22%               1.40       12/20/2010
Randall K. Simpson                 42,400              1%               1.40       12/20/2010
Frank Macklin                      40,000              1%               1.40       12/20/2010
David J. Streich (1)               55,000              1%               1.40       12/20/2010
------------------    --------------------   -------------------    ---------     -----------
------------------    --------------------   -------------------    ---------     -----------

(1) The Board of Directors has determined that Mr. Streich is not a Section 16 officer; however we are providing compensation information regarding Mr. Streich in the interest of full disclosure.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table reflects information for our executive officers, named in the Summary Compensation Table, effective December 31, 2005:



                                                         Number of Securities          Value of Unexercised In-the-
                                                         Underlying Unexercised        Money  Options/SARs at FY-End
                                                         Options/SARs at FY-End (#)    ($)
                                                         ---------------------------   ------------------------------
Name                Shares Acquired on  Value Realized   Exercisable / Unexercisable   Exercisable / Unexercisable(1)
                    Exercise (#)        ($)
------------------  ------------------  --------------   ---------------------------   ------------------------------
Mark N. Sirangelo                    -               -     1,900,000 / -                $2,660,000 / -
------------------  ------------------  --------------   ---------------------------   ------------------------------
James W. Benson                      -               -     1,610,000 / -                 1,839,469 / -
------------------  ------------------  --------------   ---------------------------   ------------------------------
Richard B. Slansky              25,000          12,750     2,125,000 / -                 2,491,700 / -
------------------  ------------------  --------------   ---------------------------   ------------------------------
Randall Simpson                      -               -       292,400 / -                   357,436 / -
------------------  ------------------  --------------   ---------------------------   ------------------------------
Frank Macklin                        -               -        93,000 / -                   104,583 / -
------------------  ------------------  --------------   --------------------------   -------------------------------
David J. Streich                     -               -       295,000 / -                    77,000 / -
------------------  ------------------  --------------   ---------------------------   ------------------------------
------------------  ------------------  --------------   ---------------------------   ------------------------------

(1) The Board of Directors has determined that Mr. Streich is not a Section 16 officer; however we are providing compensation information regarding Mr. Streich in the interest of full disclosure.



LONG-TERM  INCENTIVE  AWARDS

     We  did  not  have  any  long-term incentive plan awards during fiscal year
2005.

DIRECTOR  COMPENSATION

     Our non-employee directors received options for attending meetings of the Board as follows: each director received an option to purchase 6,000 shares for each telephonic meeting attended and an option to purchase 12,000 shares for each meeting attended in person, with a cap of options on 36,000 shares per year. Our non-employee directors also received compensation for attending committee meetings as follows: each director received an option to purchase 5,000 shares for each Audit Committee meeting attended, each director shall receive an option to purchase 2,500 shares for each Compensation Committee meeting attended and each director received an option to purchase 2,500 shares for each Nominating/Governance Committee meeting attended, which options were not subject to a cap. In addition to the above, non-employee directors receive options for 5,000 shares on the date of election or appointment. All such options were issued pursuant to the 1999 Stock Option Plan at fair market value as of the date of the meeting attended, vest 50% on the first anniversary date of the date of grant and 50% on the second anniversary date of grant, and expire on the three-year anniversary of the grant date.

     The following table sets forth the remuneration paid to our directors during the fiscal year ended December 31, 2005, including options issued to directors for projected service in 2006. We issued 2006 compensation in advance to our December 2005 directors in order to reduce earnings charges for future director consideration as a result of FAS No. 123R. The Board will address non-employee director compensation for 2007 and beyond in 2006. We do not pay directors who are also officers of the Company additional compensation for their service as directors.


                                      Cash Compensation                   Security Grants
                               ---------------------------------     ------------------------

                               Annual       Meeting   Consulting     Number of   Number of
                               Retainer     Fees      Fees/Other     Shares      Securities
                               Fees                   Fees                       Underlying
                                                                                 Options/SARs
-----------------------------  --------     -------   ----------     ---------   ------------
Name
-----------------------------  --------     -------   ----------     ---------   ------------
Mark N. Sirangelo                     -           -            -             -              -
-----------------------------  --------     -------   ----------     ---------   ------------
James W. Benson                       -           -            -             -              -
-----------------------------  --------     -------   ----------     ---------   ------------
Richard B. Slansky                    -           -            -             -              -
-----------------------------  --------     -------   ----------     ---------   ------------
Susan C. Benson                       -           -            -             -              -
-----------------------------  --------     -------   ----------     ---------   ------------
Curt Dean Blake                       -           -            -             -        177,000
-----------------------------  --------     -------   ----------     ---------   ------------
General Howell M. Estes, III          -           -            -             -        103,000
-----------------------------  --------     -------   ----------     ---------   ------------
Wesley T. Huntress                    -           -            -             -        108,000
-----------------------------  --------     -------   ----------     ---------   ------------
Scott McClendon                       -           -            -             -        152,000
-----------------------------  --------     -------   ----------     ---------   ------------
Stuart Schaffer                       -           -            -             -         72,000
-----------------------------  --------     -------   ----------     ---------   ------------
Robert S. Walker                      -           -            -             -         77,000
-----------------------------  --------     -------   ----------     ---------   ------------
-----------------------------  --------     -------   ----------     ---------   ------------


     On December 20, 2005, the vesting on all outstanding options, including those held by our independent directors, was accelerated such that all outstanding options became fully-vested.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

     On January 31, 2006, we entered into a three year executive employment agreement with Scott Tibbitts, pursuant to which Mr. Tibbitts is employed as our managing director. Under the agreement, Mr. Tibbitts earns  an  annual  base  salary  of  $150,000 and will be eligible for quarterly
performance  bonuses,  as  determined  by  our board   of   directors   or
compensation  committee,  up  to  an  annual aggregate amount of 50% of his base salary.  Bonus  milestones  will  be  mutually  agreed upon in good faith by Mr.
Tibbitts  and  by  our board  of  directors  or  compensation   committee.
We will pay severance to Mr. Tibbitts if his employment is terminated by us without cause or by Mr. Tibbitts for good reason. The severance payment is equal to: (1) if Mr. Tibbitts' employment is terminated by us without cause, his then-current base salary per month multiplied by the number of months remaining in the term of the agreement (prorated with respect to any partial month); or , (2) if Mr. Tibbitts' employment is terminated by Mr. Tibbitts for good reason, his then-current base salary per month multiplied by the lesser of twelve months and the number of months remaining in the term of the agreement. Under the agreement, we will indemnify Mr. Tibbitts to the extent provided in our articles of incorporation, as may be amended from time to time, and pursuant to our standard indemnification agreement with our officers and directors, provided that we will have no obligation to indemnify or defend Mr. Tibbitts for any action, suit or other proceeding to the extent based on acts, omissions, events or circumstances occurring prior to the Starsys merger.

     On  January  31,  2006,  we entered  into  an  executive   employment
agreement with Robert Vacek pursuant to which Mr. Vacek was employed as the president of Starsys, Inc., a subsidiary of SpaceDev, Inc. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either we or Mr. Vacek provides written notice of an intent not to renew. Under the agreement, Mr. Vacek is entitled to receive (1) a base salary of $17,000 per month, subject to adjustment up to $19,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement, and (3) an option to purchase up to 825,000 shares of our common stock under the terms and conditions of our 2004 Equity Incentive Plan, as amended. The option has an exercise price equal to $1.46 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire upon the termination of Mr. Vacek's continuous employment (as defined in the Plan). We will pay severance to Mr. Vacek if his employment is terminated by us without cause or by Mr. Vacek for good reason. The severance payment is equal to: (1) if Mr. Vacek's employment is terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Vacek's employment is terminated by Mr. Vacek for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, we will indemnify Mr. Vacek to the extent provided in our articles of incorporation, as may be amended from time  to  time,  to  the  maximum  extent  permitted  by  law  and  pursuant  to
our standard  indemnification   agreement   with  our officers   and
directors.

     On January 31, 2006, we entered into a non-competition agreement with Scott Tibbitts, pursuant to which Mr. Tibbitts will agree not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry for three years, shall not solicit any business from any of our past or present customers, not solicit or encourage any of our employees to leave or reduce his or her employment, not to encourage a consultant under contract with us to cease or diminish his or her work with us , not to use our intellectual property other than for our benefit and not to make any negative or disparaging statements regarding SpaceDev to any third party. Mr. Tibbitts will receive $100,000 annually each year he abides by the covenant not to compete.

     On December 20, 2005, we entered into an executive employment agreement with Mark N. Sirangelo pursuant to which Mr. Sirangelo was employed as our chief executive officer and vice chairman effective December 30,
2005. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either we or Mr. Sirangelo provides written notice of an intent not to renew. Under the agreement, Mr. Sirangelo is entitled to receive (1) a base salary of $22,500 per month, subject to adjustment up to $27,500 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,900,000 shares of our common stock under the terms and conditions of a non-plan stock option agreement between us and Mr. Sirangelo. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. We will pay severance to Mr. Sirangelo if his employment is terminated by us without cause or by Mr. Sirangelo for good reason. The severance payment is equal to: (1) if Mr. Sirangelo's employment is terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Sirangelo's employment is terminated by Mr. Sirangelo for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and
(B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, we will indemnify Mr. Sirangelo to the extent provided in our articles  of  incorporation, as may be amended from  time to  time, to
the  maximum  extent  permitted  by  law  and   pursuant  to  our standard
indemnification  agreement  with  our officers  and  directors.

     On December 20, 2005, we entered into an amended and restated executive employment agreement with Richard B. Slansky pursuant to which Mr. Slansky is employed as our president and chief financial officer. The agreement supersedes in full the employment agreement dated February 10, 2003 between us and Mr. Slansky. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either we  or  Mr.  Slansky  provide  written notice  of an intent not to renew.
Under the agreement, Mr. Slansky is entitled to receive (1) a base salary of $14,500 per month, subject to adjustment up to $20,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,400,000 shares of our common stock under the terms  and  conditions of a non-plan stock option agreement between us and
Mr. Slansky. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. We will pay severance to
Mr. Slansky if his employment is terminated by us without cause or by Mr. Slansky for good reason. The severance payment is equal to: (1) if Mr. Slansky's employment is terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Slansky's employment is terminated by Mr. Slansky for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, we will indemnify Mr. Slansky to the extent provided in our articles of incorporation, as may be amended from time  to  time,  to  the  maximum  extent  permitted  by  law  and  pursuant  to
our standard  indemnification   agreement   with  our officers   and
directors.

     On December 20, 2005, we entered into an executive employment agreement with James W. Benson pursuant to which Mr. Benson is employed as our chairman and chief technology officer. The agreement supersedes all prior employment agreements between us and Mr. Benson. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either we or Mr. Benson provide written notice of an intent not to renew. Under the agreement, Mr. Benson is entitled to receive (1) a base salary of $14,000 per month, subject to adjustment up to $17,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $22,500 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 950,000 shares of our common stock under the terms and conditions of a non-plan stock option agreement between us and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. We will pay severance to Mr. Benson if his employment is terminated by us without cause or by Mr. Benson for good reason. The severance payment is equal to: (1) if Mr. Benson's employment is terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Benson's employment is terminated by Mr. Benson for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Benson to the extent provided in our articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to our standard indemnification agreement with our officers and directors.

     On December 20, 2005, Mr. Benson also received an option to purchase up to 150,000 shares of our common stock in connection with his services as our chairman pursuant to the terms of a separate non-plan stock option agreement between us and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value of the exercise price upon exercise.

     Mr. Simpson is an at-will employee and his current base salary is $140,000 per year. Mr. Simpson participates in our bonus programs and benefits and other incentives at the discretion of the compensation committee of our board of directors.

     Mr. Macklin is an at-will employee and his current base salary is $135,000 per year. Mr. Macklin participates in our bonus programs and benefits and other incentives at the discretion of the compensation committee of our board of directors.

EMPLOYEE  BENEFITS

     In 1999, SpaceDev adopted an Incentive Employee Stock Option Plan under which the Board of Directors had the ability to grant our employees, directors and affiliates Incentive Stock Options, non-statutory stock options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provide for preferential tax treatment, are only available to employees, including officers and affiliates, and may not be issued to non-employee directors. The exercise price of the Incentive Stock Options must be 100% of the fair market value of the stock (110% for holders of 10% or more of our outstanding voting stock) on the date the option is granted. Pursuant to the 1999 Stock Option Plan, the exercise price for the non-statutory stock options may not be less than 85% of the fair market value of the stock on the date the option is granted. SpaceDev is required to reserve an amount of common shares equal to the number of shares which may be purchased as a result of awards made under the Plan at any time.

       In  2000,  we  amended    the  1999  Stock Option Plan, increasing
the number of shares eligible for issuance under the plan to 30% of the then outstanding common stock and allowing the Board of Directors to make annual adjustments to the plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board, at its annual meetings in 2001 and 2002, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet our then current needs. The 1999 Stock Option Plan is no longer available for new grants but continues to govern outstanding options awarded under such plan.

     In  2004,  we  adopted  the  2004  Equity  Incentive  Plan. The 2004
Equity  Incentive  Plan  authorized  and  reserved  for  issuance under the plan
2,000,000 shares of our common stock. Options granted under the plan may be Incentive Stock Options or non-statutory stock options, as determined by the Board of Directors or a committee appointed by the Board of Directors at the time of grant. Limited rights and stock awards may also be granted under the plan. As of December 31, 2005, 8,184,698 shares were authorized for issuance under the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, 4,706,460 of which are currently subject to outstanding options and awards.
                                     PAGE 67

     In addition to the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, we have adopted an Employee Stock Purchase Plan, which authorized
our Board  of  Directors  to   make   twelve   consecutive   offerings  of
our common  stock  to  our employees.    The  first shares of
common stock were issued under the Plan in February 2004 and shares are issued on every six-month anniversary thereafter. The 1999 Employee Stock Purchase Plan expired by its terms in June 2005; however, the Board of Directors authorized a one-year extension of the plan at its meeting in November 2004, in order to enable the Compensation Committee to review the value of the plan to employees and the desire for its continuance.

     On December 20, 2005, we approved the accelerated vesting of all unvested stock options held by our officers, directors, employees, and consultants, effective December 20, 2005. The primary purpose of the accelerated vesting is to eliminate future stock-based employee compensation expense we would otherwise recognize in its consolidated statement of operations with respect to the accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective. The estimated maximum future expense that is eliminated is approximately $5 million.

      At the special meeting of our stockholders held on January 30, 2006, we sought and obtained approval from our stockholders to increase the amount of shares of common stock available for award under our 2004 Equity Incentive Plan by 3,000,000 shares. This increase was obtained to provide sufficient reserves for the issuance of options to Starsys officers and key employees as part of our acquisition of Starsys.

     SpaceDev also offers a variety of health, dental, vision, 401(k) and life insurance benefits to employees in conjunction with SpaceDev's co-employment partner, Administaff.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     James W. Benson, our chairman of the Board of Directors and Chief Technology Officer, and Susan Benson, our former Corporate Secretary and currently a Director, are married but separated. Mr. Benson has personally guaranteed the building lease on our facility and has pledged his home in Poway, California as collateral for the guarantee.

     From October 14, 2002 through November 14, 2002, we sold an aggregate of $475,000 of 2.03% convertible debentures to James W. Benson ($375,000), Stuart Schaffer ($50,000), and Emery Skarupa ($50,000). The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into our common stock when the convertible debentures matured. The convertible debentures originally were set to mature six months from issue date and were subsequently extended to twelve months from issue date on March 19, 2003. The convertible debentures were exercisable into a number of our common shares at a conversion price of $0.37 to $0.42 per share. Concurrent with the issuance of the convertible debentures, we issued to the subscribers, warrants to purchase up to 1,229,705 shares of our common stock. These warrants were exercisable for three years from the date of issuance at the initial exercise price. On September 5, 2003, we repaid one-half of the convertible debentures, with the condition that the holders would convert the other half. Also, as a condition of the partial repayment, the holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the holders were offered 5% interest on their convertible debentures, rather than the stated 2.03%. All the holders accepted the offer and the convertible debentures were retired. Of the 614,852 remaining warrants, all were exercised in 2004 and none remained outstanding at December 31, 2004.

     Until joining us, Mark N. Sirangelo, our chief executive officer, vice chairman and a director, was a member of QS Advisors, LLC, and also a member of The QuanStar Group LLC, business advisors to SpaceDev. SpaceDev and QS Advisors entered into an agreement for which QS Advisors is paid a monthly fee of $5,000. In addition, under the agreement, upon the consummation of the merger with Starsys, QS Advisors received $200,000 cash and 250,000 shares of our common stock. This agreement terminated upon consummation of Mr. Sirangelo's employment with us.

     In connection with the acquisition of Starsys, we entered into a non-competition agreement with Scott Tibbitts, a director and executive officer, pursuant to which Mr. Tibbitts has agreed not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry for three years, shall not solicit any business from any of our past or present customers, not solicit or encourage any of our employee to leave or reduce his or her employment, not to encourage a consultant under contract with us to cease or diminish his or her work with us , not to use our intellectual property other than for the benefit of us and not to make any negative or disparaging statements regarding us to any third party. Mr. Tibbitts will receive $100,000 annually each year he abides by the covenant not to compete.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table provides information as of May 1, 2006 concerning the beneficial ownership of our common stock by (i) each director, (ii) each named executive officer, (iii) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, and (iv) the directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock owned by them.



                                                Amount and
                                                Nature of
                                                Beneficial
Name and Address of Beneficial Owner            Ownership(1)
----------------------------------------------  ----------  -----  ------
James W. Benson. . . . . . . . . . . . . . . .   7,799,707    (2)  25.64%

Susan C. Benson. . . . . . . . . . . . . . . .   7,762,907    (3)  25.52%

Mark N. Sirangelo. . . . . . . . . . . . . . .   1,900,000    (4)   6.19%

Richard B. Slansky . . . . . . . . . . . . . .   2,235,723    (5)   7.23%

Scott F. Tibbitts. . . . . . . . . . . . . . .     845,501          2.93%

Wesley T. Huntress Jr. . . . . . . . . . . . .     293,515    (6)   1.01%

Curt Dean Blake. . . . . . . . . . . . . . . .     332,224    (7)   1.14%

General Howell M. Estes, III . . . . . . . . .     219,667    (8)   0.76%

Robert S. Walker . . . . . . . . . . . . . . .     176,667    (9)   0.61%

Stuart Schaffer. . . . . . . . . . . . . . . .     290,206   (10)   1.00%

Scott McClendon. . . . . . . . . . . . . . . .     272,460   (11)   0.94%
----------------------------------------------  ----------  -----  ------
Officers and Directors as a group (15 Persons)  18,392,060   (12)  50.27%
----------------------------------------------  ----------  -----  ------
----------------------------------------------  ----------  -----  ------

The business address for each of these persons is 13855 Stowe Drive, Poway, CA 92064.

(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from May 1, 2006, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on total outstanding shares of 28,813,334 on May 1, 2006.

(2) Represents 3,000,000 shares held directly by Mr. James W. Benson as a result of a stipulated order entered May 24, 2005 identifying the shares as a separate property asset of Mr. Benson, plus beneficial ownership in 2,692,294 shares held jointly with Susan C. Benson, as to which he shares voting and investing power with Ms. Benson, indirect beneficial ownership interest in 497,413 shares held in Space Development Institute (where Mr. Benson is a member of the Board of Directors along with Susan C. Benson), as to which he shares voting and investing power with Ms. Benson, and beneficial ownership in vested options to purchase up to an aggregate of 1,610,000 shares (which may constitute as community property with Susan C. Benson). Excludes approximately 1.2 million shares held by children of Mr. Benson, for which Mr. Benson disclaims beneficial ownership.

(3) Represents 2,963,200 shares held directly by Ms. Susan Benson as a result of a stipulated order entered May 24, 2005 identifying the shares as a separate property asset of Ms. Benson, plus beneficial ownership in 2,692,294 shares held jointly with James W. Benson, as to which she shares voting and investing power with Mr. Benson, indirect beneficial ownership interest in 497,413 shares held in Space Development Institute (where Ms. Benson is a member of the Board of Directors along with James W. Benson), as to which she shares voting and investing power with Mr. Benson, and beneficial ownership in vested options issued in the name of James W. Benson on 1,610,000 shares (which may constitute as community property with James W. Benson), but as to which she no longer has shared voting and investment power. Excludes approximately 1.2 million shares held by children of Ms. Benson, for which Ms. Benson disclaims beneficial ownership.

(4) Mr. Sirangelo holds vested options to purchase up to an aggregate of 1,900,000 common shares.

(5) Includes vested options to purchase up to an aggregate of 2,125,000 common shares.

(6) Includes vested options to purchase up to an aggregate of 259,647 common shares.

(7) Includes vested options to purchase up to an aggregate of 271,000 common shares.

(8) Includes vested options to purchase up to an aggregate of 219,667 common shares.

(9) Includes vested options to purchase up to an aggregate of 176,667 common shares.

(10) Includes vested options to purchase up to an aggregate of 162,000 common shares.

(11) Includes vested options to purchase up to an aggregate of 272,460 common shares.

(12) Officers and directors as a group include our eleven Board members, four of whom are also executive officers, and Messrs. Simpson, Macklin, Streich and Vacek who are executive officers.

                            DESCRIPTION OF SECURITIES

     The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws. Our articles of incorporation and bylaws have been incorporated by reference as exhibits to this registration statement of which this prospectus forms a part. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of May
1, 2006, 28,813,334 shares of our common stock were issued and outstanding. This excludes an aggregate of approximately 19.0 million shares of common stock reserved for issuance upon exercise of stock options and warrants and upon the conversion of preferred stock.

COMMON  STOCK

     Each outstanding share of common stock is entitled to one vote. Except as may be required by Section 2115 of the California General Corporation Law, the holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of our directors, if they so choose.

     Holders of common stock are not entitled to any preemptive rights. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefore and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have not paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future. No dividends may be paid on common stock unless all dividends due on our outstanding Series C
Cumulative Convertible Preferred Stock (described below) have been paid. The terms of Our Series D-1 Preferred Stock (described below) prohibit us from paying cash dividends on our common shares.

TRANSFER  AGENT  AND  REGISTRAR

     Our transfer agent and registrar for the common stock is Continental
Stock Transfer and Trust, 17 Battery Place, 8th Floor, New York, NY 10004. Corporate Stock Transfer can be contacted via telephone at (212) 845-3215.

SERIES  C  PREFERRED  STOCK

     Set forth below is a summary of the relative rights, preferences and limitations of our Series C Preferred Stock, which we refer to as the Series C Preferred Stock, as set forth in the Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of the Series C Preferred, $0.001 Par Value Per Share, which we refer to as the Series C Certificate of Designations. We issued 250,000 shares of Series C Preferred Stock to Laurus Master Fund, Ltd. on August 25, 2004, at a stated value of $10.00 per share, for an aggregate purchase price of $2,500,000. 248,460 shares of Series C Preferred Stock are outstanding as of the date of this prospectus.

     Dividend Rights. The shares of Series C Preferred Stock are entitled to receive quarterly, cumulative dividends at a rate of 6.85%. Subject to certain limitations, dividends are payable in cash or in shares of common stock at the holder's option. Dividends must be paid in shares of common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the common stock for the 20 days preceding the conversion date exceeds 120% of the "Fixed Conversion Price" (defined below). Each series of Series D-1 Preferred
Stock (described below) will rank pari passu to the Series C Preferred Stock with respect to the payment of dividends.

     We accrued dividends on our Series C Preferred Stock from August 25, 2004 through December 31, 2004 of approximately $61,000 and approximately $171,000 for the year ended December 31, 2005. The original accrued dividends of $61,000 became payable in January 2005 and were converted into shares of our common stock at a conversion rate of $1.54 per share. Approximately $114,000 of the 2005 accrued dividends was satisfied by the issuance of our common stock during the twelve-months ended December 31, 2005. We also paid dividends of approximately $98,900 on our Series C Preferred Stock on April 1, 2006. Payment of future dividends on our Series C Preferred Stock may be in cash or shares of common stock, provided that the payment of cash dividends on the Series C Preferred Stock is prohibited in the event of our noncompliance with our obligations under the certificate of designations for any series of Series D Preferred Stock.


     Conversion Rights. Each share of the Series C Preferred Stock is convertible at any time into shares of our common stock at the "Fixed Conversion Price" (initially $1.54), subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the Fixed Conversion Price (unless exempted pursuant to the terms of the agreements governing the Series C Preferred Stock). The foregoing rights of conversion are also subject to a limitation that no holder of Series C Preferred Stock is, for purposes of the federal securities laws, deemed to beneficially own more than 4.99% of the outstanding shares of SpaceDev common stock. A holder of Series C Preferred Stock may waive this limitation with 75 days notice.

     Voting Rights. The shares of Series C Preferred Stock have no voting rights, but must consent to the issuance by us of any securities ranking senior or pari passu to the Series C Preferred Stock.

     Redemption Rights. If (1) the shares of common stock underlying the shares of Series C Preferred Stock (and the shares subject of common stock underlying a warrant issued to Laurus contemporaneously with the Series C Preferred Stock) are not registered for resale on a registration statement declared effective by the SEC, or if a registration statement previously declared effective by the SEC for the resale of such shares is no longer effective, and (2) the closing market price of our common stock for any of the 22 trading days immediately preceding a redemption payment date does not exceed the then applicable Fixed Conversion Price by at least 15%, then we may redeem the shares of Series
C Preferred Stock in whole or in part at any time for 115% of the stated value of each share of the Series C Preferred Stock (together with accrued and unpaid dividends and other sums due thereon).

     If (1) the shares of common stock underlying the shares of Series C Preferred Stock (and the shares subject of common stock underlying a warrant issued to Laurus contemporaneously with the Series C Preferred Stock) are registered for resale on a registration statement declared effective by the SEC, and (2) the closing market price of SpaceDev common stock for each of the 22 trading days immediately preceding a redemption payment date exceeds the then applicable Fixed Conversion Price by at least 15%, then we may redeem the shares of Series C Preferred Stock in whole or in part at any time for 100% of the stated value of each share of the Series C Preferred Stock (together with accrued and unpaid dividends and other sums due thereon), subject to a limitation that the number of shares redeemed may not exceed 50% of the aggregate dollar trading volume of our common stock during the 22 trading days preceding the applicable notice of redemption.

     Conversion Price Adjustments. The Fixed Conversion Price of the Series C Preferred Stock is automatically reduced and reset by certain issuances of our equity securities at a price per share (or equivalent price per share) of our common stock less than such Fixed Conversion Price, the payment by us of certain dividends and distributions, and the occurrence of certain merger, reclassification, asset sale, liquidation and other corporate events. The Fixed Conversion Price for the Series C Preferred Stock will not be adjusted in the event of the declaration of any dividends or distributions on
the  shares  of  any  series  of  Series  D-1   Preferred  Stock.

     Liquidation Preference. The Series C Preferred Stock has a liquidation preference equal to the then stated value (currently $10.00 per share) of the then outstanding Series C Preferred Stock. As a result, the holders of the Series C Preferred Stock will receive a distribution out of assets upon liquidation equal to the number of shares of Series C Preferred Stock then outstanding multiplied by $10.00 before the holders of our common stock will be entitled to any distribution. Each series of Series D Preferred Stock will rank pari passu to the Series C Preferred Stock upon liquidation.

     The summary of the relative rights, preferences and privileges of the Series C Preferred Stock set forth above does not purport to be complete and is qualified in its entirety by reference to the Series C Certificate of Designations, which was filed as Exhibit 3.1 to the current report on Form 8-K filed by us with the SEC on August 30, 2004.

SERIES  D-1   PREFERRED  STOCK

     Set forth below is a summary of the relative rights, preferences and limitations of the SpaceDev Series D-1 Preferred Stock as set forth in the Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of the Series D-1 Amortizing
Convertible Perpetual Preferred Stock, $0.001 Par Value per Share, which we refer to as the Series D-1 Certificate of Designations. We issued 5,150 shares of Series D-1 Preferred Stock to a limited number of institutional accredited investors on January 13, 2006, as described in "Acquisition of Securities by Selling Shareholders - January 2006 Private Placement." No other shares of Series D Preferred Stock are outstanding as of the date of this prospectus.

     Under the purchase agreement described under the caption "Acquisition of Securities by Selling Shareholders - January 2006 Private Placement" above, we may be obligated to file additional certificates of designation which will be substantially similar to the Series D Certificate of Designations, except as to the issue date and number of authorized shares in the series. We refer to all of the foregoing certificates of designations as the Series D Certificates of Designations. All series are substantially the same in all respects except for the issue date and the number of authorized shares in the series; in addition, the Series D-1 Preferred Stock, but no other series of Series D Preferred Stock, includes an explicit reference to the amendment of the SpaceDev Series C Preferred Stock, and the original issue date for all series of Series D Preferred Stock is based on the original issue date of the Series D-1 Preferred Stock.

     Dividend Rights. Holders of the Series D-1 Preferred Stock are entitled to receive cumulative preferential dividends at the annual rate per share (as a percentage of the stated value per share, which is initially $1,000), which we refer to as the dividend rate, equal to LIBOR (as determined for each calendar quarter) for the applicable dividend period plus 4.0% on a quarterly basis. On the six month anniversary of the issue date of any series of Series D Preferred Stock, the dividend rate will be increased to 15% per annum per share with respect to any portion of outstanding shares of the Series D Preferred Stock not redeemed pursuant to our monthly redemption option (described in the paragraph "Redemption Rights" below); and commencing at the beginning of the 37th month of the issue date of the series of Series D Preferred Stock, the dividend rate will be increased to the greater of LIBOR plus 10% per annum and 15% per annum. These dividends may be paid in cash or, at our option, if the equity conditions described below have been satisfied,
in  shares  of  our common  stock,  with   each   share  being  valued  at
approximately  89%  of  its  fair  market  value.

       We first issued shares of Series D-1 Preferred Stock on January 13, 2006. We paid our first dividends of approximately $98,700 for the Series D-1 Preferred Stock on March 31, 2006.


     Conversion  Rights.  A holder of a share of the Series D-1 Preferred
Stock may convert the share at any time into a number of shares of our common stock determined by dividing the current stated value of the share (initially $1,000) by the conversion price (initially $1.48). We also have the option, subject to certain requirements, of forcing a conversion of the shares of the Series D-1 Preferred Stock, at the same conversion rate, if, after 24 months from the issue date of the Series D-1 Preferred Stock, the volume weighted average price for each trading day in any 20 consecutive trading day period exceeds the then conversion price by 250%. If we fail to deliver share certificates for converted shares in a timely manner, the holder may cover a short sale of those shares in the market and we will be obligated to pay the holder the difference between the cover price and the prior sale price of those shares. In addition, we have the right to force a conversion of any series of Series D Preferred Stock anytime after the two-year anniversary of the issue date of that series if all of the equity conditions have been satisfied and the volume-weighted average price of our common stock for each of 20 consecutive trading days exceeds 2.5 times the current conversion price (initially $1.48). The foregoing rights of conversion are subject to a limitation that no holder of Series D-1 Preferred Stock is, for purposes of the federal securities laws, deemed to beneficially own more than 4.99% of the outstanding shares of our common stock or, if the holder waives this limit with 61 days notice, more than 9.99% of the outstanding shares of our common stock.

     Voting Rights. The Series D-1 Preferred Stock has no general voting rights, but the holders of a majority of the outstanding shares of Series D-1 Preferred Stock must vote in favor of or consent to certain corporate actions, including:

-     changing the relative rights, preferences or limitations of the applicable
series  of  Series  D-1   Preferred  Stock;

- authorizing or issuing any securities that are pari passu or senior to the applicable series of Series D-1 Preferred Stock, other than other series of Series D Preferred Stock permitted by the financing documents;

- amending our articles of incorporation in a manner which adversely affects the rights of any holder of shares of Series D-1 Preferred Stock or amending our bylaws in a manner which materially and adversely affects any rights of any holder of shares of Series D-1 Preferred Stock;

-     increasing  of the authorized number of shares of the applicable series of
Series  D-1   Preferred  Stock;

- incurring or guaranteeing any indebtedness by us or any of our subsidiaries, other than for specified permitted indebtedness;

- creating or suffering to exist any lien on our property or the property of any of its subsidiaries, other than for specified permitted liens;

- designating any class or series of capital stock having any rights or preferences senior or pari passu with the Series D-1 Preferred Stock, other than additional series of Series D-1 Preferred Stock;

- redeeming, repurchasing or acquiring any shares of our common stock or equivalent securities or junior securities;

- issuing any variable-priced securities or entering into any variable-rate transaction; or

- paying dividends or other distributions on our shares of junior securities or common stock, other than ordinary dividends on pari passu securities  if  no  dividends  or  other  payments are past due on any series of
Series  D-1   Preferred  Stock.

     Liquidation Preferences. Upon any liquidation, dissolution or winding up of SpaceDev, the holders of the Series D-1 Preferred Stock are entitled to receive from the assets available for distribution to shareholders, for each share of the Series D-1 Preferred Stock, an amount equal to the current stated value per share (initially $1,000), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, before any distribution or payment may be made to any other holders of our capital stock, other than other pari passu shares (including the Series C Preferred Stock). If the assets available for distribution to shareholders are insufficient  to  pay  the  liquidation  preferences  of  all  shares  of Series
D-1 Preferred Stock and other pari passu shares, then each holder of shares of Series D-1 Preferred Stock and/or pari passu shares will receive a percentage of the assets available for distribution equal to (1) the full amount that would otherwise be payable to that holder upon liquidation, dissolution or winding-up of SpaceDev, divided by (2) the full amount that would be otherwise be payable to all holders of any series of Series D Preferred Stock or any pari passu stock upon liquidation, dissolution or winding-up of SpaceDev.

     Redemption  Rights. We have the option of redeeming shares of Series
D Preferred Stock, in whole or in part, for cash upon 20 trading days notice if the equity conditions described below (other than the volume and share price condition) have been satisfied and we are not participating in a change in control transaction. The redemption price equals the current stated value of the shares, multiplied by 115%, if prior to the nine month anniversary of the issue date of the shares, or 110%, if thereafter but prior to the 24 month anniversary of that issue date, plus accrued and unpaid dividends and other amounts due on the shares. On and after the 24 month anniversary of the issue date, the redemption price is equal to 100% of the current stated value of the shares, plus accrued and unpaid dividends and other amounts due on the shares. We may also redeem all the shares of Series D-1 Preferred Stock for cash equal to the stated value of such shares (plus all accrued and unpaid dividends and other amounts due on such shares) if we are required to reclassify all of the value of the applicable series of Series D-1 Preferred Stock as a liability on our balance sheet. If we send a redemption notice, a holder of shares of Series D-1 Preferred Stock may elect to convert those shares pursuant to its conversion rights described above before the redemption becomes effective. If a change of control transaction occurs within six months of a redemption that occurs within 24 months following the issue date, the holder of the redeemed shares will be entitled to receive any additional compensation the holder would have received had those shares been redeemed due to the change in control transaction, as described below.

     In addition, on each monthly anniversary of the issue date of any series of Series D Preferred Stock, following the six month anniversary of that issue date, we may elect to redeem in part each share of that series of Series D Preferred Stock, in an amount equal to the quotient of 1/54 of the aggregate stated value of the shares of that series on such date, which we refer to in each case as the monthly optional redemption amount. SpaceDev may pay this amount in cash or, subject to satisfaction of the equity conditions, with a number of shares of SpaceDev common stock equal to 1.12 times the monthly optional redemption amount, divided by the volume weighted average price of our common stock for the ten trading days immediately preceding the monthly redemption date. Such a partial redemption will decrease the stated value of each share of the applicable series of Series D-1 Preferred
Stock by an amount per share equal to the monthly optional redemption amount divided by the number of then outstanding shares of that series. If we do not redeem a part of any series of Series D Preferred Stock which we have the right to redeem, the dividend rate on that portion will increase to not less than 15%, as described above.

     We are  also required  to  redeem  the  shares  of Series D-1
Preferred Stock upon the occurrence of a triggering event other than a change in control transaction at a price equal to the sum of greater of (x) 130% and (y) the volume weighted average price of its common stock on the trading date preceding the triggering event divided by the conversion price, multiplied by the stated value of the shares, plus all accrued but unpaid dividends and other amounts due on the shares. In the event of a change in control transaction, the redemption price equals 130% of the stated value of the shares.

     Conversion Price Adjustments. The conversion price of the shares of Series D-1 Preferred Stock will be appropriately adjusted in the event of stock dividends, stock splits, reverse stock splits or reclassifications, or specified pro rata asset distributions, affecting our common stock. The stock into which the shares of Series D-1 Preferred Stock can be converted and the conversion price will also be adjusted upon the occurrence of a fundamental transaction (a merger or consolidation of SpaceDev, the sale of all or substantially all of our assets, a successful tender or exchange offer affecting our common stock, or a reclassification of our common stock).

     Equity Conditions. Our right to take certain actions under the Series
D-1 Preferred Stock, including our option to redeem shares of Series D-1 Preferred Stock, to force the conversion of a series of Series
D-1 Preferred Stock, to make optional monthly redemptions of shares of Series D Preferred Stock in shares of its common stock in lieu of cash or to pay dividends on shares of Series D-1 Preferred Stock in shares of our common stock in lieu of cash, depend on the following conditions being satisfied, which we refer to as the equity conditions:

- We have complied with specified obligations to holders of shares of Series D-1 Preferred Stock, including honoring all conversions and paying all amounts owed to holders;

- An effective registration statement which the holders may use to resell shares of SpaceDev common stock acquired pursuant to the financing documents is available to the holders;

- Our common stock is trading on a public trading market (including the OTC Bulletin Board) and the shares of our common stock to be issued pursuant to the financing documents are listed for trading on that market;

-     No  triggering  event  (as  described  below)  exists  or  is  imminent;

- The issuance of shares to the holder would not violate the beneficial ownership limitations described above;

- For a period of 20 trading days prior to the date of determination, the daily average dollar volume for shares of our common stock on the trading market exceeds $100,000 per trading day and the volume weighted average price of our common stock for each of those trading days is at least $1.50 per share (subject to adjustment); and

- No fundamental transaction or change in control transaction is pending or proposed.

     Triggering Events. For purposes of the Series D-2 Certificates of Designations, a triggering event is defined as the occurrence of any of the following events:

-  After  the  issuance  of  shares of a new series of Series D Preferred
Stock, a registration statement required by the registration rights agreement to cover the shares of common stock issuable on account of that series does not become effective within 120 days of the issue date of those shares;

- Any registration statement required to be effective under the registration rights agreement is unavailable for more than 45 days during any 12-month period, or a holder may not resell its securities under the registration statement for 15 consecutive days or for more than 45 days during any 12-month period, in either case subject to a 20-day increase for delays caused by an SEC review of our registration statement or periodic reports;

- We do not comply with its obligations promptly to achieve effectiveness of the initial registration statement under the registration rights agreement;

-     We breach various obligations due to holders of Series D-1
Preferred Stock, including: failing to deliver share certificates upon conversion on time; failing to pay specified amounts owed on time; failing to reserve sufficient shares of its common stock to issue upon the conversion of shares of Series D Preferred Stock; or redeeming junior securities;

- the occurrence of a change in control transaction affecting us, including the acquisition by a group of 33% of our voting securities;

- the occurrence of various insolvency or bankruptcy events affecting us or any of our significant subsidiaries;

- the failure of our common stock to be traded on a trading market for more than 5 trading days (whether or not consecutive).

     The summary of the relative rights, preferences and privileges of the Series D-1 Preferred Stock set forth above does not purport to be complete and is qualified in its entirety by reference to the Series D-1 Certificate of Designations, which was filed as an exhibit to the current report on Form 8-K filed by us with the SEC on January 13, 2006.

"BLANK  CHECK"  PREFERRED  STOCK

     The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of the series of which are determined by our board of directors from time to time. The authorization of this blank check preferred stock permits our board of directors to authorize and issue preferred stock from time to time in one or more series. Subject to our articles of incorporation, and the limitations prescribed by law or any stock exchange or national securities association trading system on which our securities may then be listed, the board of directors is expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case without any further action or vote by the shareholders. Our board of directors is required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our company and its shareholders.

EXISTING  ANTI-TAKEOVER  MECHANISMS

     Our articles of incorporation and bylaws contain provisions that may make it less likely that our management would be changed, or someone would acquire voting control of us, without the consent of our board of directors. These provisions include:

- Shares of our authorized but unissued "blank check" preferred stock (as well as shares of our authorized but unissued common stock) could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company, or could be issued to purchasers who would support our board of directors in opposing an unsolicited takeover proposal;

- Our shareholders are only allowed to take actions by unanimous written consent, other than actions taken at a duly noticed meeting of shareholders;

- The occurrence of a change of control transaction affecting us would be a triggering event under the Series D Certificates of Designations requiring us to redeem shares of Series D-1 Preferred Stock at a premium to stated value; and

- Our board of directors may increase the number of directors and may fill the vacancies created by such action.

     Other than as described above, there are no anti-takeover mechanisms present in our governing documents or otherwise, and we have no present plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

                                  LEGAL MATTERS

     Legal matters in connection with the validity of the shares of common stock offered hereby were passed upon for us by Sheppard, Mullin, Richter & Hampton LLP.

                                     EXPERTS

     The financial statements of SpaceDev, Inc., and the 2005 financial statements of Starsys Research Corporation in this prospectus have been audited by PKF, Certified Public Accountants, a Professional Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their report included herein, and are included herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The 2004 financial statements of Starsys Research Corporation included in the prospectus have been audited by Clifton Gunderson LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report, appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The report of Clifton Gunderson LLP covering the December 31, 2004 financial statements contains an explanatory paragraph that states that Starsys' loss from operations and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed  with the SEC a Form SB-2 registration statement under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company , please review the registration statement, including exhibits, schedules and reports filed as a part of the registration statement. Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of contracts or other documents but are not necessarily complete. The registration statement, including the exhibits and schedules, may be inspected without charge at the principal office of the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including SpaceDev. Additional information about SpaceDev can be obtained from its Internet website at http://www.spacedev.com. The content of this website does not constitute part of this prospectus.

              UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS

HOW  THE  PRO  FORMA  FINANCIAL  STATEMENTS  WERE  PREPARED

     The following unaudited pro forma combined financial statements give effect to the merger of SpaceDev and Starsys using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, "Business Combinations." We legally acquired Starsys and will be viewed for accounting purposes as the "accounting acquirer." Under this method of accounting, the combined company will allocate the purchase price to the fair value of assets of Starsys deemed to be acquired, including identifiable intangible assets and goodwill. The purchase price allocation is subject to revision when the combined company obtains additional information regarding asset valuation. The unaudited pro forma combined financial statements are based on respective historical consolidated financial statements and the accompanying notes of SpaceDev, and those of Starsys included herein.

     The unaudited pro forma combined statements of operations for the years ended December 31, 2004 and 2005 assume the merger took place on January 1, 2004. The unaudited pro forma combined balance sheet assumes the merger took place on December 31, 2005. The unaudited pro forma combined statement of operations for the years ended December 31, 2004 and 2005 combines our historical statement of operations for the years ended December 31, 2004 and 2005 with Starsys' historical statement of operations for the years ended December 31, 2004 and 2005.

THESE  PRO  FORMA  FINANCIAL  STATEMENTS  HAVE  BEEN  BASED  ON  ASSUMPTIONS

     The unaudited pro forma combined financial statements data is based on estimates and assumptions described in the notes to them. This data is presented for information purposes only and is not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition.

YOU  SHOULD  READ  THESE  PRO  FORMA  UNAUDITED COMBINED FINANCIAL STATEMENTS IN
CONJUNCTION  WITH  EACH  COMPANY'S  HISTORICAL  FINANCIAL  STATEMENTS

     The unaudited pro forma combined financial statements should be read in conjunction with the related notes included in our Form 10-KSB filed on March 28, 2006 and our consolidated audited financial statements. The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations and financial position would have been had the merger taken place on January 1, 2004 and do not indicate future results of operations or financial position.

             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2005
                                                                      TOTAL PRO FORMA
                                           SPACEDEV     STARSYS       ADJUSTMENTS                    PRO FORMA
-----------------------------------------  -----------  -----------  ------------  ---------------  -----------
 ASSETS

 CURRENT ASSETS
    Cash. . . . . . . . . . . . . . . . .  $ 5,750,038  $   831,888   $(6,359,912)  (d) & (e)       $   222,014
    Accounts receivable . . . . . . . . .    1,279,027    2,734,658             -                     4,013,685
    Inventory . . . . . . . . . . . . . .                                       -                             -
       Raw materials. . . . . . . . . . .            -      243,246             -                       243,246
       WIP:  costs in excess of billings.       21,340    2,160,684             -                     2,182,024
       Finished goods . . . . . . . . . .                                       -                             -
    Prepaids - short term . . . . . . . .            -      142,023             -                       142,023
    Other current assets. . . . . . . . .            -      207,567      (153,271)  (f)                  54,296
    Note receivable . . . . . . . . . . .    1,353,440                 (1,353,440)  (d) &(f)                  -
-----------------------------------------  -----------  -----------  ------------  ---------------  -----------
 Total current assets . . . . . . . . . .    8,403,845    6,320,066    (7,866,623)                    6,857,288

 FIXED ASSETS - Net . . . . . . . . . . .    1,073,773    1,949,161             -                     3,022,934

 INVESTMENTS IN SUBSIDIARIES ASSETS - NET            -            -             -                             -

 GOODWILL . . . . . . . . . . . . . . . .            -            -    14,491,085    (a), (b) & (c)  14,491,085

 OTHER ASSETS - DEPOSITS. . . . . . . . .    1,531,031       32,972             -                     1,564,003
-----------------------------------------  -----------  -----------  ------------  ---------------  -----------
 TOTAL ASSETS . . . . . . . . . . . . . .  $11,008,649  $ 8,302,199   $ 6,624,462                   $25,935,310



             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET


                                DECEMBER 31, 2005

                                                                                    TOTAL PRO FORMA
                                                       SPACEDEV       STARSYS       ADJUSTMENTS                 PRO FORMA
-----------------------------------------------------  ------------   -----------   --------------------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses . . . . . .  $  1,237,099   $ 1,609,882   $         -                 $    2,846,981
    Accrued payroll, vacation and related taxes . . .       290,914     1,002,270             -                      1,293,184
    Current portion of notes payable. . . . . . . . .         9,457     6,213,183    (6,213,183) (d) (f) & (g)           9,457
    Current portion of capitalized lease obligations.         1,469        25,593             -                         27,062
    Customer deposits and deferred revenue. . . . . .       153,440             -      (153,440) (f)                         -
    Billings in excess of costs incurred and
       estimated earnings . . . . . . . . . . . . . .             -     1,702,453             -                      1,702,453
    Provision for anticipated loss. . . . . . . . . .             -     1,575,077             -                      1,575,077
    Employee stock purchase plan. . . . . . . . . . .        29,375             -             -                         29,375
    Other accrued liabilities . . . . . . . . . . . .       487,005     1,664,826             -                      2,151,831
-----------------------------------------------------  ------------   -----------   --------------------------  --------------
 TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . .     2,208,759    13,793,284    (6,366,623)                     9,635,420
                                                                  -
 CAPITALIZED LEASE OBLIGATIONS, LESS
     CURRENT MATURITIES . . . . . . . . . . . . . . .             -             -             -                              -
                                                                  -
 DEFERRED GAIN - ASSETS HELD FOR SALE . . . . . . . .       830,677             -             -                        830,677
-----------------------------------------------------  ------------   -----------   --------------------------  --------------
 TOTAL LIABILITIES. . . . . . . . . . . . . . . . . .     3,039,436    13,793,284    (6,366,623)                    10,466,097
                                                                  -             -
 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERSEQUITY (DEFICIT) . . . . . . . . . . . .                                         -                             -
    Convertible preferred stock . . . . . . . . . . .           248             -             -                           248
    Common stock. . . . . . . . . . . . . . . . . . .         2,460           522           (22)  (a) & (b)             2,960
    Equity from parent. . . . . . . . . . . . . . . .             -             -             -                             -
    Additional paid-in capital. . . . . . . . . . . .    22,541,994        69,387     7,430,113   (a) & (b)        30,041,494
    Accumulated deficit . . . . . . . . . . . . . . .   (14,575,489)   (5,560,994)    5,560,994   (b)              (14,575,489)
-----------------------------------------------------  ------------   -----------   --------------------------  --------------
 TOTAL STOCKHOLDERSEQUITY (DEFICIT) . . . . . . . . .     7,969,213    (5,491,085)   12,991,085                     15,469,213
-----------------------------------------------------  ------------   -----------   --------------------------  --------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . .  $ 11,008,649   $ 8,302,199   $ 6,624,462                 $   25,935,310
-----------------------------------------------------  ------------   -----------   --------------------------  --------------
-----------------------------------------------------  ------------   -----------   --------------------------  --------------

        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                                DECEMBER 31, 2005

                                                                          TOTAL PRO FORMA
                                              SPACEDEV      STARSYS       ADJUSTMENTS      PRO FORMA
--------------------------------------------  ------------  ------------  ---------------  ------------
 NET SALES . . . . . . . . . . . . . . . . .  $ 9,005,011   $17,762,730   $        -       $ 26,767,741
--------------------------------------------  ------------  ------------  ---------------  ------------
 COST OF SALES . . . . . . . . . . . . . . .    6,905,902    14,721,176            -       $ 21,627,078
--------------------------------------------  ------------  ------------  ---------------  ------------
 GROSS MARGIN. . . . . . . . . . . . . . . .    2,099,109     3,041,554            -       $  5,140,663

 OPERATING EXPENSES
    Marketing and sales expense. . . . . . .      673,636                          -            673,636
    General and administrative . . . . . . .    1,113,973     6,000,676            -          7,114,649
--------------------------------------------  ------------  ------------  ---------------  ------------
 TOTAL OPERATING EXPENSES. . . . . . . . . .    1,787,609     6,000,676            -          7,788,285
--------------------------------------------  ------------  ------------  ---------------  ------------
 INCOME/(LOSS) FROM OPERATIONS . . . . . . .      311,500    (2,959,122)           -         (2,647,622)
--------------------------------------------  ------------  ------------  ---------------  ------------
 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . .     (105,840)            -            -           (105,840)
    Rental Income. . . . . . . . . . . . . .            -       (88,146)                        (88,146)
    Other Expense. . . . . . . . . . . . . .            -             -            -
    Interest expense . . . . . . . . . . . .        2,873       506,525            -            509,398
    Non-cash interest expense debt discount.            -             -            -                  -
    Gain on Building Sale. . . . . . . . . .     (117,272)            -            -           (117,272)
    Loan Fee - Equity Compensation . . . . .       28,875             -            -             28,875
--------------------------------------------  ------------  ------------  ---------------  ------------

 TOTAL NON-OPERATING EXPENSE/(INCOME). . . .     (191,364)      418,379            -            227,015
--------------------------------------------  ------------  ------------  ---------------  ------------
 INCOME (LOSS) BEFORE INCOME TAXES . . . . .      502,864    (3,377,501)           -         (2,874,637)
 Income tax provision. . . . . . . . . . . .        1,600             -            -              1,600
--------------------------------------------  ------------  ------------  ---------------  ------------
 NET INCOME (LOSS) . . . . . . . . . . . . .  $   501,264   $(3,377,501)           -       $ (2,876,237)
--------------------------------------------  ------------  ------------  ---------------  ------------
 NET INCOME (LOSS) PER SHARE:
      Net income loss. . . . . . . . . . . .  $      0.02   $     (6.49)                   $      (0.08)
--------------------------------------------  ------------  ------------  ---------------  ------------
 Shares Outstanding. . . . . . . . . . . . .   29,030,858       520,447    4,836,696 (a)     34,388,001
--------------------------------------------  ------------  ------------  ---------------  ------------
--------------------------------------------  ------------  ------------  ---------------  ------------

        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                                DECEMBER 31, 2004

                                                                          TOTAL PRO FORMA
                                              SPACEDEV      STARSYS       ADJUSTMENTS      PRO FORMA
--------------------------------------------  ------------  ------------  ---------------  ------------
 NET SALES . . . . . . . . . . . . . . . . .  $ 4,890,743   $18,085,414   $        -       $ 22,976,157
--------------------------------------------  ------------  ------------  ---------------  ------------
 COST OF SALES . . . . . . . . . . . . . . .    3,820,683    19,138,106            -         22,958,789
--------------------------------------------  ------------  ------------  ---------------  ------------
 GROSS MARGIN. . . . . . . . . . . . . . . .    1,070,060    (1,052,692)           -             17,368

 OPERATING EXPENSES
    Marketing and sales expense. . . . . . .      418,831             -            -            418,831
    Impairment of Goodwill . . . . . . . . .            -       153,254            -            153,254
    General and administrative . . . . . . .      506,944     3,901,198            -          4,408,142
--------------------------------------------  ------------  ------------  ---------------  ------------
 TOTAL OPERATING EXPENSES. . . . . . . . . .      925,775     4,054,452            -          4,980,227
--------------------------------------------  ------------  ------------  ---------------  ------------
 INCOME/(LOSS) FROM OPERATIONS . . . . . . .      144,285    (5,107,144)           -         (4,962,859)
--------------------------------------------  ------------  ------------  ---------------  ------------
 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . .      (19,497)       (7,493)           -            (26,990)
    Rental Income. . . . . . . . . . . . . .            -        (7,800)                         (7,800)
    Other Expense. . . . . . . . . . . . . .            -             -                               -
    Interest expense . . . . . . . . . . . .       52,077       306,693            -            358,770
    Non-cash interest expense debt discount.            -             -            -                  -
    Gain on Building Sale. . . . . . . . . .     (117,272)            -            -           (117,272)
    Loan Fee - Equity Compensation . . . . .    3,254,430             -            -          3,254,430
--------------------------------------------  ------------  ------------  ---------------  ------------
 TOTAL NON-OPERATING EXPENSE/(INCOME). . . .    3,169,738       291,400            -          3,461,138
--------------------------------------------  ------------  ------------  ---------------  ------------
 INCOME (LOSS) BEFORE INCOME TAXES . . . . .   (3,025,453)   (5,398,544)           -         (8,423,997)
 Income tax provision. . . . . . . . . . . .        1,600       193,317            -            194,917
--------------------------------------------  ------------  ------------  ---------------  ------------
 NET INCOME (LOSS) . . . . . . . . . . . . .  $(3,027,053)  $(5,591,861)           -       $ (8,618,914)
--------------------------------------------  ------------  ------------  ---------------  ------------
 NET INCOME (LOSS) PER SHARE:
      Net income loss. . . . . . . . . . . .  $     (0.14)  $    (10.75)                   $      (0.33)
--------------------------------------------  ------------  ------------  ---------------  ------------
 Shares Outstanding. . . . . . . . . . . . .   21,153,660       520,000    4,837,143 (a)     26,510,803
--------------------------------------------  ------------  ------------  ---------------  ------------
--------------------------------------------  ------------  ------------  ---------------  ------------

        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS

     The unaudited pro forma combined consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States after eliminating all material intercompany accounts and transactions. The acquisition of Starsys is being accounted for under the purchase method of accounting.

     The unaudited pro forma combined consolidated financial statements shown above do not reference the closing considerations to Starsys Research Corporation at January 31, 2006, the date of closing, and do not take into consideration the adjustments that were made. The Audited Financial Statements for the period ending December 31, 2005 show that there was no working capital adjustment made to the original stock and cash considerations of $9.0 million.


     The purchase price of Starsys was approximately $9.0 million and is proposed to be allocated as follows:


                                                      DOLLARS
                                                      -------------
Current, tangible and identifiable intangible assets  $  8,302,199
Liabilities assumed. . . . . . . . . . . . . . . . .   (13,793,284)
----------------------------------------------------  -------------
Net assets . . . . . . . . . . . . . . . . . . . . .    (5,491,085)
Implied Intangibles/Goodwill . . . . . . . . . . . .    14,491,085
----------------------------------------------------  -------------
Total purchase consideration . . . . . . . . . . . .  $  9,000,000
----------------------------------------------------  -------------

Comprised of:
Cash . . . . . . . . . . . . . . . . . . . . . . . .  $  1,500,000
Stock consideration. . . . . . . . . . . . . . . . .     7,500,000
----------------------------------------------------  -------------
Total purchase consideration . . . . . . . . . . . .  $  9,000,000
----------------------------------------------------  -------------
----------------------------------------------------  -------------



     Under the terms of the agreement and in accordance with SFAS No. 141, for accounting purposes, we have been deemed to be the acquirer. The cash and stock consideration has been calculated by taking the outstanding common shares of Starsys as of December 31, 2005, of approximately 520,000 shares of common stock, and dividing it into the $9.0 million in cash and our equity. This calculation results in a purchase consideration greater than the net book value of Starsys as of December 31, 2005. This difference has been reflected as an increase in the carrying value of our acquired intangible assets. At this time, the combined Company has not completed an independent valuation and the allocation of the purchase price has not been completed. Thus, these numbers do not include the effects, if any; of adjustments that might result from the amortization of any potential identifiable intangible assets (separate from goodwill). The purchase price was reduced due to a working capital adjustment of approximately $2.3 million which is not reflected above. In addition, the purchase price excludes any reorganization costs. For purposes of this presentation, the purchase price excludes the impact of any value attributable to assumed stock options as their value was not deemed to be material based on the value of the consideration to be issued in the merger. There were approximately 558,000 shares of Starsys common stock outstanding at January 31, 2006.

THE  FOLLOWING  PRO  FORMA  ADJUSTMENTS  HAVE  BEEN  RECORDED  TO  REFLECT  THE
ACQUISITION:

     Combined Consolidated Balance Sheet-adjustments to reflect the acquisition that occurred on January 31, 2006.

     (a) The issuance of approximately 5.4 million of our common shares, and options for the issued and outstanding common stock and outstanding options of Starsys, at a total value of $7.5 million. Our common shares increase by approximately $500 and additional paid in capital increased by approximately $7.5 million.

     (b) Elimination of Starsys pre-acquisition shareholders' equity, as follows:


                                DOLLARS
------------------------------  -----------
    Common stock . . . . . . .  $     (522)
    Additional paid-in capital     (69,387)
    Accumulated deficit. . . .   5,560,994
------------------------------  -----------
                                $5,491,085
------------------------------  -----------
------------------------------  -----------


     (c) Excess of the fair value of purchase consideration over the fair value of the net tangible assets and identifiable intangible assets acquired. This excess has been recorded in the pro forma statements as an increase in the carrying value of the acquired intangible assets of Starsys. The final figure for intangibles and/or goodwill will be increased by any reduction in net assets at the date of closure of the acquisition and by the reorganization costs which will be incurred as a result of the transaction.

     (d) Elimination of approximately $4.6 million of short term debt of Starsys as required by the Agreement and Plan of Merger. Also, the forgiveness of approximately $1.3 million of notes receivable and applicable fees from us to Starsys also based on the Agreement and Plan of Merger.

     (e) Cash consideration at close of $1.5 million to Starsys and Starsys shareholders by us. The actual allocation of the purchase price will not occur until the closing and will be based on the respective fair values of the assets and liabilities of Starsys at that time.

     (f) For approximately $153,440 of the pro forma adjustment in current assets represents the release of the $120,000 fee on the Bridge Loan as well as the payment of loan premium to Starsys shareholders at close and accrued interest on the Bridge Loan to date.

     (g) Represent remaining debt in the amount of $259,912 for the remaining short term notes payable in which Starsys will pay at time of closing.

     The unaudited pro forma combined consolidated information reflects our best estimates; however the actual financial position and results of operations may differ from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the unaudited pro forma combined consolidated financial information and the date on which the acquisition closed. However, in the opinion of management any final adjustments will not be material to our future financial position and/or results of operations.

                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

                                     CONTENTS


                        CONSOLIDATED FINANCIAL STATEMENTS



                   INDEX  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

SPACEDEV,  INC. AND SUBSIDIARIES                                            PAGE
                                                                            ----
Consolidated Financial Statements for the Three Month Periods Ended March 31, 2006 and 2005.

    Consolidated  Balance  Sheets  (Unaudited)                              F-2
    Consolidated  Statements  of  Operations  (Unaudited)                   F-4
    Consolidated  Statements  of  Cash  Flows  (Unaudited)                  F-5
    Notes  to  Consolidated  Financial  Statements                          F-7

Consolidated Financial Statements for the Fiscal Years Ended December 31, 2005 and 2004

    Report  of  Independent  Registered  Public  Accounting  Firm           F-18
    Consolidated  Balance  Sheets                                           F-19
    Consolidated  Statements  of  Operations                                F-21
    Consolidated  Statements  of  Stockholders'  Equity  (Deficit)          F-22
    Consolidated  Statements  of  Cash  Flows                               F-25
    Notes  to  Consolidated  Financial  Statements                          F-27


STARSYS  RESEARCH  CORPORATION
                                                                           PAGE
                                                                           ----
Consolidated  Financial  Statements  for  the  Fiscal  Years  Ended
December  31,  2005 and 2004

    Reports of  Independent  Registered  Public  Accounting  Firms          F-53
    Consolidated  Balance  Sheets                                           F-55
    Consolidated  Statements  of  Operations                                F-57
    Consolidated  Statements  of  Stockholders'  Equity  (Deficit)          F-58
    Consolidated  Statements  of  Cash  Flows                               F-59
    Notes  to  Consolidated  Financial  Statements                          F-64


                                      PAGE  F-1


                         SPACEDEV, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



At March 31,. . . . . . . .         2006        2005
---------------------------  -----------  ----------

 ASSETS

 CURRENT ASSETS
      Cash. . . . . . . . .  $ 1,142,595  $5,412,949
      Accounts receivable .    5,769,883     620,048
      Inventory (Note 2). .    3,014,626           -
      Other current assets.      213,122      11,306
---------------------------  -----------  ----------
 TOTAL CURRENT ASSETS . . .   10,140,226   6,044,303

 FIXED ASSETS - NET . . . .    3,280,171     293,590

 GOODWILL (NOTE 5). . . . .   12,246,362           -

 OTHER ASSETS . . . . . . .      898,762     117,115
---------------------------  -----------  ----------
                             $26,565,521  $6,455,008
---------------------------  -----------  ----------
---------------------------  -----------  ----------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.

                                     PAGE F-2


                         SPACEDEV, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



 At March 31,. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2006           2005
--------------------------------------------------------------------------  -------------  -------------

 LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
      Accounts payable and accrued expenses (Note 3(a)). . . . . . . . . .  $  2,159,367   $    400,261
      Accrued payroll, vacation and related taxes. . . . . . . . . . . . .     1,500,497        248,805
      Billings in excess of costs incurred and estimated earnings (Note 2)     1,635,230              -
      Other accrued liabilities (Note 2) . . . . . . . . . . . . . . . . .     2,199,130        268,505
--------------------------------------------------------------------------  -------------  -------------

 TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . .     7,494,224        917,571

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES. . . . . . . . . .       113,282            413

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTE 3(A)). . . . . . . . . . . . .       801,359        918,631
--------------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,408,865      1,836,615

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERSEQUITY
      Convertible preferred stock, $.001 par value, 10,000,000
          shares authorized, and 253,610 and 250,000 shares
          issued or outstanding, respectively (Note 4)
      Series C Convertible preferred stock (Note 4(a)) . . . . . . . . . .           249            250
      Series D-1 Convertible preferred stock (Note 4 (b)). . . . . . . . .             5              -
      Common stock, $.0001 par value; 100,000,000 and 50,000,000 shares authorized, and 28,710,496 and  21,373,980  shares issued
            and outstanding, respectively (Note 4) . . . . . . . . . . . .         2,870          2,137
      Additional paid-in capital (Note 4). . . . . . . . . . . . . . . . .    32,863,959     18,962,806
      Additional paid-in capital - stock options . . . . . . . . . . . . .             -        750,000
      Deferred compensation. . . . . . . . . . . . . . . . . . . . . . . .             -       (250,000)
      Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . .   (14,710,427)   (14,846,800)
--------------------------------------------------------------------------  -------------  -------------
 TOTAL STOCKHOLDERSEQUITY. . . . . . . . . . . . . . . . . . . . . . . . .    18,156,656      4,618,393
--------------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES AND STOCKHOLDERSEQUITY. . . . . . . . . . . . . . . . .  $ 26,565,521   $  6,455,008
--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.


                                     PAGE F-3


                         SPACEDEV, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


 Three-Months Ending March 31,. . . . . . . . . . . . .         2006             %         2005       %
-------------------------------------------------------  ------------  ------------  -----------  ------
 NET SALES. . . . . . . . . . . . . . . . . . . . . . .  $ 7,174,778         100.0%  $1,806,889   100.0%

 TOTAL COST OF SALES *. . . . . . . . . . . . . . . . .    5,265,106          73.4%   1,396,835    77.3%

 GROSS MARGIN . . . . . . . . . . . . . . . . . . . . .    1,909,672          26.6%     410,054    22.7%
-------------------------------------------------------  ------------  ------------  -----------  ------
 OPERATING EXPENSES
    Marketing and sales . . . . . . . . . . . . . . . .      643,560           9.0%     145,017     8.0%
    Research and development. . . . . . . . . . . . . .       81,777           1.1%       8,472     0.1%
    General and administrative. . . . . . . . . . . . .    1,230,733          17.2%     190,998    10.6%
-------------------------------------------------------  ------------  ------------  -----------  ------
 TOTAL OPERATING EXPENSES*. . . . . . . . . . . . . . .    1,956,070                    344,487
-------------------------------------------------------  ------------                -----------
 INCOME/(LOSS) FROM OPERATIONS. . . . . . . . . . . . .      (46,398)         -0.6%      65,567     3.6%

 NON-OPERATING INCOME/(EXPENSE)
    Interest income . . . . . . . . . . . . . . . . . .       33,615           0.5%       7,960     0.4%
    Interest expense. . . . . . . . . . . . . . . . . .       (5,283)         -0.1%      (1,222)   -0.1%
    Gain on building sale (Note 3(a)) . . . . . . . . .       29,318           0.4%      29,318     1.6%
-------------------------------------------------------  ------------  ------------  -----------  ------
 TOTAL NON-OPERATING INCOME . . . . . . . . . . . . . .       57,650           0.8%      36,056     2.0%
-------------------------------------------------------  ------------  ------------  -----------  ------

 INCOME BEFORE TAXES. . . . . . . . . . . . . . . . . .       11,252           0.2%     101,623     5.6%

 INCOME TAX PROVISION . . . . . . . . . . . . . . . . .        4,235           0.1%         400     0.0%

 NET INCOME . . . . . . . . . . . . . . . . . . . . . .  $     7,017           0.1%  $  101,223     5.6%
-------------------------------------------------------  ------------  ------------  -----------  ------
 NET INCOME PER SHARE:
      Net income. . . . . . . . . . . . . . . . . . . .  $         0                 $        0
-------------------------------------------------------  ------------                -----------
      Weighted-Average Shares Outstanding . . . . . . .   27,276,451                 21,291,972

 FULLY DILUTED NET INCOME PER SHARE:
      Net income. . . . . . . . . . . . . . . . . . . .  $         0                 $        0
-------------------------------------------------------  ------------                -----------
     Fully Diluted Weighted-Average Shares Outstanding.   36,225,300                 29,908,287
-------------------------------------------------------  ------------                -----------


 * The following table shows how the Company's stock option expense would be allocated to all expenses.

    Cost of Sales . . . . . . . . . . . . . . . . . . .  $         -               $         -
    Marketing and sales . . . . . . . . . . . . . . . .            -                         -
    Research and development. . . . . . . . . . . . . .            -                         -
    General and administrative. . . . . . . . . . . . .       90,701                         -
-------------------------------------------------------  ------------              ------------
                                                         $    90,701               $         -
-------------------------------------------------------  ------------              ------------
-------------------------------------------------------  ------------              ------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.



                                     PAGE F-4


                         SPACEDEV, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)





 Three-Months Ending March 31,. . . . . . . . . . . . . .         2006         2005
---------------------------------------------------------  ------------  -----------
 CASH FLOWS FROM OPERATING ACTIVITIES
      Net income. . . . . . . . . . . . . . . . . . . . .  $     7,017   $  101,223
      Adjustments to reconcile net income to net cash
           used in operating activities:
           Depreciation and amortization. . . . . . . . .      147,370       29,061
           Gain on disposal of building sale. . . . . . .      (29,318)     (29,318)
           Stock option expense and stock awards. . . . .       92,876            -
           Change in operating assets and liabilities . .   (3,481,569)     135,217

 NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES. . .   (3,263,624)     236,183

CASH FLOWS FROM INVESTING ACTIVITIES
      Other assets, capitalized acquisition costs . . . .   (1,066,564)           -
      Purchases of fixed assets . . . . . . . . . . . . .     (324,256)     (43,269)
---------------------------------------------------------  ------------  -----------
NET CASH  USED IN  INVESTING ACTIVITIES . . . . . . . . .   (1,390,820)     (43,269)

 CASH FLOWS FROM FINANCING ACTIVITIES
      Principal payments on notes payable . . . . . . . .   (4,675,832)      (8,997)
      Principal payments on capitalized lease obligations       (8,815)        (883)
      Dividend payments on Series D-1 Preferred . . . . .      (98,774)           -
      Employee stock purchase plan. . . . . . . . . . . .       42,767        9,846
      Proceeds from issuance of preferred stock . . . . .    4,764,296      151,468
      Proceeds from issuance of common stock. . . . . . .       23,359            -
---------------------------------------------------------  ------------  -----------
 NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . . . .       47,001      151,434
---------------------------------------------------------  ------------  -----------
 NET (DECREASE)/INCREASE IN CASH. . . . . . . . . . . . .   (4,607,443)     344,348
---------------------------------------------------------  ------------  -----------
 CASH AT BEGINNING OF PERIOD. . . . . . . . . . . . . . .    5,750,038    5,068,601
---------------------------------------------------------  ------------  -----------
 CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . .  $ 1,142,595   $5,412,949
---------------------------------------------------------  ------------  -----------
---------------------------------------------------------  ------------  -----------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.

                                     PAGE F-5


                         SPACEDEV, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT'D.
                                   (UNAUDITED)


---------------------------------------------------  ------     --------
 Three-Months Ending March 31,. . . . . . . . . . .    2006         2005
---------------------------------------------------  ------     --------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for:
           Interest . . . . . . . . . . . . . . . .  $5,283     $313,978
---------------------------------------------------  ------     --------


NONCASH  INVESTING  AND  FINANCING  ACTIVITIES:

During  the  three-months  ending  March 31, 2006 and 2005 the Company converted
     $34,516 and $11,303 of employee stock purchase plan contributions into 24,885 and 7,915 shares of common stock, respectively.

During the three-months ending March 31, 2006 and 2005 the Company declared dividends payable of $41,967 and $42,226, repectively to the holders of its Series C preferred stock.

During the three-months ending March 31, 2005 the Company paid dividends valued at $60,967 in the form of 39,589 shares of common stock to the holders of its Series C preferred stock.

During the three-months ending March 31, 2006 the Company declared and paid dividends payable of $98,774 to the holders of its Series D-1 preferred stock.

During  the three-months ending March 31, 2006, the Company financed $125,687 in fixed  assets  through  a  capital  lease  obligation.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    The accompanying notes are an integral part of these consolidated financial statements.


                                     PAGE F-6


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       BASIS  OF  PRESENTATION

The accompanying consolidated financial statements of SpaceDev, Inc. ("the Company") include the accounts of the Company and its subsidiary, Starsys, Inc. and its inactive subsidiary SpaceDev Oklahoma, an Oklahoma corporation. In the opinion of management, the consolidated financial statements reflect all normal and recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows as of the dates and for the periods presented. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements do not include all disclosures normally required by generally accepted accounting principles of the United States of America for annual financial statements nor those normally made in an Annual Report on Form 10-KSB. Accordingly, reference should be made to the Company's Form 10-KSB filed on March 28, 2006 and other reports the Company filed with the U.S. Securities and Exchange Commission for additional disclosures, including a summary of the Company's accounting policies, which have been modified, as a result of the Company's acquisition of Starsys Research Corporation, to include a "percentage-of-completion" method of revenue recognition and inventory policies. The consolidated results of operations for the three-months ending March 31, 2006 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2006 or any future period, and the Company makes no representations related thereto.

On March 31, 2004, the Company was awarded a contract from the Missile Defense Agency for approximately $43.3 million. The microsatellite distributed sensing experiment was intended to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites and a second cluster of microsatellites with laser communication technology to support national missile defense. We were informed in 2005 that the Missile Defense Agency had re-routed the part of the contract related to the laser communications experiment to another program and that they would not be exercising their option for the additional microsats at this time; however, the contract vehicle remained at $43.3 million and left open the opportunity for some other purchase to take its place. We estimate that the second cluster would have represented approximately $10 million of the $43.3 million contract, and have reduced our current backorder accordingly. We believe the remaining unbilled contract backlog amount of approximately $22.4 million to be secure. The Company has recognized approximately $10.9 million in revenue under this contract through March 31, 2006.

Management intends to seek and obtain new government and commercial contracts, use its revolving credit facility only for specially funded programs, if at all, and possibly raise additional equity or debt capital in a public or private offering or fund-raising effort in 2006 or beyond. There can be no assurance that existing contracts will be completed successfully or that new contracts or additional debt or equity financing that may be needed to fund operations will be available or, if available, obtained in sufficient amounts necessary to meet the Company's needs or on terms that are favorable to the Company. Management believes that, if current contracts remain on schedule and are funded as expected, they will be sufficient to fund the Company through 2006.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and the results of operations during the reporting period. Actual results could differ materially from those estimates.

                                     PAGE F-7


2.       ACCOUNTING  POLICIES

(a)  Revenue  Recognition

The Company's revenues for the three-months ending March 31, 2006 were derived from United States government cost plus fixed fee (CPFF) contracts, some fixed price contracts and some commercial sales of component and subsystem products that the Company acquired in its acquisition of Starsys, which is compared to primarily CPFF contracts for the same three-month period in 2005. Revenues from the CPFF contracts during the first three-months ending March 31, 2006 and 2005 were recognized as expenses were incurred. Estimated contract profits are taken into earnings in proportion to revenues recorded. Time and material revenues are recognized as services are performed and costs incurred. Certain fixed price contracts were prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method). Total cost that is anticipated to exceed the contract amount, that is, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Recognition of losses on projects are taken as soon as the loss is reasonably determinable and accrued on the balance sheet in other accrued liabilities. The current accrual for potential losses on exiting projects represents approximately $1.6 million. As projects are completed, the accrual is adjusted as projects move toward completion and more accurate estimates are established. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.

(b)  Inventory

Inventory is valued based on lower-of-cost-or-market method and is disbursed on a FIFO (First-In, First-Out) basis, unless required by customer contract to be distributed by specific identification for lot control purposes. Inventory includes raw material inventory, finished goods inventory and work-in-process inventory (which includes "costs and estimated earnings in excess of billings on uncompleted contracts" and represents revenues recognized in excess of amounts billed). Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time and materials basis. Time and material revenues are recognized as services are performed and costs incurred.

3.     NOTES  PAYABLE

a)     Building  and  Settlement  Notes

In December 2002, the Company entered an agreement to sell its interest in its Poway, California headquarters facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building. Net fixed assets were reduced by approximately $1.9 million and notes payable were reduced by approximately $2.4 million while a deferred gain was recorded. In conjunction with the sale, the Company entered into a lease agreement with the buyer to leaseback its facilities. The Company's then Chief Executive Officer provided a guarantee for the leaseback. The gain on the sale of the facility was deferred and amortized in proportion to the gross rental charged to expense over the lease term. Deferred gain of $1,172,720 is being amortized at the rate of $117,272 per year for ten (10) years ending in January 2013. As of March 31, 2006, the deferred gain was $801,359. This amortization is included in the Company's non-operating expenses and totaled $29,318 and $29,318 for the three-months ending March 31, 2006 and 2005, respectively.


                                     PAGE F-8


Deferred  Gain  consisted  of  the  following:

Three-Months  Ended  March  31,  2006


Original Deferred Gain  $1,172,720
Less Amortization 2003    (107,499)
Less Amortization 2004    (117,272)
Less Amortization 2005    (117,272)
Less Amortization 2006     (29,318)
----------------------  -----------
                        $  801,359
                        -----------

In 2001, the Company entered into three settlement loan agreements with various vendors. The total of $171,402 for all three loans called for payments between 24 and 50 months with interest that ranges from 0% to 8%. At March 31, 2005, the outstanding balances on these notes were $37,130 with interest expense for the three-months ending March 31, 2005 of $539. (As of March 31, 2006, no notes remained outstanding.)

b)     Revolving  Credit  Facility.

On June 3, 2003, the Company entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant, with the Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the agreements, the Company received a $1 million revolving credit facility in the form of a three-year Convertible Note secured by its assets subject to the amount of eligible accounts receivables. The net proceeds from the Convertible Note were used for general working capital purposes. Advances on the Convertible Note were repaid at the Company's option, in cash or through the issuance of the Company's shares of common stock. The Convertible Note carries an interest rate of Wall Street Journal Prime plus 0.75% on any outstanding balance. In addition, the Company is required to pay a collateral management payment of 0.55% of the average aggregate outstanding balance during the month plus an unused line payment of 0.20% per annum. Availability of funds under the revolving credit facility is based on the Company's accounts receivable, except as waivers are provided by Laurus. Laurus has exercised its conversion rights from time to time on outstanding balances. Laurus converted a total of 3,406,417 shares to reduce the debt by an aggregate of $2,500,000 since the inception of the revolving credit facility. There was no outstanding balance on the revolving credit facility at March 31, 2006 and 2005 and there have been no conversions during the first three months of 2006 and 2005.

In conjunction with this transaction, Laurus was paid a fee of $20,000 for the first year, which was expensed as additional interest expense in 2003. The Company is required to pay a continuation fee of $10,000 each year thereafter. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock for the initial $1 million revolving credit facility, as stated herein. The warrant exercise price was computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. The warrant expiration date is June 3, 2008. In addition to the initial warrant, the Company issued two additional warrants: 1) to purchase 50,000 shares at an exercise price of $1.0625 per share in relation to the $500,000 revolving credit facility expansion convertible at $0.85 per share, which warrant was exercised by Laurus on April 19, 2005; and, 2) to purchase 50,000 shares at an exercise price of $1.925 per share in relation to the $1 million revolving credit facility expansion convertible at $1.00 per share.

The Company may terminate its revolving credit facility with Laurus before the end of the initial three year term for a fee; or, the agreement will expire on June 3, 2006.

                                     PAGE F-9


4. STOCKHOLDER'S EQUITY - PREFERRED STOCK, COMMON STOCK AND WARRANTS PREFERRED STOCK

a)     Series  C  Preferred  Stock.

On August 25, 2004, the Company entered into a Securities Purchase Agreement with the Laurus Master Fund, Ltd., whereby the Company issued 250,000 shares of its Series C Non-Redeemable Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Shares"), to Laurus for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The Series C Preferred Shares are convertible into shares of the Company's common stock at a rate of $1.54 per share at any time after the date of issuance, and accrue quarterly, cumulative dividends at a rate of 6.85%. The first payment was due on January 1, 2005. As of March 31, 2006 and 2005, approximately $99,000 and $42,000 has been accrued for dividends and are payable in cash or shares of our common stock at the holder's option with the exception that dividends must be paid in shares of our common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the Company's common stock for the 20-days preceding the conversion date exceeds 120% of the conversion rate. On January 11, 2005, $60,967 of accrued dividends were paid in the form of 39,589 shares of the Company's common stock. Also, on May 5, 2005, $56,301 of accrued dividends were paid in the form of 36,559 shares of the Company's common stock from dividends accrued and on September 28, 2005, $57,708 of accrued dividends were paid in the form of 37,473 shares of the Company's common stock. The Series C Preferred Shares are redeemable by the Company in whole or in part at any time after issuance for (a) 115% of the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed $1.48 per share or (b) the Stated Value if the average closing price of our common stock for the 22 days immediately preceding the date of conversion exceeds the Stated Value. The Series C Preferred Shares have a liquidation right equal to the Stated Value upon the Company's dissolution, liquidation or winding-up. The Series C Preferred Shares have no voting rights, except as required by law.

In conjunction with the Series C Preferred Shares, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 487,000 shares of the Company's common stock at an exercise price of $1.77 per share.

b)     Series  D-1  Preferred  Stock.

On January 12, 2006, the Company entered into a Securities Purchase Agreement with a limited number of institutional accredited investors, including Omicron Capital, Tailwind Capital, Bristol Capital Management, Nite Capital and the Laurus Master Fund, Ltd. On January 13, 2006, the Company issued and sold to these investors 5,150 shares of our Series D-1 Amortizing Convertible Perpetual Preferred Stock, par value $0.001 per share, for an aggregate purchase price of $5,150,000, or $1,000 per share. The Company also issued various warrants to these investors as described below. The Company paid cash fees and expenses of $119,209 to a finder for the introduction of potential investors in this financing, and paid $60,000 to the lead investor's counsel for legal expenses incurred in the transaction. The preferred shares are convertible into shares of the Company's common stock at a rate of $1.48 per share and accrue quarterly, cumulative dividends at a rate of LIBOR plus 4% on the first day of the applicable quarter with the first payment due on April 1, 2006. As of March 31, 2006, the Company accrued and paid approximately $99,000 for dividends in cash.

Under the purchase agreement, from the date of the effectiveness of the initial registration statement filed pursuant to the registration rights agreement (February 15, 2006), until the one-year anniversary of that date, if: (1) on any trading day during such period the volume weighted average price of the Company's common stock for each of the 20 trading days immediately prior to such date exceeds $1.63; and, (2) the average daily trading volume of the Company's common stock exceeds $100,000 on each of those days, then the Company has the option, subject to a number of additional conditions, to put to the investors "units" at $1,000 per unit for an aggregate purchase price of up to $2,000,000 (or a lesser amount to the extent the preferred stock warrants issued at the


                                     PAGE F-10


initial closing of the financing, which are described below, have been exercised to purchase these units). Each "unit" consists of one share of Series D-1 Preferred Stock and a common stock warrant, which entitles the holders to purchase up to an aggregate of 440,829 shares of common stock at an exercise price of $1.51 and otherwise has the same terms as the warrants described in the following paragraph.

Certain warrants the Company issued to the Series D-1 investors at the closing entitle the investors to purchase up to an aggregate of 1,135,138 shares of the Company's common stock at an exercise price of $1.51 per share. The warrants are exercisable for five years following the date of grant. The warrants have "ratchet" anti-dilution provisions reducing the warrant exercise price if the Company issues equity securities (other than in specified exempt transactions) at an effective price below the warrant exercise price to such lower exercise price.

The Company also issued certain other warrants to the Series D-1 investors at the closing (the "preferred stock warrants"). These warrants entitle the holder to purchase an aggregate number of 2,000 "units", which are identical to the "units" described above, at an exercise price of $1,000 per unit. The preferred stock warrants are exercisable from the effective date (February 15, 2006) until the one-year anniversary of that date. If any units subject to the preferred stock warrants remain unsold after (1) their expiration date and (2) the exercise of the Company's put option, if applicable, and any holder of a preferred stock warrant issued in the financing has exercised the warrant in full, then the preferred stock warrant grants that holder the right to purchase 440,829 with a strike price of $1.51 per share, the warrant has a five year expiration date once issued.

Other  Provisions.

The purchase agreement contains a number of covenants by the Company, which include:

- A grant of preemptive rights to the investors to participate in future financings until the first anniversary of the closing date of the financing;

- An agreement not to issue any shares of the Company's common stock or securities or other rights to acquire shares of common stock until six (6) months after the effective date, except under specified conditions intended to ensure the terms are no less favorable to the Company than the terms of this financing; and,

- An agreement not to effect any transaction involving the issuance of securities convertible, exercisable or exchangeable for the Company's common stock at a price per share or rate which may change over time, which the Company refers to as a variable-rate transaction, so long as any shares of Series D-1 Preferred Stock are outstanding.

In connection with this financing, Laurus consented to and waived certain contractual rights in respect of the authorization and issuance of one or more series of Series D-1 Preferred Stock and the other transactions described below, and certain other transactions. The Company paid Laurus Capital Management, L.L.C., and the manager of Laurus, $87,000 in connection with Laurus's delivery of the consent and $1,000 to Laurus' counsel for their related fees.


                                     PAGE F-11


COMMON  STOCK  AND  WARRANTS

The Company adopted FAS 123(R) to account for its stock-based compensation beginning January 1, 2006. Previously, the Company elected to account for its stock-based compensation plans under APB 25. The Company computed, for pro forma disclosure purposes, the value of all options granted during the three--months ending March 31, 2005 using the minimum value method as prescribed by SFAS 123 and amended by SFAS 148. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%, expected volatility was 117%, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.

If the Company had accounted for its options in accordance with SFAS 123(R) in 2005, the total value of options granted during the three-month period ending
March 31, 2005 would have been amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net income (loss) would have been as follows:



 Net Income (Loss). . . . . . . . . . . . . . . . . . .       2005
-------------------------------------------------------  ----------
 As reported. . . . . . . . . . . . . . . . . . . . . .  $ 101,223
 Add: Stock based employee compensation expense
 included in reported net income. . . . . . . . . . . .  $       -

 Less: Stock based employee compensation expense
  determined under the fair value based method for all
 awards . . . . . . . . . . . . . . . . . . . . . . . .  $(213,553)
-------------------------------------------------------  ----------
 Pro forma. . . . . . . . . . . . . . . . . . . . . . .  $(112,330)
-------------------------------------------------------  ----------
 Net Income (Loss) Per Share:

 As reported. . . . . . . . . . . . . . . . . . . . . .  $     0.00
 Pro Forma  . . . . . . . . . . . . . . . . . . . . . .  $    (0.01)
-------------------------------------------------------  ----------


For the quarter ended March 31, 2006, the Company expensed approximately $91,000 of stock option expenses due to SFAS 123(R) in its financial statements.


5.  GOODWILL

On January 31, 2006, SpaceDev acquired Starsys Research Corporation and in accordance with U.S. generally accepted accounting principles, the merger was accounted for using the purchase method of accounting. Under the purchase method of accounting, the total estimated purchase price was allocated to Starsys' net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the merger. The excess of the purchase price over those fair values was recorded as goodwill. Goodwill is not amortized but is tested for impairment at least annually. The combined company will incur additional amortization expense based on the identifiable amortizable intangible assets acquired pursuant to the merger agreement and their relative useful lives. Additionally, to the extent the value of goodwill or identifiable intangible assets or other long-lived assets become impaired, the combined company may be required to record material charges relating to the impairment. The goodwill balance as of March 31, 2006 was approximately $12.2 million.


                                     PAGE F-12


The following is a schedule of the goodwill incurred on the Starsys acquisition.

--------------------------------  -----------
Starsys Total Assets . . . . . .  $(7,851,494)
Starsys Total Liabilities. . . .   13,054,140
Cash to Starsys Stockholders . .      410,791
Equity to Starsys Stockholders .    5,576,846
Fees Associated with Acquisition    1,056,079
--------------------------------  -----------
                                  $12,246,362
--------------------------------  -----------
--------------------------------  -----------

6.     NEW  ACCOUNTING  PRONOUNCEMENTS

There were no recent Accounting Pronouncements that affected the Company during the first quarter of 2006. For past pronouncements, please refer the Company's 10-KSB filed on March 28, 2006.

7.     CHANGE  IN  ACCOUNTING  PRINCIPLE  AND  ACCOUNTING  FOR  SHARE-BASED
COMPENSATION

The Company adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004) (123(R)) on January 1, 2006. Upon the adoption of SFAS No. 123(R), compensation costs associated with share-based compensation and stock option awards will be recorded to expense over the requisite period(s) associated with the stock or options. Prior to the adoption of SFAS 123(R), the Company accounted for share-based compensation and stock option awards issued to employees, directors and officers under the recognition and measurement principles of Accounting Principles Board
(APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Generally, no share-based employee compensation expense was recognized for stock option grants, as all options granted had an exercise price equal to the fair market value of the underlying common stock at the date of grant. Similarly, no compensation expense had been recognized under the Company's 1999 Employee Stock Purchase Plan (ESPP).

As noted above, in the first quarter 2006, the Company adopted SFAS No. 123(R), which requires companies to measure an equity instrument based on the grant-date fair value of the award and expense the value. The Company uses the Black-Scholes pricing model to determine the fair value of its options on the measurement date. The cost is recognized over the requisite period (usually the vesting period). During the first quarter 2006, the Company had stock option expense of $90,701 related to a new officer stock option award coincident with the Starsys merger. Without the adoptions of SFAS No. 123(R), the Company's operating income, net income and net income per share would have been increased to the pro forma non-GAAP amounts indicated below:


                                     PAGE F-13


                         SPACEDEV, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATONS - SUPPLEMENTAL SCHEDULE
                                   (UNAUDITED)

 Three-Months Ending March 31,. . . . . . . . . . . . .         2006          %      2005         %
-------------------------------------------------------  ------------  --------  -----------  -------
 GAAP OPERATING INCOME. . . . . . . . . . . . . . . . .  $   (46,398)     -0.6%  $   65,567      3.6%
    FAS 123(R) stock option expense . . . . . . . . . .       90,701       1.3%           -      0.0%
-------------------------------------------------------  ------------  --------  -----------  -------
 NON-GAAP OPERATING INCOME. . . . . . . . . . . . . . .       44,303       0.6%      65,567      3.6%
-------------------------------------------------------  ------------  --------  -----------  -------
 NON-OPERATING INCOME/(EXPENSE)
    Interest income . . . . . . . . . . . . . . . . . .       33,615       0.5%       7,960      0.4%
    Interest expense. . . . . . . . . . . . . . . . . .       (5,283)     -0.1%      (1,222)    -0.1%
    Gain on building sale . . . . . . . . . . . . . . .       29,318       0.4%      29,318      1.6%
-------------------------------------------------------  ------------  --------  -----------  -------
 TOTAL NON-OPERATING INCOME . . . . . . . . . . . . . .       57,650       0.8%      36,056      2.0%
-------------------------------------------------------  ------------  --------  -----------  -------
 NON-GAAP NET INCOME BEFORE TAXES . . . . . . . . . . .  $   101,953       1.4%  $  101,623      5.6%
-------------------------------------------------------  ------------  --------  -----------  -------
 INCOME TAX PROVISION . . . . . . . . . . . . . . . . .        4,235       0.1%         400      0.0%

 NON-GAAP NET INCOME. . . . . . . . . . . . . . . . . .  $    97,718       1.4%  $  101,223      5.6%
-------------------------------------------------------  ------------  --------  -----------  -------
 NET INCOME PER SHARE:
      Non-GAAP Net Income Per Share . . . . . . . . . .  $      0.00       0.0%  $     0.00      0.0%
-------------------------------------------------------  ------------  --------  -----------  -------
      Weighted-Average Shares Outstanding . . . . . . .   27,276,451              21,291,972

 FULLY DILUTED NET INCOME PER SHARE:
      Non-GAAP Fully Diluted Income Per Share . . . . .  $      0.00             $      0.00
-------------------------------------------------------  ------------            -----------
     Fully Diluted Weighted-Average Shares Outstanding.   36,225,300              29,908,287
-------------------------------------------------------  ------------            -----------
-------------------------------------------------------  ------------            -----------

The Company believes that evaluating its ongoing operating results with these non-GAAP measurements may be useful as a supplement to its standard GAAP financial measurement presentation. Accordingly, the Company has chosen certain non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. The Company believes that non-GAAP financial measures should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide additional and supplemental disclosure to evaluate operating results. Whenever the Company uses a non-GAAP financial measurement, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measurement.


8.     UNAUDITED  PRO  FORMA  COMBINED  CONSOLIDATED  STATEMENTS  OF  OPERATIONS

     The following unaudited pro forma combined statements of operations give effect to the merger of SpaceDev and Starsys using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, "Business Combinations." The Company acquired Starsys Research Corporation on January 31, 2006 and is "accounting acquirer" for accounting purposes. Under this method of accounting, the combined company will allocate the purchase price to the fair value of assets of Starsys deemed to be acquired, including identifiable intangible assets and goodwill. The purchase price allocation is subject to revision when the combined company obtains additional information regarding asset valuation. The unaudited pro forma combined statements of operations are based on respective historical consolidated financial statements and the accompanying notes of the Company, and those of Starsys included herein.


                                     PAGE F-14


     The unaudited pro forma combined statements of operations for the three months ended March 31, 2006 assume the merger took place on January 1, 2006 and combines SpaceDev's historical statement of operations for the year ended December 31, 2005 with Starsys' historical statement of operations for the year ended December 31, 2005 as if the merger took place on January 1, 2005. The unaudited pro forma combined statements of operations should be read in conjunction with the related notes included in this Form 10-QSB and the consolidated audited financial statements of SpaceDev, Inc. The unaudited pro forma combined statements of operations are not necessarily indicative of what the actual results of operations and financial position would have been had the merger taken place on January 1 of each period presented and do not indicate future results of operations.


                                     PAGE F-15


        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                 MARCH 31, 2006


                                       SPACEDEV      STARSYS      PRO FORMA ADJUSTMENTS    PRO FORMA
                                       ------------  -----------  -----------------------  ------------
 NET SALES. . . . . . . . . . . . . .  $ 2,889,592   $5,920,870   $              (51,345)  $ 8,759,117
-------------------------------------  ------------  -----------  -----------------------  ------------
 COST OF SALES. . . . . . . . . . . .    2,097,469    4,443,218                        -     6,540,687
-------------------------------------  ------------  -----------  -----------------------  ------------
 GROSS MARGIN . . . . . . . . . . . .      792,123    1,477,652                  (51,345)    2,218,430

 OPERATING EXPENSES
    Marketing and sales expense . . .      497,614      265,300                  (51,345)      711,569
    Research and development. . . . .       67,412        9,082                        -        76,494
    General and administrative. . . .      364,718    1,176,493                        -     1,541,211
-------------------------------------  ------------  -----------  -----------------------  ------------
 TOTAL OPERATING EXPENSES . . . . . .      929,744    1,450,875                  (51,345)    2,329,274
-------------------------------------  ------------  -----------  -----------------------  ------------
 INCOME/(LOSS) FROM OPERATIONS. . . .     (137,621)      26,777                        -      (110,844)
-------------------------------------  ------------  -----------  -----------------------  ------------
 NON-OPERATING INCOME/(EXPENSE)
    Interest income . . . . . . . . .       33,615       28,306                        -        61,921
    Interest expense. . . . . . . . .         (110)     (27,656)                       -       (27,766)
    Gain on building sale . . . . . .       29,318            -                        -        29,318
-------------------------------------  ------------  -----------  -----------------------  ------------
 TOTAL NON-OPERATING INCOME/(EXPENSE)       62,823          650                        -        63,473
-------------------------------------  ------------  -----------  -----------------------  ------------
 INCOME/(LOSS) BEFORE INCOME TAXES. .      (74,798)      27,427                        -       (47,371)
 Income tax provision . . . . . . . .        4,200           35                        -         4,235
-------------------------------------  ------------  -----------  -----------------------  ------------
 NET INCOME/(LOSS). . . . . . . . . .  $   (78,998)  $   27,392   $                    -       (51,606)
-------------------------------------  ------------  -----------  -----------------------  ------------
 NET INCOME/(LOSS) PER SHARE:
      Net Income/(Loss) . . . . . . .  $     (0.00)  $     0.05   $                    -   $     (0.00)
-------------------------------------  ------------  -----------  -----------------------  ------------
 Shares Outstanding . . . . . . . . .   28,710,496      520,000                 (520,000)   28,710,496
-------------------------------------  ------------  -----------  -----------------------  ------------
-------------------------------------  ------------  -----------  -----------------------  ------------


                                     PAGE F-16


        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                 December 31, 2005



                                       SPACEDEV      STARSYS       PRO FORMA ADJUSTMENTS    PRO FORMA
                                       ------------  ------------  -----------------------  ------------

 NET SALES. . . . . . . . . . . . . .  $ 9,005,011   $17,762,730   $                    -   $26,767,741
-------------------------------------  ------------  ------------  -----------------------  ------------
 COST OF SALES. . . . . . . . . . . .    6,905,902    14,721,176                        -   $21,627,078
-------------------------------------  ------------  ------------  -----------------------  ------------
 GROSS MARGIN . . . . . . . . . . . .    2,099,109     3,041,554                        -   $ 5,140,663

 OPERATING EXPENSES
    Marketing and sales expense . . .      673,636             -                  673,636
    General and administrative. . . .    1,113,973     6,000,676                        -     7,114,649
-------------------------------------  ------------  ------------  -----------------------  ------------
 TOTAL OPERATING EXPENSES . . . . . .    1,787,609     6,000,676                        -     7,788,285
-------------------------------------  ------------  ------------  -----------------------  ------------
 INCOME/(LOSS) FROM OPERATIONS. . . .      311,500    (2,959,122)                       -    (2,647,622)
-------------------------------------  ------------  ------------  -----------------------  ------------
 NON-OPERATING INCOME/(EXPENSE)
    Interest income . . . . . . . . .      105,840             -                        -       105,840
    Rental income . . . . . . . . . .            -        88,146                   88,146
    Interest expense. . . . . . . . .       (2,873)     (506,525)                       -      (509,398)
    Gain on building sale . . . . . .      117,272             -                        -       117,272
    Loan fee - equity compensation. .      (28,875)            -                        -       (28,875)
-------------------------------------  ------------  ------------  -----------------------  ------------
 TOTAL NON-OPERATING INCOME/(EXPENSE)      191,364      (418,379)                       -      (227,015)
-------------------------------------  ------------  ------------  -----------------------  ------------
 INCOME/(LOSS) BEFORE INCOME TAXES. .      502,864    (3,377,501)                       -    (2,874,637)
 Income tax provision . . . . . . . .        1,600             -                        -         1,600
-------------------------------------  ------------  ------------  -----------------------  ------------
 NET INCOME/(LOSS). . . . . . . . . .  $   501,264   $(3,377,501)  $                    -    (2,876,237)
-------------------------------------  ------------  ------------  -----------------------  ------------
 NET INCOME/(LOSS) PER SHARE:
      Net Income/(Loss) . . . . . . .  $      0.02   $     (6.49)  $                (0.08)
-------------------------------------  ------------  ------------  -----------------------  ------------
 Shares Outstanding . . . . . . . . .   29,030,858       520,447                5,357,143    34,388,001
-------------------------------------  ------------  ------------  -----------------------  ------------
-------------------------------------  ------------  ------------  -----------------------  ------------


     The unaudited pro forma combined consolidated information reflects our best estimates. The actual results of operations may have differed from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results. However, the Company believes that any final adjustments will not be material to the statement of operations.


9.     SUBSEQUENT  EVENTS

On April 1, 2006, the Company was awarded the third task order on a $43-million contract with the Missile Defense Agency to conduct a micro-satellite Distributed Sensing Experiment (DSE), as well as other micro-satellite studies, as required. The second Task Order was awarded on October 20, 2004 (although


                                     PAGE F-17


effective October 1, 2004) and was completed on March 31, 2006. The commencement of Phase III of this contract followed a successful DSE Critical Design Review held from March 7 through March 8, 2006. The third Task Order was awarded for a total of $1,547,266 and will run through May 31, 2006.







Report  of  Independent  Registered  Public  Accounting  Firm


Board  of  Directors  and  Stockholders
SPACEDEV,  INC.

We have audited the accompanying consolidated balance sheets of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2005 and 2004, respectively, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARIES as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                           /s/  PKF
San  Diego,  California                    PKF
February  3,  2006                         Certified  Public  Accountants
                                           A  Professional  Corporation


                                      PAGE F-18


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES


                            CONSOLIDATED BALANCE SHEETS


 December 31,. . . . . . . . . . . . . . . . . . . .         2005        2004
----------------------------------------------------  -----------  ----------
 ASSETS
 CURRENT ASSETS
    Cash and cash equivalents (Notes 1(m) and 10(a))  $ 5,750,038  $5,068,601
    Accounts receivable (Notes 1(d) and 10(b)) . . .    1,279,027     620,097
    Work in progress . . . . . . . . . . . . . . . .       21,340           -
    Note receivable (Note 11). . . . . . . . . . . .    1,353,440           -
----------------------------------------------------  -----------  ----------
 Total Current Assets. . . . . . . . . . . . . . . .    8,403,845   5,688,698

 FIXED ASSETs - Net (Notes 1(f) and 2) . . . . . . .    1,073,773     279,381

 OTHER ASSETS (NOTE 1 (N)) . . . . . . . . . . . . .    1,531,031     122,355
----------------------------------------------------  -----------  ----------
 TOTAL ASSETS. . . . . . . . . . . . . . . . . . . .  $11,008,649  $6,090,434
----------------------------------------------------  -----------  ----------
----------------------------------------------------  -----------  ----------


The accompanying notes are an integral part of these consolidated financial statements.


                                      PAGE F-19


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEETS


 December 31, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2005           2004
-----------------------------------------------------------------------  -------------  -------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
    Current portion of notes payable (Note 4(a)). . . . . . . . . . . .  $      9,457   $     36,670
    Current portion of capitalized lease obligations (Note 9(a)). . . .         1,469          3,784
    Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . .     1,237,099        338,809
    Accrued payroll, vacation and related taxes . . . . . . . . . . . .       290,914        195,045
    Employee stock purchase plan (Note 7(b)). . . . . . . . . . . . . .        29,375          9,332
    Deferred revenue (Note 11). . . . . . . . . . . . . . . . . . . . .       153,440              -
    Other accrued liabilities (Note 9(b)) . . . . . . . . . . . . . . .       487,005        207,262
-----------------------------------------------------------------------  -------------  -------------
 TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . . . . . .     2,208,759        790,902

 NOTES PAYABLE, LESS CURRENT MATURITIES (NOTE 4(A)) . . . . . . . . . .             -          9,457

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES (NOTE 9(A)) . .             -          1,469

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTES 2 AND 4) . . . . . . . . .       830,677        947,949

 DEFERRED REVENUE (NOTE 1(E)) . . . . . . . . . . . . . . . . . . . . .             -          5,000
-----------------------------------------------------------------------  -------------  -------------
 TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . .     3,039,436      1,754,777

 COMMITMENTS AND CONTINGENCIES (NOTE 9)

 STOCKHOLDERS' EQUITY
    Convertible preferred stock, $.001 par value, 10,000,000 shares authorized, and 248,460 and 250,000 shares issued and outstanding,
    respectively (Note 8(a)). . . . . . . . . . . . . . . . . . . . . .           248            250
    Common stock, $.0001 par value; 50,000,000 shares authorized, and
    24,606,275 and 21,153,660 shares issued and outstanding,
    respectively (Note 8(b)). . . . . . . . . . . . . . . . . . . . . .         2,460          2,114
    Additional paid-in capital. . . . . . . . . . . . . . . . . . . . .    22,541,994     18,739,090
    Additional paid-in capital - stock options (Note 8(d)). . . . . . .             -        750,000
    Deferred compensation (Note 8(d)) . . . . . . . . . . . . . . . . .             -       (250,000)
    Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . .   (14,575,489)   (14,905,797)
-----------------------------------------------------------------------  -------------  -------------
 TOTAL STOCKHOLDERS, EQUITY . . . . . . . . . . . . . . . . . . . . . .     7,969,213      4,335,657
-----------------------------------------------------------------------  -------------  -------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . . . . . .  $ 11,008,649   $  6,090,434
-----------------------------------------------------------------------  -------------  -------------
-----------------------------------------------------------------------  -------------  -------------


The accompanying notes are an integral part of these consolidated financial statements.

                                      PAGE F-20


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF OPERATIONS


 Years Ended December 31, . . . . . . . . . . . . . . .         2005              %         2004         %
-------------------------------------------------------  ------------  ------------  ------------  -------
 NET SALES. . . . . . . . . . . . . . . . . . . . . . .  $ 9,005,011        100.00%  $ 4,890,743   100.00%
-------------------------------------------------------  ------------  ------------  ------------  -------
 COST OF SALES. . . . . . . . . . . . . . . . . . . . .    6,905,902         76.69%    3,820,683    78.12%
-------------------------------------------------------  ------------  ------------  ------------  -------
 GROSS MARGIN . . . . . . . . . . . . . . . . . . . . .    2,099,109         23.31%    1,070,060    21.88%

 OPERATING EXPENSES
    Marketing and sales expense . . . . . . . . . . . .      673,636          7.48%      418,831     8.56%
    General and administrative. . . . . . . . . . . . .    1,113,973         12.37%      506,944    10.37%
-------------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL OPERATING EXPENSES . . . . . . . . . . . . . . .    1,787,609         19.85%      925,775    18.93%
-------------------------------------------------------  ------------  ------------  ------------  -------
 INCOME FROM OPERATIONS . . . . . . . . . . . . . . . .      311,500          3.46%      144,285     2.95%
-------------------------------------------------------  ------------  ------------  ------------  -------
 NON-OPERATING (INCOME)/EXPENSE
    Interest income . . . . . . . . . . . . . . . . . .     (105,840)        -1.18%      (19,497)   -0.40%
    Interest expense. . . . . . . . . . . . . . . . . .        2,873          0.03%       52,077     1.06%
    Gain on building sale (Note 4(d)) . . . . . . . . .     (117,272)        -1.30%     (117,272)   -2.40%
    Loan fee - equity compensation (Notes 4(c) and 5) .       28,875          0.32%    3,254,430    66.54%
-------------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL NON-OPERATING (INCOME)/EXPENSE . . . . . . . . .     (191,364)        -2.13%    3,169,739    64.81%
-------------------------------------------------------  ------------  ------------  ------------  -------
 INCOME (LOSS) BEFORE INCOME TAXES. . . . . . . . . . .      502,864          5.58%   (3,025,454)  -61.86%
 Income tax provision (Notes 1(i) and 6). . . . . . . .        1,600          0.02%        1,600     0.03%
-------------------------------------------------------  ------------  ------------  ------------  -------
 NET INCOME/(LOSS). . . . . . . . . . . . . . . . . . .  $   501,264          5.57%  $(3,027,054)  -61.89%
-------------------------------------------------------  ------------  ------------  ------------  -------
 NET INCOME/(LOSS) PER SHARE:
      Net income/(loss) . . . . . . . . . . . . . . . .  $      0.02                 $     (0.16)
-------------------------------------------------------  ------------  ------------  ------------  -------
      Weighted-Average Shares Outstanding . . . . . . .   22,270,997                  18,610,141

 FULLY DILUTED NET INCOME/(LOSS) PER SHARE:
      Net income/(loss) . . . . . . . . . . . . . . . .  $      0.02                 $     (0.16)
-------------------------------------------------------  --------------------------  ---------------------
     Fully Diluted Weighted-Average Shares Outstanding.   29,631,118                  18,610,141
-------------------------------------------------------  --------------------------  ---------------------
-------------------------------------------------------  --------------------------  ---------------------


The accompanying notes are an integral part of these consolidated financial statements.

                                      PAGE F-21


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                 Preferred Stock        Common Stock
                                                                               ------------------   --------------------
                                                                               Shares      Amount   Shares       Amount
-----------------------------------------------------------------------------  ----------  ------   -----------  -------
BALANCE AT JANUARY 1, 2004. . . . . . . . . . . . . . . . . . . . . . . . . .          -   $    -    16,413,260  $ 1,641
Preferred stock issued for cash (Note 8(a))       . . . . . . . . . . . . . .    250,000      250             -        -
Common stock issued for cash from employee stock purchase plan (Note 7(b)). .          -        -        14,010        1
Common stock issued from notes on revolving credit facility (Note 4(c)) . . .          -        -     2,991,417      299
Common stock issued from employee stock options (Notes 7(b) and 8(d)) . . . .          -        -     1,005,035      100
Common stock issued from private placement memorandum warrants (Note 8(b)). .          -        -       115,085       12
Common stock issued from convertible debt program warrants (Notes 5 and 8(c))          -        -       614,853       61
Declared dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -        -             -        -

   Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -        -             -        -
-----------------------------------------------------------------------------  ----------  ------   -----------  -------
BALANCE AT DECEMBER 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . .    250,000      250    21,153,660    2,114
Preferred stock issued for cash (Note 8(a))       . . . . . . . . . . . . . .          -        -             -        -
Common stock issued for cash from employee stock purchase plan (Note 7(b)). .          -        -        27,540        3
Common stock issued from conversion of preferred stock (Note 8(a)). . . . . .     (1,540)      (2)       10,000        1
Common stock issued from employee stock options (Notes 7(b) and 8(d)) . . . .          -        -       237,000       24
Common stock issued from private placement memorandum warrants (Note 8(b)). .          -        -     1,014,327      101
Common stock issued from convertible debt program warrants (Notes 5 and 8(c))          -        -        17,607        2
Common stock issued from securities purchase agreement (Note 8(b)). . . . . .          -        -     2,032,520      204
Common stock issued from conversion of declared dividends (Note 8(a)) . . . .          -        -       113,621       11
Stock option forfeiture (Notes 7(b) and 8(d)) . . . . . . . . . . . . . . . .          -        -             -        -
Declared dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -        -             -        -

   Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -        -             -        -
-----------------------------------------------------------------------------  ----------  ------   -----------  -------
BALANCE AT DECEMBER 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . .    248,460   $  248    24,606,275  $ 2,460
-----------------------------------------------------------------------------  ----------  ------   -----------  -------
-----------------------------------------------------------------------------  ----------  ------   -----------  -------

The accompanying notes are an integral part of these consolidated financial statements.


                                      PAGE F-22


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                            Additional
                                                                               Additional   Paid-In
                                                                               Paid-in      Capital -        Deferred
                                                                               Capital      Stock Options    Compensation
-----------------------------------------------------------------------------  -----------  --------------   -------------
BALANCE AT JANUARY 1, 2004. . . . . . . . . . . . . . . . . . . . . . . . . .  $ 9,243,507  $      750,000   $    (250,000)
Preferred stock issued for cash (Note 8(a))       . . . . . . . . . . . . . .    2,366,250               -               -
Common stock issued for cash from employee stock purchase plan (Note 7(b)). .       12,626               -               -
Common stock issued from notes on revolving credit facility (Note 4(c)) . . .    4,752,079               -               -
Common stock issued from employee stock options (Notes 7(b) and 8(d)) . . . .    1,264,649               -               -
Common stock issued from private placement memorandum warrants (Note 8(b)). .       88,738               -               -
Common stock issued from convertible debt program warrants (Notes 5 and 8(c))    1,011,241               -               -
Declared dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -               -               -

  Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -               -               -
-----------------------------------------------------------------------------  -----------  --------------   -------------
                                                                                18,739,090         750,000        (250,000)
BALANCE AT DECEMBER 31, 2004
Preferred stock issued for cash (Note 8(a))       . . . . . . . . . . . . . .            -
Common stock issued for cash from employee stock purchase plan (Note 7(b)). .       38,323               -               -
Common stock issued from conversion of preferred stock (Note 8(a)). . . . . .            1               -               -
Common stock issued from employee stock options (Notes 7(b) and 8(d)) . . . .      241,021               -               -
Common stock issued from private placement memorandum warrants (Note 8(b)). .      500,840               -               -
Common stock issued from convertible debt program warrants (Notes 5 and 8(c))       28,874               -               -
Common stock issued from securities purchase agreement (Note 8(b)). . . . . .    2,318,880               -               -
Common stock issued from conversion of declared dividends (Note 8(a)) . . . .      174,965               -               -
Stock option forfeiture (Notes 7(b) and 8(d)) . . . . . . . . . . . . . . . .      500,000        (750,000)        250,000
Declared dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -               -               -

  Net Income                                                                             -               -               -
-----------------------------------------------------------------------------  -----------  --------------   -------------
BALANCE AT DECEMBER 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . .  $22,541,994  $            -   $           -
-----------------------------------------------------------------------------  -----------  --------------   -------------
-----------------------------------------------------------------------------  -----------  --------------   -------------


The accompanying notes are an integral part of these consolidated financial statements.


                                      PAGE F-23


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                               Accumulated
                                                                               Deficit        Total
-----------------------------------------------------------------------------  -------------  ------------
BALANCE AT JANUARY 1, 2004. . . . . . . . . . . . . . . . . . . . . . . . . .  $(11,817,776)  $(2,072,628)
Preferred stock issued for cash (Note 8(a))       . . . . . . . . . . . . . .             -     2,366,500
Common stock issued for cash from employee stock purchase plan (Note 7(b)). .             -        12,627
Common stock issued from notes on revolving credit facility (Note 4(c)) . . .             -     4,752,378
Common stock issued from employee stock options (Notes 7(b) and 8(d)) . . . .             -     1,264,749
Common stock issued from private placement memorandum warrants (Note 8(b)). .             -        88,750
Common stock issued from convertible debt program warrants (Notes 5 and 8(c))             -     1,011,302
Declared dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (60,967)      (60,967)
  Net Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (3,027,054)   (3,027,054)
-----------------------------------------------------------------------------  -------------  ------------
BALANCE AT DECEMBER 31, 2004. . . . . . . . . . . . . . . . . . . . . . . . .   (14,905,797)    4,335,657
Preferred stock issued for cash (Note 8(a))       . . . . . . . . . . . . . .             -             -
Common stock issued for cash from employee stock purchase plan (Note 7(b)). .             -        38,326
Common stock issued from conversion of preferred stock (Note 8(a)). . . . . .             -             -
Common stock issued from employee stock options (Notes 7(b) and 8(d)) . . . .             -       241,045
Common stock issued from private placement memorandum warrants (Note 8(b)). .             -       500,941
Common stock issued from convertible debt program warrants (Notes 5 and 8(c))             -        28,876
Common stock issued from securities purchase agreement (Note 8(b)). . . . . .             -     2,319,084
Common stock issued from conversion of declared dividends (Note 8(a)) . . . .             -       174,976
Stock option forfeiture (Notes 7(b) and 8(d)) . . . . . . . . . . . . . . . .             -             -
Declared dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (170,956)     (170,956)
  Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       501,264       501,264
-----------------------------------------------------------------------------  -------------  ------------
BALANCE AT DECEMBER 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . .  $(14,575,489)  $ 7,969,213
-----------------------------------------------------------------------------  -------------  ------------
-----------------------------------------------------------------------------  -------------  ------------


The accompanying notes are an integral part of these consolidated financial statements.


                                      PAGE F-24


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS


 Years Ended December 31, . . . . . . . . . . . . . . . . . . .         2005          2004
---------------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
    Net income/(loss) . . . . . . . . . . . . . . . . . . . . .  $   501,264   $(3,027,054)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
       Depreciation and amortization. . . . . . . . . . . . . .      191,978        83,531
 Closing Costs from sale of building
       Gain on disposal of building . . . . . . . . . . . . . .     (117,272)     (117,272)
       Non-cash interest expense - convertible debt program . .            -       773,802
       Non-cash loan fees . . . . . . . . . . . . . . . . . . .       28,874     2,480,628
       Change in operating assets and liabilities:
         Accounts receivable. . . . . . . . . . . . . . . . . .     (658,930)     (433,035)
         Work in Progress . . . . . . . . . . . . . . . . . . .      (21,340)      110,490
         Prepaid and other current assets . . . . . . . . . . .     (605,721)      (74,587)
         Inventory. . . . . . . . . . . . . . . . . . . . . . .            -         9,961
         Interest on revolving line of credit . . . . . . . . .            -        18,349
         Accounts payable and accrued expenses. . . . . . . . .      898,290        27,203
         Accrued payroll, vacation and related taxes. . . . . .       95,869       111,044
         Customer deposits and deferred revenue . . . . . . . .       (5,000)            -
         Interest - related party . . . . . . . . . . . . . . .            -        29,256
         Other accrued liabilities. . . . . . . . . . . . . . .       89,008      (102,235)
---------------------------------------------------------------  ------------  ------------
 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES. . . . . .      397,020      (109,919)
---------------------------------------------------------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
      Notes receivable. . . . . . . . . . . . . . . . . . . . .   (1,353,440)            -
      Other assets, capitalized acquisition costs . . . . . . .     (375,930)            -
      Purchases of fixed assets . . . . . . . . . . . . . . . .     (986,370)     (225,380)
---------------------------------------------------------------  ------------  ------------
NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . . . . . .   (2,715,740)     (225,380)
---------------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM FINANCING ACTIVITIES
      Principal payments on notes payable . . . . . . . . . . .      (36,670)      (41,464)
      Principal payments on capitalized lease obligations . . .       (3,784)      (10,332)
      Payments on notes payable - related party . . . . . . . .            -      (427,280)
      Proceeds from revolving credit facility . . . . . . . . .            -     1,504,508
      Employee stock purchase plan. . . . . . . . . . . . . . .       58,369        16,460
      Other assets, capitalized preferred stock issuance costs.      (78,828)            -
      Proceeds from issuance of preferred stock . . . . . . . .            -     2,366,500
      Proceeds from issuance of common stock. . . . . . . . . .    3,061,070     1,403,502
---------------------------------------------------------------  ------------  ------------
 NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . . . . . . .    3,000,157     4,811,894
---------------------------------------------------------------  ------------  ------------
 Net increase in cash . . . . . . . . . . . . . . . . . . . . .      681,437     4,476,595
---------------------------------------------------------------  ------------  ------------
 CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR . . . . . . . .    5,068,601       592,006
---------------------------------------------------------------  ------------  ------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR . . . . . . . . . . .  $ 5,750,038   $ 5,068,601
---------------------------------------------------------------  ------------  ------------
---------------------------------------------------------------  ------------  ------------


The accompanying notes are an integral part of these consolidated financial statements.


                                      PAGE F-25


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS


 Years Ended December 31                                    2005          2004
--------------------------------------------------------- ---------    ---------
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest. . . . . . . . . . . . . . . . . . . . .    $   2,873   $ 313,978
     Income Taxes. . . . . . . . . . . . . . . . . . .        1,600       1,600

 NONCASH INVESTING AND FINANCING ACTIVITIES:

During 2005 and 2004, the Company converted $38,326 and $12,627 of employee stock purchase plan contributions into 27,540 and 14,010 shares of common stock, respectively.

During 2005 and 2004, the Company declared dividends payable of $170,956 and $60,967, respectively to the holders of its preferred stock.

During 2005, the Company converted dividends payable to the holders of its preferred stock of $174,976 into 113,621 shares of common stock.

During the year ending December 31, 2004, the Company issued 2,991,417 shares of
     its  common  stock  to  Laurus  Master  Fund,  Ltd.   from  conversions  of
     indebtedness  under  its  revolving  credit  facility,  thereby realizing a corresponding reduction in current liabilities of approximately $2,271,750.
     The  Company  recorded  additional  non-cash  loan  fees of $2,480,628, and charged  these  fees  to  expense.

During the year ending December 31, 2004, the Company issued 614,853 shares of its common stock to the participants in its prior convertible debt program from conversions of warrants, thereby receiving cash in the amount of $237,500. The Company recorded additional non-cash loan fees of $773,802 and charged these fees to expense.

During  the  year  ending December 31, 2005, the Company issued 17,607 shares of its common stock to the participants in its' prior convertible debt program from  conversions  of  warrants. In the noncash transaction 25,000 warrants were converted into 17,607 shares. The Company recorded additional non-cash loan  fees  of $28,875  for  the difference in the warrant price versus the current  share  price,  and  charged  these  fees  to  expense.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

                                      PAGE F-26


                                   SPACEDEV, INC.
                                  AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A summary of the Company's significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

(a)     Nature  of  operations

SPACEDEV, INC. (the "Company") is engaged in the conception, design, development, manufacture, integration and operations of SPACE TECHNOLOGY SYSTEMS, subsystems, products and services. The Company is currently focused on the development of low-cost microsatellites, nanosatellites and related subsystems, and hybrid rocket propulsion as well as associated engineering and technical services, primarily to government agencies, and specifically to the United States Department of Defense. The Company's products and solutions are sold, mainly on a project-basis, directly to these customers, and include sophisticated micro- and nanosatellites, hybrid rocket-based orbital maneuvering and orbital transfer vehicles as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. The Company believes there will be an evolving and developing commercial market for its space technology systems (e.g., its microsatellite and nanosatellite products and services) in the long-term. In the short-term, the early adopters of this technology appear to be in the United States Department of Defense and the Company's "products" are considered to be the outcome of specific projects. The Company is also designing and developing commercial hybrid rocket motors and small high performance space vehicles and subsystems for commercial and military customers.

The Company was incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev Nevada"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $0.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev Nevada's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev Nevada stock, SpaceDev Nevada was merged into PDGI and, on December 17, 1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC. For accounting purposes, the transaction was accounted for as a reverse merger with the Company as the acquirer. Since SpaceDev Nevada had minimal assets prior to the merger, the transaction was accounted for as the sale of the Company's common stock for net assets of $1,232. The Company became publicly traded in October 1997 and is currently trading on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "SPDV."

In February 1998, the Company's operations were expanded with the acquisition of Integrated Space Systems, Inc. ("ISS"), a provider of engineering and technical services related to space-based systems. The ISS employee base, acquired upon acquisition, largely consisted of former Atlas and General Dynamics personnel and enlarged the Company's then current employee base to 20 employees. ISS was purchased for approximately $3.6 million, paid in Company common stock.

On March 31, 2004, the Company was awarded a $43,362,271 contract from the Missile Defense Agency. Management intends to continue efforts to obtain new commercial and government contracts.

(b)     Principles  of  consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned inactive subsidiaries, SpaceDev Oklahoma, Inc., and Monoceros Acquisition Corp., a Colorado Corporation.


                                      PAGE F-27

(c)     Use  of  estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions, including estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

(d)      Accounts  Receivable  and  Allowances  for  Uncollectible  Accounts

Accounts receivable are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified. Uncollectible accounts receivable are written-off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that balance will not be collected. At December 31, 2005 and 2004, the allowance for uncollectible accounts was $32,281 and $32,637 respectively.

(e)     Revenue  recognition

The Company's revenues in 2005 and 2004 were derived primarily from United States government cost plus fixed fee ("CPFF") contracts compared to a predominance of fixed price contracts prior to 2003. Revenues from the CPFF contracts during 2005 and 2004 were recognized as expenses were incurred.
Estimated contract profits were taken into earnings in proportion to expenses recorded. Revenues under certain long-term fixed price contracts, which provide for the delivery of minimal quantities or require significant amounts of development effort in relation to total contract value, would be recorded upon achievement of performance milestones or using the cost-to-cost method of accounting where revenues and profits would be recorded based on the ratio of costs incurred to estimated total costs at completion. Losses on contracts would be recognized when estimated costs were reasonably determined. Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time and materials basis, a fixed price basis or a per-transaction basis depending on the terms and conditions of the specific contract. Time and material revenues are recognized as services are performed and costs are incurred.

Deferred revenue represents amounts collected from customers for projects, products or services to be provided at a future date.

(f)     Depreciation  and  amortization

Fixed assets are depreciated over their estimated useful lives of Three-to-fifteen years using the straight-line method of accounting.

In December 2002, the Company entered an agreement to sell its interest in its only facility, which sale closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with this sale, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten years. The base rent is increased by 3.5% per year (see Note 2).

(g)     Research  and  development

The Company is engaged in design and development activities with its commercial and government customers. The Company has Small Business Innovation Research ("SBIR") grants from the government and continues to seek new SBIR opportunities. Costs incurred under SBIR grants are charged against revenues


                                      PAGE F-28


received under SBIR grants. Non-reimbursable research and development expenditures relating to possible future products are expensed as incurred. The Company incurred $31,940 and $39,473 in non-reimbursable research and development  costs  during  2005  and  2004,  respectively.

(h)     Income  taxes

Deferred income taxes are recognized for the tax consequences in future years of the differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

(i)     Stock-based  compensation

The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the years ended December 31, 2005 and 2004 using the minimum value method as prescribed by SFAS No. 123 and amended by SFAS No. 148. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%, expected volatility was 73% to 117%, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.

If the Company had accounted for these options in accordance with SFAS No. 123, the total value of options granted during the years ended December 31, 2005 and 2004 would be amortized over the vesting period of the options. Thus, on a pro forma basis, the Company's consolidated net income (loss) would have been as follows:


--------------------------------------------------  ------------  ------------
 NET INCOME (LOSS). . . . . . . . . . . . . . . .         2005          2004
--------------------------------------------------  ------------  ------------
 As reported. . . . . . . . . . . . . . . . . . .  $   501,264   $(3,027,054)
 Add:  Stock based employee compensation expense.  $         -
    included in reported net income
 Deduct:  Stock based employee compensation . . .  $(7,488,859)  $  (390,773)
    expense determined under the
    fair value based method for all awards
--------------------------------------------------  ------------  ------------
 Pro forma. . . . . . . . . . . . . . . . . . . .  $(6,987,595)  $(3,417,827)
--------------------------------------------------  ------------  ------------
 NET INCOME (LOSS) PER SHARE:

 As reported - basic. . . . . . . . . . . . . . .  $      0.02   $     (0.16)
 As reported - diluted. . . . . . . . . . . . . .  $      0.02   $     (0.16)
 Pro forma - basic. . . . . . . . . . . . . . . .  $     (0.31)  $     (0.18)
 Pro forma - diluted. . . . . . . . . . . . . . .  $     (0.24)  $     (0.18)
--------------------------------------------------  ------------  ------------
--------------------------------------------------  ------------  ------------


                                      PAGE F-29

SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. In December 2004, the Financial
Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R), which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. In addition, the adoption of SFAS No. 123R requires additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. SFAS No. 123R is effective January 1, 2006 for calendar year companies. Accordingly, the Company will implement the revised standard in the first quarter of 2006 (See Note 7).

On December 20, 2005, in response to SFAS No. 123R the Company's Board of Directors approved accelerating the vesting of all unvested stock options held by current employees, including executive officers, and members of the Board of Directors. In order to avoid adverse financial reporting effects in future years under the new accounting standard, we eliminated all future vesting requirements on approximately 8.0 million stock options then outstanding in the hands of employees, officers, and directors which had a calculated future value of approximately $5.5 million.

(j)     Net  profit  (loss)  per  common  share

Net loss per common share has been computed on the basis of the weighted average number of shares outstanding, according to the rules of SFAS No. 128, Earnings per Share. Diluted net loss per share was not computed in 2004, as the computation would result in anti-dilution.



                                                                         YEAR ENDED DECEMBER31,
                                                         -------------------------------------------------

                                                                    2005                     2004
                                                         -----------------------       -------------------
Numerator:
  Net income (loss)                                      $               501,264       $       (3,027,054)

  Plus: Dividends on convertible preferred stock                         174,976                      N/A
                                                         -----------------------       -------------------
                                                         $               676,240       $       (3,027,054)
                                                         -----------------------       -------------------
Denominator:
  Weighted-average shares used to compute basic EPS                   22,270,997               18,610,141

  Adjusted weighted-average shares for
  conversion of preferred stock, options, and warrants                 7,360,121                      N/A
                                                         -----------------------       -------------------
  Weighted-average shares used to compute diluted EPS                 29,631,118               18,610,141
                                                         -----------------------       -------------------
Net earnings per share:
  Basic                                                  $               0.02          $            (0.16)
                                                         -----------------------       -------------------
  Diluted                                                $               0.02          $              N/A
                                                         -----------------------       -------------------
                                                         -----------------------       -------------------


                                      PAGE F-30


The potential shares, which are included in the computation of diluted net income per share are as follows:


                                                  YEAR ENDED DECEMBER31,
                                              -----------------------------

                                                                2005   2004
                                              -----------------------  ----
Incremental shares from assumed conversions:
    Warrants . . . . . . . . . . . . . . . .               1,897,579      -
    Options. . . . . . . . . . . . . . . . .               5,967,128      -
    Convertible preferred stock. . . . . . .               1,620,637      -
                                              -----------------------  ----
Dilutive potential common shares . . . . . .               9,485,345      -
Anti-dilutive shares . . . . . . . . . . . .              (2,125,224)
                                              -----------------------  ----
Adjusted weighted-average shares . . . . . .               7,360,121      -
                                              -----------------------  ----
                                              -----------------------  ----

(k)     Financial  instruments

The Company's financial instruments consist primarily of cash, short-term notes receivable, accounts receivable, capital leases, accounts payable, and notes payable. These financial instruments are stated at their respective carrying values, which approximate their fair values.

(l)      Segment  reporting

The Company has determined that it operates in one business segment dedicated to space technology.

(m)     New  accounting  standards

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets-An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application was permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have any effect on the Company's financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R). FAS No. 123R revised SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statement (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award.


                                      PAGE F-31


In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB No. 107"), Share-Based Payment, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123R, and the disclosures in MD&A subsequent to the adoption. In April 2005, the Securities and Exchange
Commission adopted a rule which delayed the compliance date for small business issuers to the start of the first fiscal year beginning after December 15, 2005. The Company will provide SAB No. 107 required disclosures upon adoption of SFAS No. 123R in January 2006 and is currently evaluating the impact the adoption of the standard will have on the Company's financial condition and results of operations.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20 and FAS No. 3. The Statement applies to all voluntary changes in accounting principle, and changes to the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impractical. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No.154 is not expected to have any effect on the Company's financial position or results of operations.

In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140 ("FAS No. 155"). This statement resolves issues addressed in FAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interest in Securitized Financial Assets. FAS No. 155: (a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; (b) clarifies which interest-only strips and principal-only strips are not subject to the requirements of FAS No. 133; (c) establishes a requirement to evaluate beneficial interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and, (e) eliminates restrictions on a qualifying special-purpose entity's ability to hold passive derivative financial instruments that pertain to beneficial interests that are or contain a derivative financial instrument. FAS No. 155 also requires presentation within the financial statements that identifies those hybrid financial instruments for which the fair value election has been applied and information on the income statement impact of the changes in fair value of those instruments. The Company is required to apply FAS No. 155 to all financial instruments acquired, issued or subject to a remeasurement event beginning January 1, 2007. The Company does not expect the adoption of FAS No. 155 to have a material impact on the Company's financial statements.

(n)     Other  Assets

Other assets are made up of a variety of prepaid and other cash advances for items which will occur at a future date. Following is a description of what makes up our other assets total at December 31, 2005 and 2004.


                                      PAGE F-32



Other Assets -  December 31,. . . . . . . . . . . . . . . . . . .       2005     2004
------------------------------------------------------------------  ---------  -------
Cost Accrued in Conjunction with Starsys Acquisition. . . . . . .    724,127        -
SpaceDev Launch Package - Deposit . . . . . . . . . . . . . . . .    650,000        -
Cost Accrued in Conjunction with 2006 Security Purchase Agreement     78,828        -
Software Prepaid License. . . . . . . . . . . . . . . . . . . . .     17,788        -
Insurance Prepaid . . . . . . . . . . . . . . . . . . . . . . . .          -   81,186
2006 Property Tax Prepayment. . . . . . . . . . . . . . . . . . .     14,562        -
All Other Deposits. . . . . . . . . . . . . . . . . . . . . . . .     45,727   41,169
------------------------------------------------------------------  ---------  -------
Total Other Assets. . . . . . . . . . . . . . . . . . . . . . . .  1,531,031  122,355
------------------------------------------------------------------  ---------  -------
------------------------------------------------------------------  ---------  -------



(o)     Cash  and  Cash  Equivalents

Cash and cash equivalents are made up of cash as well as short term treasury strips that will mature in a relatively short amount of time and represents only the present value of the strip. These treasury strips can be redeemed at any time, which is also why they are deemed to be cash and cash equivalents.

(p)     Advertising  Costs

Direct  advertising  costs  are  expensed  as  they are incurred by the Company.

2.     FIXED  ASSETS

In January 2003, the Company sold the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with the sale, the Company entered into a lease agreement with the buyer to lease-back this facility (see Note 9(c)). The gain on the sale of the facility was deferred and is being amortized over the remaining term of the lease. This amortization is included in the Company's non-operating income and expense.

The gain of $1,172,720 on the sale of the facility was deferred and is being amortized on a straight-line basis over the ten (10) year term of the lease at the rate of $117,272 per year. As of December 31, 2005 and 2004, the deferred gain was $830,677 and $947,949, respectively. This amortization is included in the Company's non-operating income and expense and totaled $117,272 in 2005 and 2004.


                                      PAGE F-33


Deferred  Gain  consisted  of  the  following:

December 31,. . . . . . .        2005         2004
-------------------------  -----------  -----------

Deferred Gain . . . . . .  $1,172,720   $1,172,720
Less Amortization to date    (342,043)    (224,771)
-------------------------  -----------  -----------
                           $  830,677   $  947,949
-------------------------  -----------  -----------
-------------------------  -----------  -----------



Fixed assets consisted of the following:

December 31, . . . . . . . . . . . . . .        2005        2004
----------------------------------------  -----------  ----------
Capital leases . . . . . . . . . . . . .  $  155,499   $ 155,499
Computer equipment . . . . . . . . . . .     699,592     383,512
Building improvements. . . . . . . . . .     230,588      14,124
Furniture and fixtures . . . . . . . . .      10,976       6,224
Construction in Process. . . . . . . . .     446,621           -
----------------------------------------  -----------  ----------
                                           1,543,276     559,360
Less accumulated depreciation
   and amortization. . . . . . . . . . .    (469,503)   (279,979)
----------------------------------------  -----------  ----------
                                          $1,073,773   $ 279,381
----------------------------------------  -----------  ----------
----------------------------------------  -----------  ----------


Depreciation and amortization expense for fixed assets was approximately $192,000 and $83,500 for the years ended December 31, 2005 and 2004, respectively. Depreciation and amortization expense was higher during 2005 due to the purchase of new fixed assets, mainly new computer hardware and software, during 2005 and the construction of our fabrication and test facilities for our hybrid rock motor systems, also located in Poway, California. Of the above depreciation, approximately $17,000 and $33,000, for the years ended December 31, 2005 and 2004, respectively, was for depreciation on equipment under capital leases.

3.     ACQUISITIONS

All acquisitions have been accounted for using the purchase method of accounting and intangible assets were amortized using the straight-line method. Initial purchase price included stock issued at the date of acquisition, direct acquisition costs and any guaranteed future consideration.

On August 14, 1998, the Company entered an Agreement for License and Purchase of Technology from American Rocket Company (AMROC) with an unrelated individual who had obtained ownership of such technology from AMROC. The intellectual property acquired was hybrid rocket technology that has been modified and may be used in the future operations of the Company. Upon execution of the Agreement, the Company issued the seller a warrant to purchase 25,000 shares of restricted common stock at a strike price equal to 50% of the market price of the common stock on the issuance date. This warrant expired in 2003 having been unexercised.

For each of the three years following the Agreement date, the licensor received warrants to purchase 25,000 shares of restricted common stock. In the fourth through tenth year following the Agreement date, the licensor may receive a


                                      PAGE F-34


warrant to purchase a number of shares, if revenue is generated from the acquired technology. All revenue based warrants are earned at a rate of one share per $125 of revenue generated from the technology acquired. Under the terms of the Agreement, the minimum number of shares to be issued is 100,000 and the maximum consideration shall not exceed warrants to purchase 3,000,000 shares of common stock or $6,000,000 in recognized value. Recognized value is the sum of (a) the cumulative difference between the market price of the common stock and the strike price and (b) the cumulative difference between the market price on the date of exercise and the strike price for each warrant previously exercised. To date, no revenue has been generated from the acquired technology and 25,000 additional warrants expired on March 19, 2005.

The Company valued the warrants using the fair value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility of the stock, the expected dividend yield on the stock and the expected life of the warrants to determine the fair value of the warrants. The risk-free rate of interest used to value the initial issuance was 5.4%, a 0% dividend yield was assumed and the expected life of the warrants was five years from the date of issuance. This calculation resulted in a fair value of $24,500 and was used as the value of the intangible assets acquired. All warrants are immediately exercisable after issuance and expire on the fifth anniversary of their issuance.

4.     NOTES  PAYABLE

(a)     Building  and  settlement  notes

In January 2003, the company sold the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with the sale, the Company entered into a lease agreement with the buyer to leaseback this facility. Net fixed assets were reduced by approximately $1.9 million and notes payable were reduced by approximately $2.4 million, while a deferred gain was recorded.

In 2001, the Company entered into three settlement loan agreements with various vendors. The total of $171,402 for all three loans called for payment between 24 and 50 months with interest that ranged from 0% to 8%. At December 31, 2005 and 2004, the outstanding balances on these notes were $9,457 and $46,127, with interest expense of $1,474 and $3,258, respectively.

(b)     Related  parties
The Company had a note payable to its CEO, which was part of the Company's preferred stock offering (see Note 8(a)), and was paid in full during the third quarter of 2004.

Interest  expense  on  this  note  was  $29,256  for  2004.

(c)     Revolving  Credit  Facility.

In June 2003, the Company entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant, with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the agreements, the Company received a $1 million revolving credit facility, later modified to increase the facility to $1.5 million, in the form of a three-year Convertible Note secured by the Company's assets subject to the amount of eligible accounts receivables. The net proceeds from the Convertible Note were used for general working capital purposes. Advances on the Convertible Note may be repaid in cash or through the issuance of shares of the Company's common stock at the Company's option, provided the market price of the common stock was 118% of the fixed conversion price or greater. The Convertible Note carries an interest rate of Prime plus 0.75% on any outstanding balance. In addition, the Company is required to pay a


                                      PAGE F-35


collateral management payment of 0.55% of the average aggregate outstanding balance during the month plus an unused line payment of 0.20% per annum. Approximately $19,500 in interest and approximately $5,000 in fees were expensed under the revolving credit facility in 2004. There was no outstanding balance on the revolving credit facility at December 31, 2005 and 2004.

The Convertible Note includes a right of conversion in favor of Laurus. Laurus exercised its conversion rights from time to time in 2004 on outstanding balances. The Convertible Note is convertible into shares of the Company's common stock at a fixed conversion price, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the agreements). The Agreement was modified on March 31, 2004 to provide for a six-month waiver of the accounts receivable restrictions and a fixed conversion price to Laurus of $0.85 per share on the first $500,000 after the first $1 million. The agreement was further modified on August 25, 2004 to provide for a fixed conversion price to Laurus of $1.00 per share on the next $1 million. Thereafter, the fixed conversion price will be adjusted to 103% of the then fair market value of the Company's common stock ("Adjusted Fixed Conversion Price").

Laurus converted 2,991,417 shares to reduce the Company's debt by $2,271,750 for the year ended December 31, 2004. For the year ended December 31, 2004, the Company expensed $2,480,628 for the non-cash loan fee based on the fair market value of the stock when Laurus converted. The fair market value of the common stock used in 2004 was established using the closing price on the date of conversion.

Availability of funds under the revolving credit facility is based on the Company's accounts receivable, except as waivers provided by Laurus. An initial three month waiver was offered by Laurus, under which Laurus permitted a credit advance up to $300,000, which amount would have otherwise exceeded eligible accounts receivable. Laurus subsequently extended the waiver for two additional six-month periods in 2004, under which Laurus permitted a credit advance up to $1 million, which amount would have otherwise exceeded eligible accounts receivable.

In conjunction with this transaction, Laurus was paid a fee of $10,000, which was recorded as additional interest expense in 2004. The Company paid a continuation fee of $10,000 for 2005. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock. The warrant exercise price was computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and, $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. The warrant may be exercised for the balance of the shares at any time or from time to time until June 3, 2008.

In addition to the initial warrant, the Company was obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock if and when over $1 million was converted under the revolving credit facility. On June 18, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.0625 per share in relation to the March 31, 2004 credit facility modification. This additional warrant was exercised by Laurus in April 2005 and resulted in a non-cash interest expense of $28,875 for the year ended December 31, 2005. Since no more than an aggregate 100,000 shares of the Company's common stock were authorized as additional warrants under the Laurus Agreements, on August 25, 2004, the Company issued an


                                      PAGE F-36


additional warrant to purchase 50,000 shares at an exercise price of $1.925 per share in relation to the August 25, 2004 credit facility modification, i.e., there was a 100,000 share ceiling on the number of warrants to be issued regardless of the amount converted under the revolving credit facility.

The Company may terminate its agreements with Laurus before the end of the initial three year term, i.e., June 3, 2006, and Laurus will release its security interests upon payment to Laurus of all obligations, if the Company has: (i) provided Laurus with an executed release of all claims which the Company may have under the agreements; and, (ii) paid to Laurus an early payment fee in an amount equal to two percent (2%) of the total amount available under the revolving credit facility if such payment occurs after June 3, 2005 and prior to June 3, 2006. The early payment fee is also due and payable by the Company to Laurus if Laurus terminates its Agreement after the occurrence of an Event of Default, as defined in the agreements.

As a result of the amendments and modifications discussed above, at December 31, 2005 the revolving credit facility provided for up to a maximum of $1.5 million in principal amount of aggregate borrowing. The fixed conversion price for future amounts under the revolving credit facility will be set at 103% of the fair market value of the Company's common stock.

5.     CONVERTIBLE  DEBENTURES

From October 14, 2002 through November 14, 2002, the Company sold an aggregate of $475,000 of 2.03% convertible debentures to various directors and officers of the Company. The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into the Company's common stock when the note matured. The maturity on the notes was six months from issue date. On March 25, 2003, an amendment was executed which extended these notes an additional six months. The convertible debentures were exercisable into a number of the Company's common shares at a conversion price that equals the 20-day average ask price less 10%, which was, established when the note was issued, or the initial conversion price.

Concurrent with the issuance of the convertible debentures, the Company issued warrants to purchase up to 1,229,705 shares of the Company's common stock to the subscribers. These warrants are exercisable for three years from the date of issuance at the initial exercise price which is equal to the 20-day average ask price less 10%, which was established when the note was issued, or the initial conversion price of the notes. Upon issuance, the issued warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was recorded as debt discount. As a result of the change to the maturity date of the convertible debt, the amortization period for the debt discounts was also extended during the first quarter in 2003.

On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders convert the other half. Also, as a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the note holders were offered 5% interest on their notes, rather than the stated 2.03%. All the note holders accepted the offer and the convertible notes were retired.

As of December 31, 2004, all of the warrants under the convertible debt program had been converted to equity and the Company received approximately $50,000 in cash, recorded a reduction of $187,500 in related party debt and expensed $773,802 in non-cash loan fees.


                                      PAGE F-37

6.     INCOME  TAXES

Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,127,000 and $2,350,000 as of December 31, 2005 and 2004, respectively, consisted primarily of the income tax benefits from net operating loss, amortization of the financial reporting gain on the sale-leaseback arrangement, and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as the Company believes it is more likely than not that the assets will not be utilized. The valuation allowance decreased approximately $243,000 in 2005 from $2,318,000 at December 31, 2004 to $2,075,000 at December 31, 2005.
Significant components of the benefit for income taxes for the years ended December 31, 2005 and 2004 are as follows:

                      2005    2004
------------------  ------  ------
Current
 Federal . . . . .  $    -  $    -
 State . . . . . .   1,600   1,600
------------------  ------  ------
                     1,600   1,600

Deferred
 Federal . . . . .       -       -
 State . . . . . .       -       -
------------------  ------  ------
                         -       -

Income tax expense  $1,600  $1,600
------------------  ------  ------
------------------  ------  ------

At December 31, 2005, the Company had federal and state tax net operating loss and capital loss carryforwards of approximately $4,214,000 and $1,608,000, respectively. The federal and state tax loss carryforwards will begin to expire in 2012 and 2007, respectively, unless previously utilized.


A reconciliation of the statutory income tax rates and the Company's effective tax rate is as follows:



Years Ended December 31,. . . . . . . . . .     2005      2004
-------------------------------------------  --------  --------
Statutory U.S. federal rate . . . . . . . .    35.00%    35.00%
State income taxes - net of federal benefit     5.70%     5.70%
Permanent differences . . . . . . . . . . .     7.40%  (37.80%)
Change in valuation allowance . . . . . . .  (48.10%)   (2.90%)
-------------------------------------------  --------  --------
Provision for income taxes. . . . . . . . .    0.00%)     0.00%
-------------------------------------------  --------  --------
-------------------------------------------  --------  --------


                                      PAGE F-38


The tax effects of temporary differences and carryforwards that give rise to deferred tax assets consist of the following:



December 31,. . . . . . . . . . . . .         2005          2004
---------------------------------------  ------------  ------------
Deferred tax assets:
    Loss carryforwards. . . . . . . .    $ 1,567,000   $ 1,765,000
    Deferred gain on sale of building        338,000       416,000
    Other     . . . .  . . . . . .           123,000        77,000
    Research and development credits.         99,000        92,000
---------------------------------------  ------------  ------------
Gross deferred tax assets . . . . . .      2,127,000     2,350,000
    Deferred tax liability-Depreciation      (52,000)      (32,000)
---------------------------------------  ------------  ------------
                                           2,075,000     2,318,000
Valuation allowance . . . . . . . . .     (2,075,000)   (2,318,000)
---------------------------------------  ------------  ------------
                                         $         -   $         -
---------------------------------------  ------------  ------------
---------------------------------------  ------------  ------------


As of December 31, 2005, the Company recorded a valuation allowance of $218,000 related to deferred tax assets created by the exercise and/or disposition of employee stock options in recent periods. The deferred tax asset originating from deductions for the exercise and/or disposition of stock options and the related valuation allowance have been recorded against additional paid-in capital and did not affect the net earnings for the period. Any tax benefits realized from the reduction of this valuation allowance will be recorded to additional paid-in capital.

The Company has unused U.S. and state tax credits of approximately $69,000 and $47,000, that begin to expire 2013 and 2008, respectively.

7.     EMPLOYEE  BENEFIT  PLAN

(a)     Profit  sharing  401(k)  plan

During 2004, the Company amended its previous 401(k) retirement savings plan from 1997 for its employees, which allows each eligible employee to voluntarily make pre-tax salary contributions up to 93% of their compensation or statutory limits per year, whichever is lower, for the year ended December 31, 2005. The Company has elected to begin making a matching contribution of 10% of employee contributions, which matching portion vests over 5 years as specified in the plan amendment. During 2005 and 2004, the Company contributed $18,235 and $2,705 to the Plan, respectively.

(b)     Incentive  stock  option  and  employee  stock  purchase  plans

In 1999, the Company adopted a stock option plan under which its Board of Directors had the ability to grant its employees, directors and affiliates Incentive Stock Options, non-statutory stock options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provided for preferential tax treatment, were only available to employees, including officers and affiliates, and were not issued to non-employee directors. The exercise price of the Incentive Stock Options is 100% of the fair market value of the stock on the date the options were granted. Pursuant to the plan, the exercise price for the non-statutory stock options was to be not less than 95% of the fair market value of the stock on the date the option was granted.

In 2000, the Company amended the 1999 Stock Option Plan, increasing the number of shares eligible for issuance under the Plan to 30% of the then outstanding common stock to 4,184,698 and allowing the Board of Directors to make annual adjustments to the Plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board has not made any such adjustment since.


                                      PAGE F-39


In 2004, the Company adopted the 2004 Equity Incentive Plan authorizing options on 2,000,000 shares. An amendment increasing this to 4,000,000 shares was adopted in August 2005. As of December 31, 2005, 8,184,698 shares were authorized for issuance under both plans, 5,447,560 of which were subject to outstanding options and awards and 1,279,035 which have been exercised for the Company's common stock.

During 2005, the Company issued non-statutory options to purchase 629,000 shares to its independent directors for attendance at its 2005 and 2006 Board of Directors meetings.

In 1999, the Company adopted the 1999 Employee Stock Purchase Plan with 1,000,000 shares reserved under the plan and authorized the Board of Directors to make twelve consecutive offerings of common stock to its employees. The first shares of common stock were issued under the Plan in February 2004. The exercise price for the Stock Purchase Plan will not be less than 95% of the fair market value of the stock on the date the stock is purchased. During 2005 and 2004 employees contributed $58,369 and $16,464 to the Employee Stock Purchase Plan, and 27,540 and 14,010 shares were issued under the plan as of December 31, 2005 and 2004, respectively. The 1999 Employee Stock Purchase Plan was to expire in June 2005; however, the Board of Directors extended the plan for another year at their Board meeting in November 2004.

8.     STOCKHOLDERS'  EQUITY

(a)     Convertible  preferred  stock

In August 2004, the Company entered into a Securities Purchase Agreement with Laurus, whereby the Company issued 250,000 shares of its Series C Convertible Preferred Stock, par value $0.001 per share, to Laurus for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The preferred shares are convertible into shares of the Company's common stock at a rate of $1.54 per share at any time after the date of issuance, and are entitled to quarterly, cumulative dividends at a rate of 6.85% beginning on January 1, 2005. For the year ended December 31, 2005 and 2004, approximately $170,000 and $61,000 has been accrued for dividends earned in 2005 and 2004, respectively. Approximately $175,000 of accrued dividends was satisfied by the issuance of the Company's common stock during the year ended December 31, 2005. Dividends are payable in cash or shares of the Company's common stock at the holder's option with the exception that dividends must be paid in shares of the Company's common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the Company's common stock for the 20-days preceding the conversion date exceeds $1.85 per share. In January 2005, $60,967 was converted into 39,589 shares of the Company's common stock from previous dividend accruals. In May 2005, $56,300 was converted into 36,559 shares of the Company's common stock from dividends accrued from January through April 2005 and in September 2005, $57,708 was converted into 37,473 shares of the Company's common stock from dividends accrued from May through August 2005. The preferred shares are redeemable by the Company in whole or in part at any time after issuance for:
(a) 115% of the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed the conversion rate; or, (b) the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of preferred stock conversion exceeds the Stated Value. The preferred shares have a liquidation preference equal to the Stated Value upon the Company's dissolution, liquidation or winding-up. The preferred shares have no voting rights. As of December 31, 2005, 1,540 preferred shares had been converted into 10,000 shares of the Company's common stock

In conjunction with the preferred stock, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 487,000 shares of the Company's common stock at an exercise price of $1.77 per share.


                                      PAGE F-40

(b)     Common  stock

On October 31, 2005, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. pursuant to which the Company issued and sold 2,032,520 shares of the Company's common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. The price per share represents 80% of the 20-day volume weighted average price of the Company's common stock through October 28, 2005. The Company also issued to Laurus a warrant to purchase up to 450,000 shares at $1.93 per share. The warrant is exercisable from October 31, 2005 until October 31, 2010. The Company also paid Laurus a fee equal to $87,500 in connection with this financing.

(c)     Warrants

Concurrent with the issuance of the convertible debentures from October 2002 through November 2002, the Company issued to subscribers warrants to purchase up to 1,229,705 shares of the Company's common stock. On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders would convert the other half. As a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants reducing the total warrants issued under the convertible debt program to 614,853. These warrants are exercisable for three
(3) years from the date of issuance at the initial exercise price, which is equal to the 20-day average asking price less 10% established when the notes were issued. Upon issuance the warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. As of December 31, 2004, all of the warrants under the convertible debt program had been converted and the Company received $237,500 in cash and expensed $773,802 in non-cash loan fees.

As of December 31, 2005, the Company had other warrants outstanding issued as part of its private placement and other equity raising ventures as well as services that allow the holders to purchase up to 1,755,750 shares of common stock at prices between $0.435 and $2.79 per share. The warrants may be exercised any time within three (3) and five (5) years of issuance.

(d)     Stock  options and employment agreements

In November 1997, the Company entered into an employment agreement with Mr. James W. Benson, its chief executive officer. On July 16, 2000, the Company amended the employment agreement with Mr. Benson extending the term until July 16, 2005. As part of the amendment to the original employment agreement, the Company granted options to Mr. Benson to purchase up to 2,500,000 of non-plan, non-registered shares of the Company's common stock. Options for 500,000 of these shares were vested prior to the expiration of Mr. Benson's employment agreement and those options remain outstanding, and the balance expired unvested. The vested options have an exercise price of $1.00 and expire in January 2010.

On December 20, 2005, the Company entered into employment agreements and non-qualified stock option agreements with each of Mark N. Sirangelo, Richard B. Slansky and James W. Benson. Each employment agreement has an initial term of two years, and will be automatically renewed for a third year unless either party provides written notice of its intent not to renew.

The employment agreement with Mr. Sirangelo sets forth the terms of his employment with the Company as chief executive officer and vice chairman and provides for, among other matters: a base salary, performance-based cash


                                      PAGE F-41


bonuses based on the achievement of specific goals set forth in the agreement and an option to purchase up to 1,900,000 shares of the Company's common stock.

The employment agreement with Mr. Slansky amends and restates the employment agreement with Mr. Slansky dated February 10, 2003. This agreement sets forth the terms of his continued employment with the Company as president and chief financial officer and provides for, among other matters: a base salary, performance-based cash bonuses based on the achievement of specific goals set forth in the agreement and an option to purchase up to 1,400,000 shares of the Company's common stock.

The employment agreement with Mr. Benson sets forth the terms of his employment with the Company as chief technology officer and provides for, among other matters: a base salary, performance-based cash bonuses based on the achievement of specific goals set forth in the agreement and an option to purchase up to 950,000 shares of the Company's common stock. Mr. Benson also received an additional option to purchase up to 150,000 shares of the Company's common stock in connection with his services as chairman.

Under each of the above employment agreements, the executive is an "at-will" employee, which means that either the Company or the executive may terminate employment at any time. However, if the executive's employment with the Company is terminated without cause (as that term is defined in the employment agreements), that executive will be entitled to a severance payment equal to his then-current base salary per month multiplied by the greater of (A) 12 months or
(B) the number of months remaining in the term. If the executive's employment is terminated for good reason (as that term is defined in the employment agreements), that executive will be entitled to a severance payment equal to his then-current base salary per month multiplied by the lesser of (A) 12 months or
(B) the number of months remaining in the term, but in no event less than six months.

The options granted to each executive are fully vested and exercisable on the date of grant, have an exercise price of $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, these options may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise.


                                      PAGE F-42



                                            Weighted
                              Options       Average
                              Outstanding   Exercise Prices
----------------------------  ------------  -----------------
Balance at January 1, 2004 .    5,624,807   $           1.39
Granted. . . . . . . . . . .    2,218,500               1.23
Exercised. . . . . . . . . .   (1,005,035)             (1.26)
Expired. . . . . . . . . . .     (459,506)             (1.04)
----------------------------  ------------  -----------------

Balance at December 31, 2004    6,378,766               1.39
Granted. . . . . . . . . . .    6,368,000               1.45
Exercised. . . . . . . . . .     (237,000)             (1.02)
Expired. . . . . . . . . . .   (2,162,206)             (2.19)
----------------------------  ------------  -----------------

Balance at December 31, 2005   10,347,560   $           1.27
----------------------------  ------------  -----------------
----------------------------  ------------  -----------------


The weighted average fair value of options granted to employees under the 1999 Stock Option Plan and the 2004 Equity Incentive Plan during 2005 and 2004 was $1.45 and $1.23, respectively. At December 31, 2005 and 2004, there were 10,347,560 and 1,900,460 options exercisable at a weighted average exercise price of $1.27 and $0.83 per share, respectively. The weighted average remaining life of outstanding options under the plans at December 31, 2005 was
4.25  years.


                                     Weighted-Average                              Weighted-
Range of                             Remaining Contractual                         Average
Exercise      Number of Shares       Life of Shares             Number of Shares   Exercisable
Price         Outstanding            Outstanding                Exercisable        Price
------------  ---------------------  -------------------------  -----------------  ------------
$ 0.42-0.99               2,206,413                       2.96          2,206,413   $      0.72
  1.00-1.99               7,998,925                       4.60          7,998,925          1.40
  2.00-2.99                 102,222                       4.72            102,222          2.11
  3.00-3.99                  20,000                       5.58             20,000          3.20
  4.00-4.80                  20,000                       5.58             20,000          4.80
------------  ---------------------  -------------------------  -----------------  ------------
                         10,347,560                       4.25         10,347,560   $      1.27
------------  ---------------------  -------------------------  -----------------  ------------
------------  ---------------------  -------------------------  -----------------  ------------


The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the year ended December 31, 2005 and 2004 using the minimum value method as prescribed by SFAS No. 123 and amended by SFAS No. 148.

On December 20, 2005, in response to SFAS No. 123R, the Company's Board of Directors approved accelerating the vesting of all unvested stock options held by current employees, including executive officers, and members of the Board of Directors. The accelerated vesting was effective as of December 20, 2005.


                                      PAGE F-43


9.     COMMITMENTS  AND  CONTINGENCIES

(a)     Capital  leases

The Company leases certain equipment under non-cancelable capital leases, which are included in fixed assets as follows:


December 31,. . . . . . . . .       2005        2004
-----------------------------  ----------  ----------
Computer equipment. . . . . .  $ 155,499   $ 155,499
Less accumulated depreciation   (153,974)   (136,640)
-----------------------------  ----------  ----------
                               $   1,526   $  18,859
                               ----------  ----------
                               ----------  ----------


Future  minimum  lease  payments  are  as  follows:



Year Ending December 31:
                2006                     $ 1,526
---------------------------------------  --------
Total minimum lease payments. . . . . .  $ 1,526
---------------------------------------  --------
Amount representing interest. . . . . .       57
---------------------------------------  --------
Present value of minimum lease payments    1,469

Total obligation. . . . . . . . . . . .    1,469
Less current portion. . . . . . . . . .   (1,469)
---------------------------------------  --------
Long-term portion . . . . . . . . . . .  $     -
---------------------------------------  --------
---------------------------------------  --------



(b)     Other  accrued  liabilities

During 2005 and 2004, the Company accrued expenses in connection with current projects, its preferred stock sale, and other commitments. The total of these accruals were $487,005 and $207,262 as of December 31, 2005 and 2004, respectively and consisted of the following:


 Other Accrued Liabilities -  December 31, . . . .      2005      2004
---------------------------------------------------  --------  --------

Employee Bonus & Relocation Accrual. . . . . . . .  $160,000  $108,583
Legal Expenses Accrued through 12-31-05. . . . . .   243,608    20,000
Property and Income Tax Accruals through 12-31-05.    26,452    17,711
Laurus - Dividend (Preferred Stock Series C) . . .    56,945    60,967
---------------------------------------------------  --------  --------
Total Other Accrued Liabilities. . . . . . . . . .  $487,005  $207,261
---------------------------------------------------  --------  --------
---------------------------------------------------  --------  --------


                                      PAGE F-44

(c)     Building  lease

In conjunction with the sale of its headquarters facility, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten years (see Note 2). The base rent was $25,678 per month at lease inception and is currently $27,507 as of December 31, 2005 and will continue to increase by 3.5% per year. Total expense for 2005 and 2004 amounted to approximately $325,000 and $319,000, respectively.

On April 14, 2005, the Company entered into a 16-month lease to expand its fabrication and test facilities. The additional facility is also located in Poway, California. It is approximately 11,000 square feet and is dedicated to fabrication of the Company's hybrid rocket motors. The cost to the Company is approximately $107,000 over the term of the lease.

Year Ending December 31,
                        2006  $  451,276
                        2007     353,597
                        2008     365,973
                        2009     378,782
                        2010     392,039
                  Thereafter     825,722
----------------------------  ----------
Total minimum lease payments   2,767,388
Less current portion . . . .     451,276
----------------------------  ----------
Long-term portion. . . . . .  $2,316,112
----------------------------  ----------


10.     CONCENTRATIONS

(a)     Credit  risk

The Company maintains cash balances at various financial institutions primarily located in San Diego, California and New York, New York. The accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts.

(b)     Customer

During 2005 and 2004, the Company had two major customers that accounted for sales of approximately $8,133,000, or 90% and $3,737,000, or 76% of consolidated net sales, respectively. At December 31, 2005 and 2004, the amount receivable from these customers was approximately $967,400 and $612,900, respectively.

11.     NOTE  RECEIVABLE

On September 8, 2005, the Company made a secured loan in the principal amount of $1.2 million to Starsys Research Corporation ("Starsys"), a design, engineering, and manufacturing company located in Boulder, Colorado which provides mechanical systems to the aerospace industry. The loan accrues interest at 8% per annum and matured on January 31, 2006, as amended or earlier in certain circumstances. No principal or interest payments are due before maturity. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra Bank Colorado, National Association. In


                                      PAGE F-45


addition, Starsys agreed to pay the Company a placement agent fee and to reimburse the Company expenses in the aggregate amount of $120,000. This amount was deferred until the closing of the contemplated merger agreement with Starsys (see Note 12) and added to the principal balance of the note evidencing the loan.

In connection with making the loan, the Company entered into an exclusivity agreement with Starsys which provides that Starsys will not discuss a material sale of its assets, a material sale of its stock, a merger, or similar transaction with any other party until October 31, 2005. Prior to completion of the loan described above, the Company and Starsys entered into a non-binding letter of intent concerning an acquisition. On October 26, 2005, the Company and Starsys entered into a definitive merger agreement and on January 31, 2006 the Company completed the Merger with Starsys, and cancelled and terminated the secured note as well as all interest and fees related to the note. (See Note
12).

12.  SUBSEQUENT  EVENTS

On January 12, 2006, the Company entered into a Securities Purchase Agreement with a limited number of institutional accredited investors, including Laurus Master Fund, Ltd. On January 13, 2006, the Company issued and sold to these investors 5,150 shares of our Series D-1 Amortizing Convertible Perpetual Preferred Stock, par value $0.001 per share, for an aggregate purchase price of $5,150,000, or $1,000 per share. The Company also issued various warrants to these investors as described below. The Company paid cash fees and expenses of $119,209 to a finder for the introduction of potential investors in this financing, and paid $60,000 to the lead investor's counsel for legal expenses incurred in the transaction.

Under the purchase agreement, from the date of the effectiveness of the initial registration statement filed pursuant to the registration rights agreement (February 15, 2006), until the one-year anniversary of that date, if (1) on any trading day during such period the volume weighted average price of the Company's common stock for each of the 20 trading days immediately prior to such date exceeds $1.63 and (2) the average daily trading volume of the Company's common stock exceeds $100,000 on each of those days, then the Company has the option, subject to a number of additional conditions, to put to the investors "units" at $1,000 per unit for an aggregate purchase price of up to $2,000,000 (or a lesser amount to the extent the preferred stock warrants issued at the initial closing of the financing, which are described below, have been exercised to purchase these units). Each "unit" consists of one share of Series D Preferred Stock and a common stock warrant, which entitles the holders to purchase up to an aggregate of 440,829 shares of common stock at an exercise price of $1.51 and otherwise has the same terms as the warrants described in the following paragraph.

Certain warrants the Company issued to the investors at the closing entitle the investors to purchase up to an aggregate of 1,135,138 shares of the Company's common stock at an exercise price of $1.51 per share. The warrants are exercisable for five years following the date of grant. The warrants have "ratchet" anti-dilution provisions reducing the warrant exercise price if the Company issues equity securities (other than in specified exempt transactions) at an effective price below the warrant exercise price to such lower exercise price.

The Company also issued certain other warrants to the investors at the closing (the "preferred stock warrants"). These warrants entitle the holder to purchase an aggregate number of 2,000 "units", which are identical to the "units" described above, at an exercise price of $1,000 per unit. The preferred stock warrants are exercisable from the effective date (February 15, 2006) until the one-year anniversary of that date. If any units subject to the preferred stock warrants remain unsold after (1) their expiration date and (2) the exercise of


                                      PAGE F-46


the Company's put option, if applicable, and any holder of a preferred stock warrant issued in the financing has exercised the warrant in full, then the preferred stock warrant grants that holder the right to purchase a proportionate share of the unsold units.

Other  Provisions.

The purchase agreement contains a number of covenants by the Company, which include:

- A grant of preemptive rights to the investors to participate in future financings until the first anniversary of the closing date of the financing;

- An agreement not to issue any shares of the Company's common stock or securities or other rights to acquire shares of common stock until six (6) months after the effective date, except under specified conditions intended to ensure the terms are no less favorable to the Company than the terms of this financing; and,

- An agreement not to effect any transaction involving the issuance of securities convertible, exercisable or exchangeable for the Company's common stock at a price per share or rate which may change over time, which the Company refers to as a variable-rate transaction, so long as any shares of Series D-1 Preferred Stock are outstanding.

In connection with this financing, Laurus consented to and waived certain contractual rights in respect of the authorization and issuance of one or more series of Series D-1 Preferred Stock and the other transactions described below, and certain other transactions. The Company paid Laurus Capital Management, L.L.C., the manager of Laurus, $87,000 in connection with Laurus's delivery of the consent and $1,000 to Laurus's counsel for their related fees.

Acquisition  of  Starsys

On January 31, 2006, the Company completed the acquisition of Starsys Research Corporation pursuant to a merger agreement with Starsys Research Corporation, Scott Tibbitts, its largest shareholder, and Scott Tibbitts, as shareholder agent for the other shareholders of Starsys. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006.

Starsys shareholders received approximately $411,000 in cash and 3.8 million shares of the Company's common stock at the consummation of the merger. The Company also paid approximately $705,000 in Starsys transaction expenses connected to the merger, and reclassified from Other Assets to Investment in Subsidiaries approximately $500,000 in certain legal and accounting expenses incurred during the merger.

Following the merger, the pre-merger Starsys shareholders may also be entitled to receive additional performance consideration, based on the achievement by the Starsys business of specific financial performance criteria for fiscal years 2005, 2006 and 2007. This consideration could consist of up to an aggregate of $1,050,000 in cash and shares of the Company's common stock valued at up to $18 million, subject to reduction for some merger related expenses and to escrow arrangements, as follows:

For the fiscal year ended December 31, 2005, up to $350,000 in cash and up to an aggregate number of shares of the Company's common stock equal to (A) up to $3.0 million divided by (B) the volume weighted average price of the


                                      PAGE F-47


     Company's common stock for the 20 trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2005, but not less than $2.00 per share;

For the fiscal year ended December 31, 2006, up to $350,000 in cash and up to an aggregate number of shares of the Company's common stock equal to (A) up to $7.5 million divided by (B) the volume weighted average price of the Company's common stock for the 20 trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2006, but not less than $2.50 per share; and

For the fiscal year ended December 31, 2007, up to $350,000 in cash and up to an aggregate number of shares of the Company's common stock equal to (A) up to $7.5 million divided by (B) the volume weighted average price of the Company's common stock for the 20 trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2007, but not less than $3.00 per share.

Starsys shareholders will be entitled to receive the maximum amount of performance consideration for a particular fiscal year if the Company breaches specified covenants of the merger agreement and is unable to cure the breach within applicable the cure period set forth in the merger agreement.

Approximately one-half of the shares issued to Starsys shareholders at the closing have been placed in escrow to satisfy any indemnification obligations of Starsys shareholders under the merger agreement and to pay reasonable expenses of the shareholder agent. In addition, approximately one-half of the shares (if any) to be issued for the first performance period will similarly be placed in escrow. The indemnification escrow will generally last until ten days following the date of audited financial statements prepared for the Starsys business for the fiscal year ending December 31, 2006 (approximately April 2007). In addition, 1% of any shares of SpaceDev common stock payable as performance consideration will be paid as transaction expenses to Robert Vacek, who became our president, Starsys division, after the merger and who was the president of Starsys prior to the merger.

Working  Capital  Contribution.

Under the merger agreement, the Company was obligated to contribute $2.5 million to the working capital of the Starsys business through the end of 2006.
Approximately $2.25 million has already been contributed, from SpaceDev to Starsys, Inc., after the merger on January 31, 2006.

Reservation  of  Options.

Under the merger agreement, the Company has agreed to reserve for issuance to Starsys officers, employees and consultants options to buy a number of shares of the Company's common stock equal to at least 15% of the number of shares of its common stock issued at the closing of the merger, or approximately 570,000 shares, or as performance consideration. At the special meeting of our stockholders held on January 30, 2006, the Company sought and obtained approval from its stockholders to increase the amount of shares of common stock available for awards under the Company's 2004 Equity Incentive Plan by 3,000,000 shares to provide sufficient reserves for the issuance of the options referenced above.

Termination  of  Loans

On March 30, 2005, Starsys entered into a secured credit facility with Vectra Bank Colorado. The facility included a $4.25 million line of credit, which accrued interest at a prime rate plus 0.5% and matured March 30, 2006, a $2.1


                                      PAGE F-48


million term note A which accrued interest at 7.25% and matured April 1, 2010, and a $1.25 million term note B which accrued interest at LIBOR plus 5% and matured March 30, 2006. On June 24, 2005, Starsys entered into a forbearance agreement for various financial covenant and other violations under its existing loans with Vectra, which provided for default interest rates of prime rate plus 3.5% on the line of credit, 10.25% on the term note A and LIBOR plus 8% on the term note B. The forbearance agreement also required Starsys to raise the necessary capital to bring Starsys in compliance with its borrowing base and other financial covenants and to provide progress payments toward repayment of the outstanding loans via cash equity infusions. The forbearance agreement also accelerated and amended the maturity date of the term note B from March 30, 2006 to the earlier of the required cash equity amounts received or January 31, 2006.

On July 26, 2005, Starsys raised $800,000 from its current shareholders to make the first progress payment under the Vectra forbearance agreement. The shareholder loans had a 10% premium, which was capitalized to principal, and accrued interest at 15% per annum. These loans would have matured on March 31, 2006.

On September 8, 2005, the Company entered into a secured bridge loan facility with Starsys under which the Company loaned Starsys $1.2 million for the purpose of Starsys making the second progress payment under the Vectra forbearance agreement. The bridge loan accrued interest at 8% per annum and was originally set to mature on December 31, 2005, or earlier in certain circumstances. On December 20, 2005, the Company agreed to extend the final maturity date of the bridge loan until January 31, 2006. No principal or interest payments were due before maturity.

In connection with the consummation of the merger with Starsys on January 31, 2006, pursuant to which, Starsys became a wholly-owned subsidiary of the
Company:

The Company paid off in full the remaining principal and interest of all loans extended to Starsys by Vectra pursuant to the credit facility and forbearance agreement, together with all other costs incurred in connection with those loans, which aggregated approximately $3.7 million. The credit facility and associated security agreements with Vectra were terminated upon receipt of the payment;

The Company cancelled and terminated its $1.2 million secured bridge loan to Starsys, together with accrued interest, in accordance with the terms of the merger agreement; and,

The Company paid off in full the remaining principal and interest of all subordinated loans extended to Starsys by four of its shareholders, which aggregated approximately $944,000.

Shareholder  Agent

At the closing of the merger, on behalf of the pre-merger Starsys shareholders, the Company transferred 69,754 shares of common stock from the escrow account to a separate escrow account. The escrow agent will maintain the expense fund solely for the purpose of paying the out-of-pocket fees and expenses, including independent accounting firm fees and attorneys' fees, reasonably incurred by the shareholder agent in connection with performing and exercising his duties under the merger agreement and escrow agreement. The shares held in the expense fund may not be sold or otherwise transferred until October 28, 2006. The expense fund will be terminated after the escrow period has lapsed and the final determination of the performance consideration (if any) for the final performance period. Upon termination any remaining assets will be transferred to the escrow account for release and distribution in accordance with its terms.


                                      PAGE F-49


Entry  into  Non-Competition  Agreement.

In connection with the consummation of the merger, the Company also entered into a non-competition agreement with Scott Tibbitts, pursuant to which Mr. Tibbitts has covenanted for a period of three years not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry, not to solicit any business from any past or present customer of the Company, not to solicit or encourage any of the Company's employees to leave or to reduce his or her employment, not to encourage a consultant under contract with us to cease or diminish his or her work with us, not to use our intellectual property other than for our benefit, and not to make any negative or disparaging statements regarding the Company to any third party. We have agreed to pay Mr. Tibbitts $100,000 annually if he abides by these covenants. In the event Mr. Tibbitts breaches his covenants, the agreement provides that he will no longer be entitled to his annual payments and, if the breach was willful and material, the Company will not be required to pay Mr. Tibbitts any further consideration under the merger agreement.

Entry  into  Standstill  and  Lock-up  Agreements

In connection with the consummation of the merger, the Company entered into standstill and lock-up agreements with 16 re-merger stockholders of Starsys, including Messrs. Tibbitts and Vacek, each of whom individually may have been entitled to receive more than 50,000 aggregate shares at the closing of the merger and as performance consideration for the first performance period pursuant to the merger. The standstill and lock-up agreement prevents the locked-up shareholders from selling or otherwise transferring the shares of the Company's common stock received at the closing of the merger, or to transfer an economic interest in these shares, for a period of 270 days after the closing, except for some exempt transactions. In addition, for a period of three years after the closing, the standstill and lock-up agreements restrict the locked-up shareholders from attempting to obtain control of the company, including by prohibiting those shareholders from soliciting other shareholders and from acquiring beneficial ownership of any shares of the Company's common stock if, after the acquisition, the shareholder would beneficially own more than 5% of the outstanding shares of the Company's common stock.

Amendment  of  2004  Equity  Incentive  Plan.

In November 2005, the Company's Board of Directors approved Amendment No. 2 to the 2004 Equity Incentive Plan, subject to stockholder approval. On January 30, 2006, at the special meeting of stockholders described herein, the Company's stockholders approved the plan amendment. The plan amendment increased by 3,000,000 shares the number of authorized shares under the plan; added per person annual share grant limits; and, clarified the limitation on the number of shares which may be issued per participant as incentive stock options.

Entry  into  Executive  Employment  Agreements

In connection with the merger agreement, the Company entered into employment agreements with Scott Tibbitts and Robert Vacek, former executives of Starsys Research Corporation.

The employment agreement with Mr. Tibbitts sets forth the terms of his employment with the Company as the Company's managing director and provides for, among other matters: (1) an initial term of three years, with the option to


                                      PAGE F-50


renew the agreement for additional one-year terms; (2) a base salary of $12,500 per month; and, (3) performance-based cash bonuses up to 50% of his base salary per year, based on the achievement of specific goals set forth in the agreement.

The employment agreement with Mr. Vacek sets forth the terms of his employment with the Company as president of Starsys, Inc., a subsidiary of SpaceDev, Inc., and provides for, among other matters: (1) an initial term of two years, with automatic renewal for a third year unless either party provides written notice of its intent not to renew; (2) a base salary of $17,000 per month, subject to adjustment to $18,000 per month after eight months and $19,000 per month after sixteen months; (3) performance-based cash bonuses up to $75,000 for fiscal year 2006 and $50,000 for fiscal year 2007 based on the achievement of specific goals set forth in the agreement; and, (4) an option to purchase up to 825,000 shares of the Company's common stock, the vesting of which is based on the achievement of specific goals in the agreement and under the terms and conditions of the Company's form of stock option agreement under the 2004 Equity Incentive Plan between us and Mr. Vacek. The vesting of the option will accelerate in full upon the occurrence of a change in control of the company.

Under each employment agreement, the executive is an "at-will" employee, which means that either the Company or the executive may terminate employment at any time. However, if the executive's employment with the Company is terminated without cause (as that term is defined in the employment agreements), that executive will be entitled to a severance payment equal to his then-current base salary per month multiplied by, in the case of Mr. Tibbitts, the number of months remaining in the term, and in the case of Mr. Vacek, the greater of (A) 12 months or (B) the number of months remaining in the term. If the executive terminates his employment with the Company for good reason (as that term is defined in the employment agreements), that executive will be entitled to a severance payment equal to his then-current base salary per month multiplied by the lesser of (A) 12 months or (B) the number of months remaining in the term, but in no event less than six months. If the Company opts not to renew the employment agreement with Mr. Vacek, he will be entitled to a severance payment equal to his then-current base salary per month multiplied by six months.

Election  of  New  Director.

The Company's board of directors appointed Scott Tibbitts as a director, commencing February 1, 2006, pursuant to the terms of the merger agreement. Mr. Tibbitts was also appointed as managing director of the Company, an executive officer position, commencing on January 31, 2006.

Prior to the merger, Mr. Tibbitts was a guarantor of Starsys' obligations under a forbearance agreement between Starsys and Vectra Bank of Colorado, Starsys' primary lender, dated June 24, 2005. Pursuant to the merger agreement, the Company paid approximately $3.7 million to satisfy in full Starsys' obligations to Vectra under the forbearance agreement at the closing of the merger.

Jack Tibbitts, Steve Tibbitts, and Ted Tibbitts, relatives of Scott Tibbitts, each loaned $100,000 to Starsys pursuant to subordinated notes issued by Starsys. Each of these loans had a loan premium of $10,000 and bore interest at 15% per annum. Pursuant to the merger agreement, the Company paid $354,000 to satisfy in full Starsys' obligations under these loans at the closing of the merger.

Appointment  of  President,  Starsys  Division.

On January 31, 2006, Robert Vacek was appointed as president of the Company's, Starsys Inc. subsidiary, pursuant to the terms of his employment agreement described above.


                                      PAGE F-51


Pursuant to his employment agreement with Starsys entered into prior to the merger on June 10, 2005, Mr. Vacek was entitled to a bonus in connection with the merger agreement. The amount of the bonus equaled 1% of the total consideration for the merger. Pursuant to that employment agreement and the merger agreement, the Company paid Mr. Vacek approximately $65,000 in cash and 38,000 shares of the Company's common stock, valued at approximately $56,000, at the closing (half of which stock is subject to the escrow provisions described above), and will pay him 1% of the performance consideration, if any, to be paid in cash and stock to Starsys shareholders for fiscal years 2005, 2006 and 2007.

Increase  in  Authorized  Shares

On February 1, 2006, the Company amended its articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.

Increase  in  Board  Size.

Effective January 30, 2006, the Company's board of directors increased the number of authorized directors from 10 to 11, and appointed Mr. Tibbitts to fill the vacancy created by the new board seat.


                                      PAGE F-52




                          INDEPENDENT AUDITORS' REPORT



Board  of  Directors  and  Stockholders
Starsys  Research  Corporation
Boulder  ,  Colorado


We have audited the accompanying balance sheet of Starsys Research Corporation (the "Company") as of December 31, 2005 and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We have conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starsys Research Corporation as of December 31, 2005, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations since fiscal 2004, has limited operating revenue and limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




March  3,  2006                                   /s/PKF
San  Diego  California                            Certified Public Accountants
                                                  A  Professional  Corporation



                                      PAGE F-53

Clifton Gunderson LLP
Certified Public Accountants and Consultants

                         INDEPENDENT  AUDITOR'S  REPORT


Board  of  Directors
Starsys  Research  Corporation
Boulder,  Colorado

We have audited the accompanying balance sheet of Starsys Research Corporation as of December 31, 2004 and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starsys Research Corporation as of December 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying 2004 financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the 2004 financial statements, the Company has suffered loss from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Clifton Gunderson LLP
Denver,  Colorado
July 31, 2005, except for the first sentence of Note 14 as to which the date is August 23, 2005.


                                      PAGE F-54



                          STARSYS RESEARCH CORPORATION
                                 BALANCE SHEETS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                      2005          2004
                                               ------------  ------------
  ASSETS

  CURRENT ASSETS
    Cash. . . . . . . . . . . . . . . . . . .  $   831,888   $    14,139
    Contracts receivable, net . . . . . . . .    2,734,018     3,639,966
    Accounts receivable - employees and other          640        39,894
    Current portion of notes receivable . . .            -        52,768
    Income taxes receivable . . . . . . . . .       16,478       317,014
    Costs and estimated earnings in excess of
    billings on uncompleted contracts . . . .    2,160,684     3,091,636
    Inventory . . . . . . . . . . . . . . . .      243,247       277,725
    Prepaid expenses. . . . . . . . . . . . .      142,022        46,738
    Deferred expenses . . . . . . . . . . . .      153,271             -
    Deferred income tax . . . . . . . . . . .            -       231,167
    Other current assets. . . . . . . . . . .       37,818             -
                                               ------------  ------------
  TOTAL CURRENT ASSETS. . . . . . . . . . . .    6,320,066     7,711,047

  PROPERTY AND EQUIPMENT, NET
    Vehicles. . . . . . . . . . . . . . . . .       74,975        74,975
    Facility equipment. . . . . . . . . . . .    2,074,778     1,045,104
    Laboratory equipment. . . . . . . . . . .      487,819       351,898
    Office equipment and furniture. . . . . .      312,774       312,774
    Computer equipment. . . . . . . . . . . .      766,336       705,735
    Leasehold improvements. . . . . . . . . .       36,041        36,041
    Equipment under capital leases. . . . . .       99,037     1,059,464
                                               ------------  ------------
    Total at cost . . . . . . . . . . . . . .    3,851,760     3,585,991
    Less accumulated depreciation . . . . . .   (1,902,599)   (1,473,530)
                                               ------------  ------------
    Total property and equipment. . . . . . .    1,949,161     2,112,461

  OTHER ASSETS
    Notes receivable, net of current portion.            -        38,000
    Deposits. . . . . . . . . . . . . . . . .       32,972        26,469
                                               ------------  ------------
  TOTAL OTHER ASSETS. . . . . . . . . . . . .       32,972        64,469
                                               ------------  ------------

  TOTAL ASSETS. . . . . . . . . . . . . . . .  $ 8,302,199   $ 9,887,977
                                               ============  ============


                                   PAGE F-55


                          STARSYS RESEARCH CORPORATION
                                 BALANCE SHEETS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004



                                                                     2005          2004
                                                              ------------  ------------
  LIABILITIES AND STOCKHOLDERS' DEFICIT

  CURRENT LIABILITIES
    Accounts payable and accrued expenses. . . . . . . . . .  $ 1,609,882   $ 1,334,007
    Current portion of notes payable . . . . . . . . . . . .    6,213,183     3,933,343
    Current portion of capitalized lease obligations . . . .       25,593       322,406
    Current portion of accrued bonuses . . . . . . . . . . .            -        56,695
    Billings in excess of costs and estimated
    earnings on uncompleted contracts. . . . . . . . . . . .    1,702,453     2,094,899
    Accrued wages and benefits . . . . . . . . . . . . . . .    1,002,270       772,342
    Other accrued expenses . . . . . . . . . . . . . . . . .    1,664,826       382,776
    Reserve for loss on contracts in progress. . . . . . . .    1,575,077     2,681,912
    Income taxes payable . . . . . . . . . . . . . . . . . .            -        31,643
                                                              ------------  ------------
  TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . .   13,793,284    11,610,023
                                                              ------------  ------------


  NOTES PAYABLE, LESS CURRENT MATURITIES . . . . . . . . . .            -         8,300

  CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES . .            -       169,574

  DEFERRED INCOME TAXES. . . . . . . . . . . . . . . . . . .            -       231,167
    Total long-term liabilities. . . . . . . . . . . . . . .            -       409,041
                                                              ------------  ------------
  TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . .   13,793,284    12,019,064
                                                              ------------  ------------


  COMMITMENTS AND CONTINGENCIES

  STOCKHOLDERS' DEFICIT
    Common stock, $.001 par value; 25,000,000
      shares authorized, and 522,437 and 520,448 shares
      issued and outstanding for 2005 and 2004, respectively          522           520
    Additional paid-in capital . . . . . . . . . . . . . . .       69,387        51,886
    Accumulated deficit. . . . . . . . . . . . . . . . . . .   (5,560,994)   (2,183,493)
                                                              ------------  ------------
  TOTAL STOCKHOLDERS' DEFICIT. . . . . . . . . . . . . . . .   (5,491,085)   (2,131,087)
                                                              ------------  ------------

  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . .  $ 8,302,199   $ 9,887,977
                                                              ============  ============


                                   PAGE F-56


                          STARSYS RESEARCH CORPORATION
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004



                                      2005          2004
                               ------------  ------------

REVENUES. . . . . . . . . . .  $17,762,730   $18,085,414
COST OF REVENUES. . . . . . .   14,721,177    19,138,106
                               ------------  ------------

GROSS MARGIN (LOSS) . . . . .    3,041,553    (1,052,692)
                               ------------  ------------

OPERATING EXPENSES
  General and administrative.    6,000,676     3,901,198
  Goodwill impairment loss. .            -       153,254
                               ------------  ------------

TOTAL OPERATING EXPENSES. . .    6,000,676     4,054,452
                               ------------  ------------

LOSS FROM OPERATIONS. . . . .   (2,959,123)   (5,107,144)
                               ------------  ------------

OTHER INCOME (EXPENSE)
  Other income. . . . . . . .       88,147         7,800
  Interest and other income .          (14)        7,493
  Interest expense. . . . . .     (506,511)     (306,693)
                               ------------  ------------

TOTAL OTHER EXPENSE . . . . .     (418,378)     (291,400)
                               ------------  ------------

LOSS BEFORE INCOME TAXES. . .   (3,377,501)   (5,398,544)
Income tax provision. . . . .            -      (193,317)
                               ------------  ------------

NET LOSS. . . . . . . . . . .  $(3,377,501)  $(5,591,861)
                               ============  ============

                                   PAGE F-57


                          STARSYS RESEARCH CORPORATION
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 2005 AND 2004





                                   COMMON STOCK       ADDITIONAL
                              ----------------------  PAID-IN       ACCUMULATED
                              SHARES        AMOUNT    CAPITAL       DEFICIT       TOTAL
                              ------------  --------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2003       521,127  $    521  $     68,485  $ 3,408,368   $ 3,477,374

 Stock Repurchase                     (680)       (1)      (16,599)                   (16,600)

  Net loss . . . . . . . . .             -         -             -   (5,591,861)   (5,591,861)
                              ------------  --------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2004       520,447       520        51,886   (2,183,493)   (2,131,087)

  Common stock issued. . . .         1,989         2        17,501            -        17,503

    Net loss . . . . . . . .             -         -             -   (3,377,501)   (3,377,501)
                              ------------  --------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2005       522,437  $    522  $     69,387  $(5,560,994)  $(5,491,085)
                              ============  ========  ============  ============  ============

                                   PAGE F-58


                          STARSYS RESEARCH CORPORATION
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                      2005          2004
                                                               ------------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss. . . . . . . . . . . . . . . . . . . . . . . . .  $(3,377,501)  $(5,591,861)
    Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Depreciation and amortization. . . . . . . . . . . . . .      429,069       390,682
     Amortization of loan premium . . . . . . . . . . . . . .       80,000             -
     Goodwill impairment loss . . . . . . . . . . . . . . . .            -       153,254
     Deferred income taxes. . . . . . . . . . . . . . . . . .      (33,271)      510,332
     Effects of changes in operating assets and liabilities:
       Contracts receivable . . . . . . . . . . . . . . . . .      905,949     1,356,193
       Accounts receivable - employees and other. . . . . . .       39,254       (27,110)
       Income taxes receivable. . . . . . . . . . . . . . . .      300,536      (317,014)
       Costs and estimated earnings in excess of billings
         on uncompleted contracts . . . . . . . . . . . . . .      930,952     1,916,551
       Inventory. . . . . . . . . . . . . . . . . . . . . . .       34,478       (69,291)
       Prepaid expenses . . . . . . . . . . . . . . . . . . .      (95,284)       45,034
       Other current assets . . . . . . . . . . . . . . . . .      (37,818)            -
       Deposits . . . . . . . . . . . . . . . . . . . . . . .       (6,503)       (4,500)
       Accounts payable . . . . . . . . . . . . . . . . . . .      275,875      (181,892)
       Accrued bonuses. . . . . . . . . . . . . . . . . . . .      (56,695)      (18,897)
       Accrued wages and benefits . . . . . . . . . . . . . .      229,928       280,677
       Billings in excess of costs and estimated earnings
         on uncompleted contracts . . . . . . . . . . . . . .     (392,446)      977,557
       Other accrued expenses . . . . . . . . . . . . . . . .    1,336,049       137,165
       Reserve for loss on contracts in progress. . . . . . .   (1,106,835)    2,510,913
       Income taxes payable . . . . . . . . . . . . . . . . .      (31,643)     (181,286)
                                                               ------------  ------------
 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES. . . . .     (575,906)    1,886,507

CASH FLOWS FROM INVESTING ACTIVITIES
    Payments received on notes receivable . . . . . . . . . .       90,768         7,225
    Disbursements for notes receivable. . . . . . . . . . . .            -       (38,000)
    Purchases of property and equipment . . . . . . . . . . .     (265,769)   (1,136,428)
                                                               ------------  ------------
 NET CASH USED IN INVESTING ACTIVITIES. . . . . . . . . . . .     (175,001)   (1,167,203)


                                   PAGE F-59

                                                                      2005          2004
                                                               ------------  ------------
 CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on capitalized lease obligations. . . .     (466,387)     (287,946)
   Proceeds from revolving credit facility. . . . . . . . . .            -
   Payments to revolving credit facility. . . . . . . . . . .            -
   Borrowing on notes payable . . . . . . . . . . . . . . . .    6,285,152     7,195,282
   Paydown on notes Payable . . . . . . . . . . . . . . . . .   (3,294,151)   (7,506,661)
   Proceeds form revolving credit facility
   Payments to revolving credit facility. . . . . . . . . . .   (1,773,461)            -
   Proceeds on notes payable - stockholder. . . . . . . . . .      800,000             -
   Increase (decrease) in bank overdraft. . . . . . . . . . .            -      (106,552)
   Additional Paid in Capital . . . . . . . . . . . . . . . .       17,503             -
                                                               ------------  ------------
 NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES. . . . .    1,568,656      (705,877)

 Net increase in cash . . . . . . . . . . . . . . . . . . . .      817,749        13,427

 CASH AT BEGINNING OF PERIOD. . . . . . . . . . . . . . . . .       14,139           712
                                                               ------------  ------------

 CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . . . .  $   831,888   $    14,139
                                                               ============  ============

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFROMATION:
   Cash paid during the period for:
     Interest . . . . . . . . . . . . . . . . . . . . . . . .  $   657,999   $   270,801
     Income taxes . . . . . . . . . . . . . . . . . . . . . .  $         -   $   181,286

 NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Agency fee on SpaceDev loan. . . . . . . . . . . . . . . .  $   120,000   $         -
   Loan premium on notes payable-stockholders . . . . . . . .  $    80,000   $         -
   Common stock repurchase with a note payable. . . . . . . .  $         -   $    16,600
   Equipment acquired with capital lease obligations. . . . .  $         -   $   277,814


                                   PAGE F-60


                          STARSYS RESEARCH CORPORATION
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                           DECEMBER 31, 2005 AND 2004

Starsys Research Corporation (the "Company") was incorporated in the State of Colorado on April 6, 1988. The Company specializes in contract production of spacecraft mechanisms, actuators and structures for commercial and government customers. The Company grants credit to its customers, which are located both in the United States and Internationally. Significant accounting policies followed by the Company are presented below.


USE  OF  ESTIMATES  IN  PREPARING  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements relate to revenue recognition on uncompleted contracts, billings in excess of costs and estimated earnings and costs on uncompleted contracts and estimated earnings in excess of billings on uncompleted contracts (see Note 3). Revisions in estimated contract profits and losses are made in the period in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits and losses on contracts in process at December 31, 2004 was an increase to net loss for the twelve months ended December 31, 2005, by approximately $2,168,485. Had these changes in estimate been known, they would have been used as the basis of recognition of contract profits and losses in the preceding period. The amount of this change includes effects of changes in estimates, change orders, and reasonably assured change orders subsequent to December 31, 2005.

CASH  AND  CASH  EQUIVALENTS

The Company maintains its cash in multiple bank accounts which are insured by the Federal Insurance Deposit Corporation (FDIC). At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes it places its cash on deposit with financial institutions which are financially stable.


ACCOUNTS  RECEIVABLE

Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount. Notes receivable are stated at principal plus accrued interest.

Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if


                                   PAGE F-61


ACCOUNTS  RECEIVABLE  (CONTINUED)

unspecified, to the earliest unpaid invoices. Payments of notes receivable are allocated first to unpaid interest with the remainder to the outstanding principal balance.

The carrying amount of accounts receivable is reduced by a valuation allowance if necessary that reflects management's best estimate of amounts that will not be collected. As of December 31, 2005, management has recorded an allowance of $17,500 for future estimates of uncollectible accounts. At December 31, 2004, no allowance was necessary as all accounts were considered collectible by management. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability of amounts due the Company could be affected.


REVENUE  AND  COST  RECOGNITION

The accompanying financial statements are prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method).

If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.

The current asset reflected on the balance sheet as "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.
The current liability reflected on the balance sheet as "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.


INVENTORIES

Inventories consist of supplies or other finished products not yet charged to a contract and are stated at the lower-of-cost or market with cost determined using an average-cost method.


                                   PAGE F-62


PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization, which include amortization of property under capital leases, are provided by use of the straight-line methods over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax reporting purposes. Total depreciation expense for the years ended December 31, 2005 and 2004 was $429,069 and $390,682, respectively.

For the year ended December 31, 2005, and in conjunction of the pay down of the capital leases (see Notes 5 and 6), the Company reclassified certain assets from equipment under capital leases to facility equipment. The Company will also depreciate the remaining net book value of these assets over their useful lives ranging between 3 and 7 years, and in conjunction with its internal policies.


DEFERRED  EXPENSES

For the year ended December 31, 2005, the Company borrowed funds from four of its stockholders and SpaceDev, Inc. lent the Company certain monies for the Company to meet its lending requirements (see Note 5). In conjunction with these borrowings, the Company agreed to pay an $80,000 premium and a $120,000 agency fee, respectively. The Company is amortizing the costs associated with the loan premium over the expected term of the loan agreement. As of December 31, 2005, the Company has recognized interest expense of $80,000 in connection with the amortization of the loan premium, and $54,000 in connection with the stockholders' loans. As of December 31, 2005, the Company has deferred the $120,000 agency fee and interest on its loan from SpaceDev, Inc. ("SpaceDev") of $153,271.


PRODUCT  WARRANTY

The Company warrants its products against defects in workmanship. The Company accrued $72,123 for warranty claims at December 31, 2005, and 2004. The accrual is based on an estimate of the cost to be incurred based on the claims received and historical experience (see Note 10).


INCOME  TAXES

Deferred income taxes are provided for temporary differences in the recognition of depreciation expense for financial reporting and income tax reporting purposes, tax credit carryforwards and for reserves for contract losses.


                                   PAGE F-63

STOCK  OPTION  PLAN

The Company has a stock-based employee compensation plan which is described more fully in Note 7. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation  for  the  years  ended  December  31, 2005 and 2004, respectively:


                                           2005          2004
                                    ------------  ------------

Net loss - as reported . . . . . .  $(3,377,501)  $(5,591,861)
Deduct: total stock-based employee
  compensation expense
  determined under fair value
  based method for all awards. . .       (4,000)       (4,302)
                                    ------------  ------------

ESTIMATED NET LOSS - PRO FORMA . .  $(3,381,501)  $(5,596,163)
                                    ============  ============


In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. The Company currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For the Company, SFAS 123R will first be effective for its December 31, 2006 financial statements. This new Statement will not affect accounting for the Company's stock options currently outstanding, but it will affect financial statement disclosures about those stock options, and it will change the accounting for stock options issued in future years.


                                   PAGE F-64


                          STARSYS RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE  1  -  FUTURE  OPERATIONS  OF  THE  COMPANY

The Company incurred a net loss of $3,377,501, and $5,591,861, and has an accumulated deficit of $5,491,085, and $2,131,087 for the years ended December 31, 2005 and 2004, respectively. The Company also has negative working capital at December 31, 2005 of $7,473,218. The Company is also in default of certain covenants with its current lender. Management of the Company intends to fund 2006 operations primarily through revenues generated by product sales and additional debt and additional equity investment (see Note 5). The Company's future operations are dependent upon the profitability of the Company's contracts and related revenues generated and its efforts to raise additional capital. If the Company does not achieve expected revenue levels or receive sufficient additional funding to meet its requirements with its lender, the Company's lender is entitled to appoint a receiver to protect the lender's collateral including the right to operate the Company's business (see Note 5).

On August 23, 2005, the Company entered into an offer to sell the shares of the Company's stock (the "Merger Agreement") to SpaceDev, a publicly traded company. The Merger Agreement closed on January 31, 2006. The Merger Agreement provides for consideration to be paid at closing comprised of a cash payment of up to $1,500,000 and shares of SpaceDev having an aggregate market value of $7,500,000, adjustable based on the Company's working capital, as defined. SpaceDev will also repay the remaining principal and interest of the Company's credit facility with the bank and any subordinated debt. SpaceDev also provided the Company with a bridge loan in the amount $1,200,000 prior to closing to comply with the bank's requirements under the Agreement. (See Note 5)

The Merger Agreement also provides for additional consideration to be paid to the stockholders of the Company based upon results of the audited financial statements for the years ending December 31, 2005, 2006 and 2007.


                                   PAGE F-65


NOTE  2  -  CONTRACT  RECEIVABLES

Contract  receivables  consist  of  the following at December 31, 2005 and 2004:


                                            2005         2004
                                      -----------  ----------
Billed
  Completed contracts. . . . . . . .  $   79,336   $1,502,016
  Contracts in progress. . . . . . .   2,672,182    1,871,089
Unbilled . . . . . . . . . . . . . .           -      266,861
                                      -----------  ----------
                                       2,751,518    3,639,966
Less allowance for doubtful accounts     (17,500)           -
                                      -----------  ----------

TOTAL CONTRACTS RECEIVABLES. . . . .  $2,734,018   $3,639,966
                                      ===========  ==========



Billed contract receivables consist of the following at December 31, 2005 and 2004:

                                            2005         2004
                                      -----------  ----------

Billed commercial. . . . . . . . . .  $  415,823   $  788,563
Billed governmental. . . . . . . . .   2,335,695    2,584,542
                                      -----------  ----------
                                       2,751,518    3,373,105
Less allowance for doubtful accounts     (17,500)           -
                                      -----------  ----------

TOTAL BILLED CONTRACTS RECEIVABLES .  $2,734,018   $3,373,105
                                      ===========  ==========


NOTE  3  -  CONTRACTS  IN  PROGRESS

Contracts  in  progress at December 31, 2005 and 2004 are summarized as follows:


                                                 2005           2004
                                         -------------  -------------

Costs incurred on uncompleted contracts  $ 45,340,921   $ 25,872,527
Estimated earnings (loss) thereon . . .    (5,176,843)    (1,997,034)
                                         -------------  -------------
                                           40,164,078     23,875,493
Less billings to date . . . . . . . . .   (39,705,847)   (22,878,756)
                                         -------------  -------------

TOTAL . . . . . . . . . . . . . . . . .  $    458,231   $    996,737
                                         =============  =============



                                   PAGE F-66


NOTE  3  -  CONTRACTS  IN  PROGRESS  (CONTINUED)

These amounts are reflected in the accompanying balance sheet under the following captions at December 31, 2005 and 2004:


                                                  2005          2004
                                           ------------  ------------

Costs and estimated earnings in excess
     of billings on uncompleted contracts  $ 2,160,684   $ 3,091,636

Billings in excess of costs and estimated
     earnings on uncompleted contracts. .   (1,702,453)   (2,094,899)
                                           ------------  ------------

TOTAL . . . . . . . . . . . . . . . . . .  $   458,231   $   996,737
                                           ============  ============


NOTE  4  -  NOTES  AND  EMPLOYEE  RECEIVABLES

Notes receivable, and the corresponding accrued interest, was paid in full as of December 31, 2005. However, at December 31, 2004, notes receivable consisted of notes due from employees and existing stockholders, which totaled $90,768. The notes bore interest at 5.5% and were due on demand. Total accrued interest on these notes was $0 and $5,963 at December 31, 2005 and 2004, respectively.

In addition, during the periods ended December 31, 2005 and 2004, the Company had advanced amounts to various employees. Accounts receivable due from employees as of December 31, 2005 and 2004, were $640 and $20,412, respectively. There were no signed note agreements for these advances due to the short repayment terms of the advances.


                                   PAGE F-67

NOTE  5  -  NOTES  PAYABLE

Notes  payable  consists  of  the  following  at  December  31,  2005  and 2004:


                                                             2005          2004
                                                      ------------  ------------
Line of credit agreement with bank; maximum of
4,250,000; interest at prime plus 3.5%;
matures upon the closing of cash equity
transaction or January 31, 2006. . . . . . . . . . .  $   825,846   $         -

Two term notes for $2,100,000 and $1,250,000,
respectively; interest at 10.25% and LIBOR
plus 8%, respectively; notes mature upon
the closing of cash equity transaction
or January 31, 2006. . . . . . . . . . . . . . . . .    3,087,472             -

Line-of-credit agreement with bank; maximum of
3,200,00 maturity at February 28, 2005; interest
at prime plus .75% (a total of 6% at December
31, 2004); collateralized by account receivable,
equipment and inventory. . . . . . . . . . . . . . .            -     2,479,308

Term Loan with bank; maturity at February 28,
2005; monthly payments of $29,480, with a balloon
payment of $1,403,507 due at maturity. Interest at
 6.5%; collateralized by accounts receivable,
equipment and inventory. . . . . . . . . . . . . . .            -     1,417,994

Note payable to SpaceDev; interest at 8%;
principal and interest is due at the earlier of the
close of the Merger Agreement or January
                                                        1,353,271             -

Stockholder notes of $800,000 plus loan
premium of $80,000; interest at 15%; principal
and unpaid interest due the earlier of the closing
of the SpaceDev Merger or July 22, 2006. . . . . . .      934,000             -

Note payable to ATC for asset purchase; interest
at 7%; quarterly payments of principal and interest
of $4,178; maturity at June 30, 2005.. . . . . . . .            -        18,119

Note payable to Ford Motor Credit for asset
purchase, interest at 0%; monthly payments of
principal of $1,069; maturity at September 4,
2005; collateralized by equipment. . . . . . . . . .            -         9,622

Promissory note with former stockholder; maturity
at May 1, 2006; two equal payments of principal
and accrued interest at 10% are due May 1, 2005
and May 1, 2006; uncollateralized. . . . . . . . . .       12,594        16,600
                                                      ------------  ------------

Total. . . . . . . . . . . . . . . . . . . . . . . .    6,213,183     3,941,643

Less current portion . . . . . . . . . . . . . . . .   (6,213,183)   (3,933,343)
                                                      ------------  ------------

LONG-TERM PORTION. . . . . . . . . . . . . . . . . .  $         -   $     8,300
                                                      ============  ============


                                   PAGE F-68


All bank notes payable are also personally guaranteed by a stockholder of the Company. The line of credit and term loan agreement contain restrictive covenants relating to the financial position and operations of the Company. The Company was in violation of these covenants at December 31, 2005.

On March 30, 2005, the Company refinanced the line-of-credit, term loan, and certain capital leases with a new bank. The refinancing included creation of a new line of credit having a balance of $4,250,000, which interest accrues at a prime rate plus 0.5% and matures March 30, 2006, a new term note A of $2,100,000 which accrues interest at 7.25% and matures April 1, 2010, and a new term note B of $1,250,000 which accrues interest at LIBOR plus 5% and matures March 30, 2006.

On June 24, 2005, the Company entered into a Forbearance Agreement (the "Agreement") for certain financial covenant and other violations under its existing loans with its current bank. The Agreement was later amended on July 26, 2005 and then again on November 7, 2005. The Agreement sets forth default interest rates for the line of credit, term note A, and term note B, which accrue interest at prime rate plus 3.5%, 10.25%, and at LIBOR plus 8%, respectively. The amended Agreement requires the Company to raise the necessary capital to bring the Company in compliance with its borrowing base and other financial covenants. The Company's obligations under the amended Agreement include, but are not limited to, the following:


                                   PAGE F-69


- On or before July 26, 2005, the Company shall receive a minimum of $800,000 of additional cash equity.
- On or before September 8, 2005, the Company shall receive an additional minimum of $1,200,000 of cash equity.
- On or before October 31, 2005, the Company shall receive a minimum of $4,000,000 of additional cash equity.

The total amount of cash equity the Company is required to obtain on or before December 15, 2005 is at least $6,000,000. The amended Agreement also requires the Company to provide the bank a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the Company's assets. The Agreement also accelerates and amends the maturity date of term note B from March 30, 2006 to the earlier of the required cash equity amounts received or January 31, 2006.

Any default under the Agreement constitutes a default under the existing loan agreements with the bank and the bank shall be entitled to appoint a receiver to preserve and protect the bank's collateral, including the right to operate the Company's business. Any such receivership will continue until the Company's obligations under the Agreement have been satisfied in full. The Company did receive minimum proceeds of $800,000, a Letter of Intent to comply with the amended Agreement, and the additional $1,200,000 cash equity as noted below.

As the Company had not closed the Merger Agreement with SpaceDev by October 31, 2005 and had not received the additional $4,000,000 minimum cash equity required under the terms of the aforementioned lending agreement, on November 7, 2005, the Company entered into a Third Amendment to the Forbearance Agreement (the "Agreement"). On December 20, 2005 the Company entered into a Fourth Amendment. The Company's obligations under the fourth amended Agreement include, but are not limited to, the following:

- "Commitment Amount" under the Line Note is hereby modified and reduced from $4,250,000 to $933,000.
- "Equity Infusion" shall mean Borrower's obligation to obtain $6,000,000 of additional cash equity on or before January 31, 2006 ("Equity Infusion").
- "Term Note B Maturity Date" is hereby modified and amended to the earlier of the date Borrower obtains the Equity Infusion, or January 31, 2006.

For the year ended December 31, 2005, the Company issued notes payable to four of its stockholders in the amount of $800,000. These notes bear interest at 15% per annum. These notes plus the loan premium (see Company's Policies) and any unpaid principal and accrued interest are due on the earlier of July 22, 2006 or the closing of the SpaceDev Merger Agreement which was January 31, 2006.


                                   PAGE F-70


On September 8, 2005, the Company issued a secured promissory note in the principal amount of $1.2 million to SpaceDev. The note accrues interest at 8% per annum and matures on December 31, 2005 or earlier in certain circumstances. No principal or interest payments are due before maturity. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra Bank Colorado, National Association ("Vectra"). In addition, the Company has agreed to pay SpaceDev a placement agent fee and to reimburse the Company expenses in the aggregate amount of $120,000. This amount was deferred until the closing of the Plan of Merger (see Company's Policies) and added to the principal balance of the note evidencing the loan.


NOTE  6  -  COMMITMENTS  AND  CONTINGENCIES

LEASES

The Company leases certain equipment and software under capital leases which expire at various times through 2006. Accumulated depreciation for these assets presented as capital leased assets was $282,295 and $372,783 at December 31, 2005 and 2004, respectively. During the year ended December 31, 2005, the Company extinguished its debt on all but one of these capital leases and reclassified the assets from capital assets to facility equipment. The Company leases its facility and office equipment under various non-cancelable operating leases which expire through 2007. The Company also leases certain equipment under month-to-month leases.


Minimum  rental  commitments  under  these  leases  are  as  follows:


                          CAPITAL    OPERATING
                          LEASES     LEASES
                          ---------  ----------
YEAR ENDING DECEMBER 31,

2006 . . . . . . . . . .  $ 25,911   $  422,486
2007 . . . . . . . . . .         -       44,858
                          ---------
                            25,911     $467,344
                                      =========
Less interest. . . . . .      (318)
                          ---------
                            25,593
Less current portion . .   (25,593)

LONG TERM PORTION. . . .  $      -
                          =========

Total rent expense for the years ended December 31, 2005 and 2004 was $645,287 and $633,859, respectively. This amount includes normal operating expenses paid with the leases.

                                   PAGE F-71


The Company is also subleasing a portion of its facilities under various month-to-month subleases. Total sublease and other rental income was $3,250 and $7,800 for the years ended December 31, 2005 and 2004, respectively.

The Company paid down certain capital leases on March 30, 2005. The balance of the remaining capital lease obligations at December 31, 2005 and 2004 was $25,593 and $433,138, respectively.

OTHER

The Company recently has learned that it inadvertently may have violated certain International Traffic in Arms Regulations (ITAR) by exporting certain products and services without licenses. These exports resulted from an error in classifying the products and services as commercial rather than military. The Company has prepared and filed a voluntary disclosure with the State Department in which the details of the exports and erroneous classifications are described. At this time, it is not possible to determine whether any fines or other penalties will be asserted against the Company, or the materiality of any outcome.

We self-insure a portion of our employee health and dental claims. However, health claims in excess of our self-insurance limits are fully insured.


NOTE  7  -  STOCKHOLDERS'  EQUITY

STOCK  OPTION  PLAN

The Company adopted a Stock Option Plan in 1998 which provides for the granting of incentive stock options to employees and nonstatutory stock options to directors and consultants of the Company as selected by the Board of Directors. The maximum number of shares authorized to be granted under the plan is 160,000. The options are exercisable at a price as determined and authorized by the Board of Directors. The options generally expire at 10 years from the date of grant.

In 1998, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standards No. 123 for Stock-Based Compensation ("SFAS 123"). SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to account for stock based compensation using APB 25, making pro forma disclosures of net earnings as if the fair value-based method had been applied. Accordingly, no compensation expense has been recorded for the stock option plan.


                                   PAGE F-72


The fair value of each option granted is estimated on the date of grant using the minimum value option-pricing model with the following weighted average assumptions:

Expected  dividend  yield                        0%
Expected  stock  price  volatility               0%
Risk-free  interest  rate              4.2% to 6.7%
Expected  life  of  options                10 years

Incentive  stock  option  transactions  are  summarized  as  follows:


Incentive  stock  option  transactions  are  summarized  as  follows:


                                                      WEIGHTED AVERAGE
                                   INCENTIVE STOCK    EXERCISE PRICE
                                   OPTION SHARES      PER SHARE
                                   -----------------  ---------------
OUTSTANDING, AT DECEMBER 31, 2003           106,080   $          9.64

Options granted . . . . . . . . .                 -                 -
Options expired . . . . . . . . .                 -                 -
Options forfeited . . . . . . . .                 -                 -
Options exercised . . . . . . . .                 -                 -
                                   -----------------  ---------------
OUTSTANDING, AT DECEMBER 31, 2004           106,080   $          9.64

Options granted . . . . . . . . .                 -                 -
Options expired . . . . . . . . .                 -                 -
Options forfeited . . . . . . . .            (3,694)  $          8.80
Options exercised . . . . . . . .            (1,989)  $          8.80
                                   -----------------  ---------------
OUTSTANDING, AT DECEMBER 31, 2005           101,396   $          9.59


The following table summarizes information concerning outstanding and exercisable options at December 31, 2005:



                                        WEIGHTED      OUTSTANDING             EXERCISABLE
                                        AVERAGE       WEIGHTED                WEIGHTED
           RANGE OF                     REMAINING     AVERAGE                 AVERAGE
OPTION. .  EXERCISE        NUMBER       CONTRACTUAL   EXERCISE   NUMBER       EXERCISE
TYPE. . .  PRICES          OUTSTANDING  LIFE (YEARS)  PRICE      EXERCISABLE  PRICE
---------  --------------  -----------  ------------  ---------  -----------  ---------
Incentive  $7.11 - $15.30      101,396           < 1  $    9.59      101,396  $    9.59


The number exercisable and the exercisable weighted average exercise price per share are based upon the vesting schedules for the individual options.


                                   PAGE F-73



AUTHORIZED  STOCK

On October 29, 2004, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 1,000,000 to 25,000,000 at $.001 par value and to authorize the issuance of up to 10,000,000 shares designated as preferred stock with no par value. There were no shares of preferred stock issued or outstanding at December 31, 2005.


NOTE  8  -  RETIREMENT  PLAN

The Company maintains an Employees' 401(k), and, up until December 18, 2005, a Stock Bonus Plan, which gives employees the opportunity to save a portion of their pre-tax wages for retirement. Employees are eligible to participate in the Company's 401(k) Plan upon date of hire. In addition to the participant's contribution to the plan, the Company may make discretionary profit sharing and discretionary matching 401(k) contributions under the plan. The discretionary profit sharing contributions were paid at a rate of 50% to the employee and 50% is accrued for conversion into shares of stock in the Company based on the employee's respective contributions received under the plan, up until the termination of the Stock Bonus Plan. For the years ended December 31, 2005 and 2004 the company made no discretionary profit sharing contributions. The Company accrued discretionary matching 401(k) contributions for the years ending December 31, 2005 and 2004 in the amounts of $68,995 and $17,537, respectively. The above plans are not leveraged by the Company.

The total number of shares of the Company's stock allocated to and held by the plan was 36,611 at December 31, 2005 and 2004, respectively. Any dividends paid on the plan shares are charged to retained earnings as the Company has an accumulated deficit.

The Stock Bonus Plan provides a put option whereby terminated participants may elect to sell and require the Company to redeem the participant's vested common shares at their fair market value. The Company was not required to redeem any of the vested shares during the years ended December 31, 2005 and 2004. As previously noted, the Stock Bonus Plan was terminated as of December 18, 2005.


                                   PAGE F-74


The sources of deferred tax assets and the tax effect of each at December 31, 2005 and 2004 is as follows:


                                                             2005          2004
                                                      ------------  ------------

Deferred tax assets:

  Accrued expenses . . . . . . . . . . . . . . . . .  $   184,900   $    45,144
  Reserve for loss on contracts in progress. . . . .      608,500       525,732
  Research and development credit carryforward . . .    1,867,800       672,717
  Federal and State net operating loss carryforwards    2,374,400       423,163
  Valuation allowance for deferred tax assets. . . .   (4,494,200)   (1,435,589)
                                                      ------------  ------------

TOTAL DEFERRED TAX ASSETS. . . . . . . . . . . . . .      541,400       231,167

Deferred tax liability:

  Tax over financial statement depreciation. . . . .     (541,400)     (231,167)
                                                      ------------  ------------

NET DEFERRED TAX ASSETS. . . . . . . . . . . . . . .  $         -   $         -
                                                      ============  ============


The deferred tax asset is presented in the accompanying balance sheets at December 31, 2005 and 2004 as follows:



                                        2005        2004
                                   ----------  ----------
Current deferred tax asset. . . .  $       -   $ 231,167
Noncurrent deferred tax asset . .    541,400           -
Noncurrent deferred tax liability   (541,400)   (231,167)
                                   ----------  ----------

NET DEFERRED TAX ASSET. . . . . .  $       -   $       -
                                   ==========  ==========


The (provision) benefit for income taxes at December 31, 2005 and 2004 consists of the following:


                                                  2005       2004
                                                 -----  ----------
Current . . . . . . . . . . . . . . . . . . . .  $   -  $       -
Deferred. . . . . . . . . . . . . . . . . . . .      -   (510,332)
Benefit of Federal net operating loss carryback      -    317,015
                                                 -----  ----------

TOTAL . . . . . . . . . . . . . . . . . . . . .  $   -  $(193,317)
                                                 =====  ==========

                                   PAGE F-75


The Company's provision for income taxes differs from the tax that would result from applying statutory rates to income before income taxes primarily because of state income taxes, nondeductible expenses, change in the valuation allowance of approximately $3,059,000 and $1,436,000 for the years ended December 31, 2005 and 2004, respectively.

At December 31, 2005, the Company had estimated research and development credit carryforwards of approximately $1,866,200 available to offset future years' income taxes. These carryforwards begin to expire in 2022 to 2030. The Company also had Federal and State net operating loss carryforwards of approximately $5,728,000 and $9,220,000, respectively. These carryforwards begin to expire in 2024 and 2025.

Pursuant to Internal Revenue Code Sections 382 and 383, the Company's use of its net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period.


NOTE  10  -  ACCRUED  PRODUCT  WARRANTY  CLAIMS

The following is a reconciliation of changes in the accrued product warranty claims liability included in other accrued expenses at December 31, 2005 and 2004 respectively:


                                                       2005       2004
                                                   ---------  ---------

BEGINNING BALANCE . . . . . . . . . . . . . . . .  $ 72,123   $      -

Change in product warranties issued during period    79,107    125,888
Payments made in cash or in-kind. . . . . . . . .   (79,107)   (53,765)
                                                   ---------  ---------

ENDING BALANCE. . . . . . . . . . . . . . . . . .  $ 72,123   $ 72,123
                                                   =========  =========


NOTE  11  -  RESEARCH  AND  DEVELOPMENT  COSTS

Research and development costs are charged to expense when incurred. Total research and development costs incurred for the years ended December 31, 2005 and 2004 were $11,781,580 and $10,524,603 respectively. The Company records research and development costs specific to projects to cost of goods sold. All other research and development costs are expensed to general and administrative expenses.


                                   PAGE F-76


Generally accepted accounting principles require disclosure of information about current vulnerabilities due to certain concentrations. These matters include the following:

REVENUES  FROM  MAJOR  CUSTOMERS

For the year ended December 31, 2005 and December 31, 2004, approximately 55% and 69% of the Company's revenues were from four major customers. At December 31, 2005 and December 31, 2004, these customers represented approximately 48% and 53% of total contract receivables, respectively.


NOTE  13  -  BONUS  AND  ROYALTY  OBLIGATIONS

The Company entered into an employment agreement and an independent contractor agreement (the "Agreements") with former employees of ATC. The Agreements contain certain provisions for bonus payments to be made to these individuals. In the event of voluntary termination of either agreement by these individuals, the Company is still obligated to pay 50% of the total bonuses to the individuals. As such, $188,982 was accrued by the Company and must be paid over a five-year term. This amount was recorded as the Company's bonus obligation at September 1, 2000.

For  the  years  ended  December 31, 2005 and December 31, 2004 the Company made
$112,427 and $56,695 in bonus payments, respectively. The accrued bonus obligation for the years ended December 31, 2005 and December 31, 2004 was $0 and $56,695, respectively. The Company also accrued royalties to the two individuals in the amount of $380,262 and $231,585 for the year ended December 31, 2005 and December 31, 2004, respectively. During the year ended December 31, 2005 and December 31, 2004, the Company received services of, $149,578, and $114,132, respectively, from a company owned by one of the individuals.


NOTE  14  -  SUBSEQUENT  EVENTS

On August 23, 2005, the Company entered into an offer to sell the shares of the Company's common stock to SpaceDev, a publicly traded company.

DETAILS  OF  MERGER

On January 31, 2006, the Company sold all of it's common stock to SpaceDev pursuant to the Merger Agreement dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006.

Starsys shareholders received approximately $411,000 in cash and 3.8 million shares of SpaceDev's common stock at the consummation of the merger.

Following the merger, the pre-merger Starsys shareholders may also be entitled to receive additional performance consideration, based on the achievement by the Starsys business of specific financial performance criteria for fiscal years 2005, 2006 and 2007. This consideration could


                                   PAGE F-77


consist of up to an aggregate of $1,050,000 in cash and shares of SpaceDev's common stock valued at up to $18 million, subject to reduction for some merger related expenses and to escrow arrangements, as follows:

For the fiscal year ended December 31, 2005, up to $350,000 in cash and up to an aggregate number of shares of SpaceDev's common stock equal to (A) up to $3.0 million divided by (B) the volume weighted average price of SpaceDev's common stock for the 20 trading days preceding the date of the audit opinion for the Company's fiscal year ended December 31, 2005, but not less than $2.00 per share;

For the fiscal year ended December 31, 2006, up to $350,000 in cash and up to an aggregate number of shares of SpaceDev's common stock equal to (A) up to $7.5 million divided by (B) the volume weighted average price of SpaceDev's common stock for the 20 trading days preceding the date of the audit opinion for the Company's fiscal year ended December 31, 2006, but not less than $2.50 per share; and

For the fiscal year ended December 31, 2007, up to $350,000 in cash and up to an aggregate number of shares of SpaceDev's common stock equal to (A) up to $7.5 million divided by (B) the volume weighted average price of SpaceDev's common stock for the 20 trading days preceding the date of the audit opinion for the Company's fiscal year ended December 31, 2007, but not less than $3.00 per share.

The Company's shareholders will be entitled to receive the maximum amount of performance consideration for a particular fiscal year if SpaceDev breaches specified covenants of the merger agreement and is unable to cure the breach within the applicable cure period as set forth in the merger agreement.

WORKING  CAPITAL  CONTRIBUTION

Under the merger agreement, SpaceDev was obligated to contribute $2.5 million to the working capital of the Company through the end of 2006. SpaceDev has contributed approximately $2.25 million since the merger on January 31, 2006.

TERMINATION  OF  LOANS

In connection with the consummation of the merger on January 31, 2006, pursuant to which, the Company became a wholly-owned subsidiary of SpaceDev:

SpaceDev paid off in full the remaining principal and interest of all loans extended to the Company by Vectra pursuant to the credit facility and forbearance agreement, together with all other costs incurred in connection with those loans, which aggregated approximately $3.7 million. The credit facility and associated security agreements with Vectra were terminated upon receipt of the payment; SpaceDev cancelled and terminated its $1.2 million secured bridge loan to the Company,


                                   PAGE F-78


together with accrued interest, in accordance with the terms of the merger agreement; and, paid off in full the remaining principal and interest of all subordinated loans extended to the Company by four of its shareholders, which aggregated approximately $944,000.

PAYMENT  OF  ACCRUED  ROYALTIES

As of February 2006, the Company has paid in full the outstanding liability at December 31, 2005 for royalties payable to former employees of ATC which totaled approximately $380,000.

TERMINATION  OF  OPTIONS

In conjunction with the merger all of the Company's outstanding options were terminated.

                                   PAGE F-79



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     SpaceDev, Inc. is a Colorado corporation. The Colorado Business Corporation Act (referred to as the CBCA), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs SpaceDev's obligations to indemnify its officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. Articles 101 to 117 of the CBCA provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of fact that such person is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at its request in a similar capacity for another entity, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection therewith if the person acted in good faith in a manner the person reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it can indemnify directors if such indemnification would not violate public policy.

The CBCA also provides that a corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

SpaceDev is also governed by provisions of its articles of incorporation and bylaws that set forth the circumstances under which it is required to indemnify its officers and directors under applicable law.

Article VII of SpaceDev's articles of incorporation generally provides that the personal liability of its directors and officers will be limited or eliminated to the fullest extent allowed by applicable law, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that, the court in which action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. In addition, to the extent that a director, officer, employee or agent of SpaceDev has been successful on the merits or otherwise in defense of any proceeding in which the person was a party because the person is or was a director, SpaceDev will indemnify the person against expenses actually and reasonably incurred by the person in connection therewith. The board of directors may exercise SpaceDev's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of SpaceDev, or is servicing at the request of SpaceDev as a director, officer, employee or agent of another enterprise.

In addition, Article X of SpaceDev's bylaws provides that SpaceDev shall indemnify to the extent set forth in the articles of incorporation any director, officer, employee or agent of SpaceDev or any person serving at the request of SpaceDev as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by applicable Colorado law.


                                    PAGE


ITEM 25. OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the registrant, are as follows:

SEC  Registration  Fee                  $  1,940

Accounting  Fees  and  Expenses      $ 18,000

Legal  Fees  and  Expenses           $130,000

Miscellaneous                           $  5,000

Total                                   $154,940

ITEM 26. RECENT  SALES  OF  UNREGISTERED  SECURITIES

     Set forth below is information regarding the issuance and sales of the registrant's securities without registration under the Securities Act of 1933 during the past two years.



On January 9, 2004, the registrant issued 300,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $165,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On March 3, 2004, the registrant issued 200,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $110,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Pursuant to the registrant's independent director compensation plan, adopted January 16, 2000 and modified March 25, 2004, the registrant granted options to purchase 5,000 shares each to Curt Dean Blake, Wesley T. Huntress and Scott McClendon for their attendance and participation at the Audit Committee Meeting held on March 23, 2004. These options were issued with an exercise price of $0.92 per share, (based on the closing price of the registrant's common stock on the date of grant), will vest over two-years and will expire on the three-year anniversary date of the date of grant.

On April 1, 2004, the registrant issued 250,000 shares of common stock to Laurus Master Fund Ltd., pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $137,500 reduction in debt on our revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On April 20, 2004, the registrant issued 300,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $165,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On May 17, 2004, the registrant issued 353,182 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $194,250 reduction in the outstanding


                                    PAGE


balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On June 18, 2004, the registrant issued warrants to purchase 50,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued at an exercise price of $1.0625 per share, were immediately vested and are exercisable over a five (5) year period. The warrants were issued reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On July 12, 2004, the registrant issued 41,876 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $35,595 reduction in the outstanding balance under the revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On August 25, 2004, the registrant issued warrants to purchase 487,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued at an exercise price of $1.77 per share, were immediately vested and are exercisable over a five (5) year period. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 25, 2004, the registrant issued 250,000 shares of its Series C Cumulative Convertible Preferred Stock, with a stated value of $10.00 per share, to Laurus Master Fund Ltd. for a total purchase price of $2,500,000. The preferred stock was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 25, 2004, the registrant issued warrants to purchase 50,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued at an exercise price of $1.9250 per share, were immediately vested and are exercisable over a five (5) year period. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) Section 4(2) of the Securities Act.

On September 3, 2004, the registrant issued 100,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $85,000 reduction in the outstanding balance on the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 10, 2004, the registrant issued 150,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $127,500 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 17, 2004, the registrant issued 100,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $85,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 22, 2004, the registrant issued 150,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $127,500 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On September 27, 2004, the registrant issued 9,603 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $8,163 reduction in accrued interest on the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

                                    PAGE


On October 31, 2005, the registrant entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. pursuant to which the registrant issued and sold 2,032,520 shares of common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. The registrant also issued to Laurus a warrant to purchase up to 450,000 shares at $1.93 per share. The warrant is exercisable from October 31, 2005 until October 31, 2010. The registrant offered and sold the shares and the warrant without registration under the Securities Act of 1933 to Laurus in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

On December 20, 2005, the registrant granted to Mark N. Sirangelo, James W. Benson and Richard B. Slansky options to purchase an aggregate of 4,400,000 shares of common stock. To the extent the issuance of these securities is deemed a sale, the registrant relied on the exemption from registration provided by Section 4(2) of Securities Act of 1933 and Rule 506 of Regulation D thereunder.

  On January 13, 2006, the registrant issued and sold to a limited number of institutional accredited investors, including Laurus Master Fund, Ltd., 5,150 shares of its Series D-1 Amortizing Convertible Perpetual Preferred Stock, par value $0.001 per share, which we refer to as Series D-1 Preferred Stock, for an aggregate purchase price of $5,150,000, or $1,000 per share. The registrant also issued various warrants to these investors under the 2006 purchase agreement.

On January 31, 2006 the registrant issued 3,796,756 shares of its common stock to Starsys shareholders and Zions Trust pursuant to the merger agreement dated January 31, 2006.

On February 9, 2006, pursuant to an engagement agreement, as amended, with QS Advisors, LLC, the registrant issued to QS Advisors and its assignee, Daniel Avrutsky, 250,000 shares of common stock upon the closing of the merger with Starsys Research Corporation. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

ITEM  27.          EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

          Exhibits.  See  Index  to  Exhibits.

     Schedules. Schedules have been omitted since the information required is not applicable.

ITEM  28.       UNDERTAKINGS.

(a)       The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events that, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PAGE


     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned company hereby undertakes that each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.


                                    PAGE


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 to the registration statement on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poway, State of California, on June 7, 2006.

                                                SPACEDEV,  INC.

                                                By:   /s/Mark  N.  Sirangelo
                                                     ------------------------
                                                     Mark  N.  Sirangelo
                                                     Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby severally constitutes and appoints Mark N. Sirangelo and Richard B. Slansky, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the dates indicated.







Name. . . . . . . . . . .  Title
-------------------------  -------------------------------------------------------       --------------------

 /s/ Mark N. Sirangelo                                                                      June 7, 2006
-------------------------   Chief Executive Officer (PRINCIPAL EXECUTIVE OFFICER)
Mark N. Sirangelo . . . .   and Vice Chairman of the Board (DIRECTOR)
-------------------------  -------------------------------------------------------       --------------------

 /s/ Richard B. Slansky                                                                     June 7, 2006
-------------------------   President, Chief Financial Officer (PRINCIPAL
Richard B. Slansky. . . .   FINANCIAL OFFICER), DIRECTOR and Corporate Secretary
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------   Chief Technology Officer
James W. Benson . . . . .   and Chairman of the Board (DIRECTOR)
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Susan C. Benson . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Curt Dean Blake . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Howell M. Estes, III. . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Wesley T. Huntress. . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Scott McClendon . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Stuart E. Schaffer. . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Scott Tibbitts  . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

*                                                                                           June 7, 2006
-------------------------
Robert S. Walker. . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

* By /s/ Richard B. Slansky                                                                June 7, 2006
---------------------------
Attorney-in-Fact
-------------------------  -------------------------------------------------------       --------------------


                                    PAGE

                                                   INDEX TO EXHIBITS

ITEM 27. EXHIBITS

Exhibit No.             Description              Filed     Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  by Reference            SEC              No.
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
2.1 . . . .  Agreement and Plan of Merger
             and Reorganization dated as of
             October 24, 2005 (Starsys)                         X             8-K    Oct. 26, 2005      2.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
2.2 . . . .  Amendment No. 1 to the
             Agreement and Plan of Merger
             and Reorganization dated
             December 7, 2005  (Starsys)                        X             8-K    Dec. 13, 2005      2.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
2.3 . . . .  Amendment No. 2 to the
             Agreement and Plan of Merger
             and Reorganization dated
             January 31, 2006  (Starsys)                        X             8-K    Feb.  6, 2006      2.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
2.2 . . . .  Escrow Agreement dated January
             31, 2006 (Starsys)                                 X             8-K    Feb.  6, 2006      2.4
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.1 . . . .  Articles of Incorporation dated
             December 20, 1996                                  X           10-SB    Jan. 18, 2000      2.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.2 . . . .  Articles of Amendment to
             Articles of Incorporation dated
             November 4, 1997                                   X           10-SB    Jan. 18, 2000      2.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.3 . . . .  Articles of Amendment to
             Articles of Incorporation dated
             December 17, 1997                                  X           10-SB    Jan. 18, 2000      2.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.4 . . . .  Articles of Amendment to
             Articles of Incorporation dated
             February 1, 2006                                   X          10-KSB    Mar. 28, 2006      3.4
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.5 . . . .  Amended and Restated Bylaws                        X             8-K    Dec. 23, 2005      3.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.6 . . . .  Certificate of Designation of
             Series C Convertible Preferred
             Stock                                              X             8-K    Aug. 30, 2004      3.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.7 . . . .  Certificate of Designation of
             Series D-1 Preferred Stock                         X             8-K    Jan. 17, 2006      3.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.8 . . . .  Certificate of Designation of
             Series D-2 Preferred Stock                         X             8-K    Jan. 17, 2006      3.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
3.9 . . . .  Form of Warrant issued to Laurus
             Master Fund August 25, 2004                        X             8-K    Aug. 30, 2004      4.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
4.1 . . . .  Form of Common Stock
             Certificate                                        X           10-SB    Jan. 18, 2005      3.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
5.1 . . . .  Legal Opinion of Law Offices of
             Sheppard Mullin Richter & Hampton
             LLP                                                X          POS AM    Feb. 14, 2005      5.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.1. . . .  Secured Loan Agreement with
             Starsys Research Corporation
             dated September 8, 2005                            X          10-QSB    Nov. 14, 2005     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.2. . . .  Promissory Note with Starsys
             Research Corporation dated
             September 8, 2005                                  X          10-QSB    Nov. 14, 2005     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.3. . . .  Subcontract Agreement with
             Andrews Space, Inc. awarded
             June 27, 2005                                      X        10-QSB/A    Dec. 22, 2005     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.4. . . .  Sublease between Gateway and
             SpaceDev dated March 31, 2005                      X             8-K   April 15, 2005     10.1
-----------------------------------------------------------------------------------------------------------


                                    PAGE II-5

-----------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  by Reference            SEC              No.
-----------------------------------------------------------------------------------------------------------
10.5. . . .  Consent to Sublease between
             Gateway and SpaceDev dated
             April 1, 2005                                      X             8-K   April 15, 2005     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.6. . . .  AFRL Contract with SpaceDev
             dated as of August 23, 2004                        X             8-K    Sept. 1, 2004     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.7. . . .  AFRL Statement of Work dated
             August 23, 2004*                                   X             8-K    Sept. 1, 2004     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.8. . . .  AFRL SBIR "mini-mo" Contract
             extension with SpaceDev dated
             August 20, 2004*                                   X          10-QSB    Nov. 15, 2004     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.9. . . .  AFRL SBIR Small Satellite Bus
             Contract with SpaceDev dated
             September 28, 2004                                 X          10-QSB    Nov. 15, 2004     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.10 . . .  AFRL SBIR Phase II Small
             Launch Vehicle Contract with
             SpaceDev dated September 29,
             2004                                               X          10-QSB    Nov. 15, 2004     10.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.11 . . .  MDA Second Task Order with
             SpaceDev dated October 20,
             2004*                                              X          10-QSB    Nov. 15, 2004     10.4
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.12 . . .  Separation Agreement and
             General Release between
             SpaceDev and Jeffrey Janicik
             dated July 22, 2004                                X          10-QSB      Aug 9, 2004     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.13 . . .  Modification  to Small Shuttle
             Compatible Propulsion Module
             contract with AFRL dated July 7,
             2004                                               X          10-QSB     Aug. 9, 2004     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.14 . . .  Lunar  Dish Observatory
             Contract between SpaceDev and
             Lunar Enterprises Corporation
             dated July 20, 2004                                X          10-QSB     Aug. 9, 2004     10.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.15 . . .  Employment Offer by SpaceDev
             to Randall K. Simpson dated
             January 16, 2004                                   X          10-KSB    April 6, 2004    10.38
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.16 . . .  Confidential Separation
             Agreement and General Release
             of Claims with Dario Emanuel
             DaPra dated March 18, 2004                         X          10-KSB    April 6, 2004    10.39
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.17 . . .  Missile Defense Agency Contract
             with SpaceDev dated March 31,
             2004                                               X          10-KSB    April 6, 2004    10.40
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.18 . . .  Amendment No. 1 to Note issued
             to Laurus Master Fund, dated
             March 31, 2004                                     X          10-KSB    April 6, 2004    10.41
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.19 . . .  Waiver Letter from Laurus
             Master Fund dated March 31,
             2004                                               X          10-KSB    April 6, 2004    10.42
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.20 . . .  First Task Order Under Missile
             Defense Agency Contract with
             SpaceDev dated April 1, 2004                       X          10-KSB    April 6, 2004    10.43
-----------------------------------------------------------------------------------------------------------


                                    PAGE II-6

-----------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  by Reference            SEC              No.
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.21 . . .  Security  Agreement between
             SpaceDev and Laurus Master
             Fund, Ltd. dated June 3, 2003                      X             8-K    June 18, 2003     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.22 . . .  Secured  Convertible Note issued
             June 3, 2003 by SpaceDev to
             Laurus Master Fund, Ltd.                           X             8-K    June 18, 2003     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.23 . . .  Common Stock Purchase
             Warrant  issued June 3, 2003 by
             SpaceDev to Laurus Master
             Fund, Ltd.                                         X             8-K    June 18, 2003     10.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.24 . . .  Registration Rights Agreement
             between SpaceDev and Laurus
             Master Fund, Ltd. dated as of
             June 3, 2003                                       X             8-K    June 18, 2003     10.4
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.25 . . .  Securities Purchase Agreement
             with Laurus Master Fund, Ltd.
             dated August 25, 2004                              X             8-K    Aug. 30, 2004     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.26 . . .  Registration Rights Agreement
             with Laurus Master Fund, Ltd.
             dated August 25, 2004                              X             8-K    Aug. 30, 2004     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.27 . . .  Letter Agreement with Laurus
             Master Fund Ltd. dated August
             25, 2004                                           X             8-K    Aug. 30, 2004     10.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.28 . . .  Employment Agreement between
             SpaceDev and Stuart Schaffer
             dated May 17, 2002                                 X          10-KSB    Mar. 28, 2003    10.11
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.29 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and Stuart Schaffer dated June
             11, 2002                                           X          10-KSB    Mar. 28, 2003    10.12
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.30 . . .  Employment Agreement between
             SpaceDev and Emery Skarupa
             dated May 24, 2002                                 X          10-KSB    Mar. 28, 2003    10.13
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.31 . . .  First Amendment to Employment
             Agreement between ISS and
             Thomas W. Brown dated March
             15, 2000                                           X         10-SB/A    Mar. 27, 2000     6.14
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.32 . . .  Employment Agreement between
             SpaceDev and Stan Dubyn dated
             January 16, 2000                                   X         10-SB/A    Mar. 27, 2000     6.15
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.33 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and Jan A. King , effective
             January 20, 2000                                   X         10-SB/A    Mar. 27, 2000     6.17
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.34 . . .  Agreement of License and
             Purchase of Technology between
             SpaceDev and AMROC dated
             August 1998                                        X           10-SB    Jan. 18, 2000      6.4
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.35 . . .  1999 Stock Option Plan                             X            SB-2    July 25, 2003      4.8
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.36 . . .  First Amendment to 1999 Stock
             Option Plan                                        X            SB-2    July 25, 2003     4.14
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.37 . . .  1999 Employee Stock Purchase
             Plan                                               X           10-SB    Jan. 18, 2000      6.7
-----------------------------------------------------------------------------------------------------------


                                    PAGE II-7

-----------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  by Reference            SEC              No.
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.38 . . .  2004 Equity Incentive Plan                         X             S-8    Mar. 29, 2005     99.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.39 . . .  First Amendment to 1999 Employee
             Stock Purchase Plan                                X          10-KSB    Mar. 28, 2006    10.39
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.40 . . .  Executive Employment
             Agreement between SpaceDev,
             Inc.,  and James W. Benson dated
             December 20, 2005                                  X             8-K    Dec. 23, 2005     10.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.41 . . .  Executive Employment
             Agreement between SpaceDev,
             Inc.,  and Mark Sirangelo dated
             December 20, 2005                                  X             8-K    Dec. 23, 2005     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.42 . . .  Amended and Restated Executive
             Employment Agreement between
             SpaceDev, Inc.,  and Richard B.
             Slansky dated December 20,
             2005                                               X             8-K    Dec. 23, 2005     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.43 . . .  Non-Plan Stock Option
             Agreement with James W.
             Benson (evidencing an option to
             purchase up to 950,000 shares)
             dated December 20, 2005                            X             8-K    Dec. 23, 2005     10.6
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.44 . . .  Non-Plan Stock Option
             Agreement with Mark N.
             Sirangelo dated December 20,
             2005                                               X             8-K    Dec. 23, 2005     10.4
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.45 . . .  Non-Plan Stock Option
             Agreement with Richard B.
             Slansky dated December 20,
             2005                                               X             8-K    Dec. 23, 2005     10.5
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.46 . . .  Falcon Launch Services
             Agreement with Space
             Exploration Technologies
             Corporation dated November 15,
             2005 *                                             X           8-K/A    Dec. 22, 2005     10.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.47 . . .  Amendment No. 1 to the Secured
             Promissory Note with Starsys
             Research Corporation, dated
             December 20, 2005                                  X             8-K    Dec. 23, 2005    10.11
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.48 . . .  Non-Plan Stock Option
             Agreement with James W.
             Benson (evidencing an option to
             purchase up to 150,000 shares)
             dated December 20, 2005                            X             8-K    Dec. 23, 2005     10.7
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.49 . . .  Statement of Work with Andrews
             Space, Inc. awarded June 27,
             2005                                               X        10-QSB/A    Dec. 23, 2005     10.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.50 . . .  Securities Purchase Agreement
             dated January 11, 2001 (Laurus)                    X             8-K    Jan. 17, 2006     99.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.51 . . .  Registration Rights Agreement
             dated January 17, 2001 (Laurus)                    X             8-K    Jan. 17, 2006     99.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.52 . . .  Form of Preferred Stock Warrant
             (Laurus)                                           X             8-K    Jan. 17, 2006     99.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.53 . . .  Form of Common Stock Warrant
             (Laurus)                                           X             8-K    Jan. 17, 2006     99.4
-----------------------------------------------------------------------------------------------------------


                                    PAGE II-8

-----------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  by Reference            SEC              No.
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.54 . . .  Executive Employment
             Agreement with Scott Tibbitts
             Dated January 31, 2006                             X             8-K    Feb. 6, 2006      99.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.55 . . .  Executive Employment
             Agreement with Robert Vacek
             Dated January 31, 2006                             X             8-K    Feb. 6, 2006      99.2
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.56 . . .  Non-Competition Agreement
             with Scott Tibbitts dated January
             31, 2006                                           X             8-K    Feb. 6, 2006      99.3
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.57 . . .  Form of Standstill and Lock-up
             Agreement                                          X             8-K    Feb. 6, 2006      99.4
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
10.58 . . .  Amendment No. 2 to the
             SpaceDev 2004 Equity Incentive
             Plan                                               X             8-K    Feb. 6, 2006      99.5
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
21.1. . . .  List of Subsidiaries                               X          10-KSB    Mar. 28, 2006     21.1
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
23.1. . . .  Consent of PKF                         X
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
23.2. . . .  Consent of Clifton Gunderson LLP       X
-----------  ----------------------------------  --------  ------------  --------  ---------------  -------
-----------------------------------------------------------------------------------------------------------

* Registrant requested confidential treatment pursuant to Rule 406 for a portion of the referenced exhibit and has separately filed such exhibit with the Commission.